Exhibit 10.1

TRANSACTION SUPPORT AGREEMENT

This Transaction Support Agreement (this “Agreement”), dated as of July 18, 2022, is entered into by and among (a) The GEO Group, Inc., a Florida corporation (“GEO”), GEO Corrections Holdings, Inc., a Florida corporation (“Corrections”), GEO Australasia Holdings Pty Ltd., an Australian proprietary company (“GEO Australasia Holdings”), GEO Australasia Finance Holdings Pty Ltd., an Australian proprietary company, as trustee of the GEO Australasia Finance Holding Trust (the “Australian Trustee”), and certain other undersigned subsidiaries of GEO (collectively, and together with GEO, Corrections, GEO Australasia Holdings, and the Australian Trustee, the “Company Parties”); (b) BNP Paribas, as administrative agent for the lenders under the Existing Credit Agreement (as defined below) (solely in such capacity, and including any successors and permitted assigns, the “Administrative Agent”); (c) the undersigned Revolving Credit Lenders (as defined below) under the Existing Credit Agreement (collectively, the “Consenting Revolving Credit Lenders”); (d) the undersigned holders of, or nominees, investment managers, investment advisors, or subadvisors to funds and/or accounts that hold, or trustees of trusts that hold, certain of the outstanding Term Loans (as defined below) (collectively, the “Consenting Term Lenders”); and (e) the undersigned holders of, or nominees, investment managers, investment advisors, or subadvisors to funds and/or accounts that hold, or trustees of trusts that hold, the Senior Notes (as defined below) (collectively, the “Consenting Senior Noteholders” and, together with the Consenting Revolving Credit Lenders and the Consenting Term Lenders, the “Consenting Creditors”). Each of the foregoing parties is referred to individually as a “Party,” and such parties are referred to collectively as the “Parties.”

RECITALS

A GEO and Corrections, as borrowers, GEO Australasia Holdings and the Australian Trustee, as Australian borrowers, the Administrative Agent, and certain lenders (including the Consenting Revolving Credit Lenders and the Consenting Term Lenders) are party to that certain Third Amended and Restated Credit Agreement, dated as of March 23, 2017 (as amended, supplemented, or otherwise modified from time to time on or prior to the Effective Date, the “Existing Credit Agreement”), pursuant to which, among other things, (i) the Revolving Credit Lenders have provided Revolving Credit Commitments and made Revolving Credit Loans (each as defined below), and (ii) certain Term Lenders have made Term Loans (as defined below).

B GEO and the Senior Notes Trustees (as defined below) are party to certain Senior Notes Indentures (as defined below), pursuant to which GEO issued 2023 Senior Notes, 2024 Senior Notes, and 2026 Senior Notes (each as defined below).

C The Parties have, in good faith and at arm’s-length, negotiated a consensual recapitalization of certain funded debt obligations of the Company Parties, including all or a portion of the Revolving Credit Loans, Term Loans, and Senior Notes (the “Transaction”), on the terms and subject to the conditions set forth in this Agreement and the Transaction Term Sheet (as defined below).

D The Transaction comprises the elements summarized under the heading “Transaction Overview” in the Transaction Term Sheet.

E This Agreement sets forth the agreement among the Parties concerning their commitment to support and implement the Transaction, on the terms and subject to the conditions hereof.

AGREEMENT

Section 1. Definitions and Interpretation.

Section 1.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2023 Senior Noteholder” means a holder of 2023 Senior Notes.

“2023 Senior Notes” means 5 1⁄8% Senior Notes due 2023, issued by GEO under the 2023 Senior Notes Indenture in an initial aggregate principal amount of $300 million.

“2023 Senior Notes Indenture” means that certain Indenture, dated as of March 19, 2013, among GEO, as issuer, certain other Company Parties, as guarantors, and the 2023 Senior Notes Trustee.

“2023 Senior Notes Trustee” means Regions Bank, in its capacity as trustee under the 2023 Senior Notes Indenture, or its successor in such capacity.

“2024 Senior Noteholder” means a holder of 2024 Senior Notes.

“2024 Senior Notes” means 5 7⁄8% Senior Notes due 2024, issued by GEO under the 2024 Senior Notes Indenture in an initial aggregate principal amount of $250 million.

“2024 Senior Notes Indenture” means that certain Indenture, dated as of September 25, 2014, among GEO, as issuer, certain other Company Parties, as guarantors, and the 2024 Senior Notes Trustee, as supplemented by that certain First Supplement Indenture, dated as of September 25, 2014, among the same parties.

“2024 Senior Notes Trustee” means Regions Bank, in its capacity as trustee under the 2024 Senior Notes Indenture, or its successor in such capacity.

“2026 Senior Noteholder” means a holder of 2026 Senior Notes.

“2026 Senior Notes” means 6% Senior Notes due 2026, issued by GEO under the 2026 Senior Notes Indenture in an initial aggregate principal amount of $350 million.

“2026 Senior Notes Indenture” means that certain Indenture, dated as of September 25, 2014, among GEO, as issuer, certain other Company Parties, as guarantors, and the 2026 Senior Notes Trustee, as supplemented by that certain Second Supplement Indenture, dated as of April 18, 2016, among the same parties.

“2026 Senior Notes Indenture Modification” has the meaning set forth in the Transaction Term Sheet.

“2026 Senior Notes Private Exchange” has the meaning set forth in the Transaction Term Sheet.

“2026 Senior Notes Transaction” has the meaning set forth in the Transaction Term Sheet.

“2026 Senior Notes Trustee” means Regions Bank, in its capacity as trustee under the 2026 Senior Notes Indenture, or its successor in such capacity.

“Ad Hoc Groups” means, collectively, the Ad Hoc Noteholder Group and the Ad Hoc Term Lender Group.

“Ad Hoc Noteholder Group” means an informal group of certain Consenting Senior Noteholders represented by Akin Gump Strauss Hauer & Feld LLP and Houlihan Lokey Capital, Inc.

“Ad Hoc Term Lender Group” means an informal group of certain Consenting Term Lenders represented by Gibson Dunn & Crutcher LLP and Evercore Group L.L.C.

“Administrative Agent” has the meaning set forth in the preamble.

“Administrative Agent Consent Right” means the right of the Administrative Agent to approve (i) any of the Definitive Loan Documents (or any amendment, modifications, supplements, extensions, terminations, withdrawals, or waivers thereto), (ii) the Notes/Credit Intercreditor Agreement, and (iii) any of the other Definitive Documents (or any amendment, modifications, supplements, extensions, terminations, withdrawals, or waivers thereto), in each case as directed by Consenting Revolving Credit Lenders and/or Consenting Term Lenders constituting Required Lenders (as defined in the Existing Credit Agreement), except to the extent that approval of such Definitive Documents would (A) in the Administrative Agent’s opinion or the opinion of its counsel, expose the Administrative Agent to liability or would be contrary to any Existing Loan Document or applicable law (within the meaning of Section 8.03(b) of the Existing Credit Agreement), or (B) amend, modify, or otherwise affect the rights or duties of the Administrative Agent (within the meaning of the second proviso of Section 9.02(b) of the Existing Credit Agreement).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person.

“Agreement” has the meaning set forth in the preamble.

“Agreement Effective Date” has the meaning set forth in Section 9.11.

“Alternative Transaction” means any dissolution, winding up, liquidation, reorganization, recapitalization, receivership, assignment for the benefit of creditors, merger, consolidation, business combination, joint venture, partnership, sale, financing (debt or equity), or restructuring of or involving the Company Parties (or any of their assets, liabilities, or equity interests), in each case that is an alternative to the Transaction (it being understood and agreed that the matters described in Section 3.1(e) do not constitute an Alternative Transaction), other than transactions in the ordinary course of business that are permitted under the Existing Credit Agreement and the Senior Notes Indentures.

“Australian Trustee” has the meaning set forth in the preamble.

“Automatic Termination Event” has the meaning set forth in Section 5.7.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., as amended.

“Business Day” means any day other than a Saturday, Sunday, or any other day on which banks in New York, New York are authorized or required by law to close.

“Company Parties” has the meaning set forth in the preamble.

“Company Party Advisors” means Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company Parties, Akerman LLP, counsel to the Company Parties, and Lazard Frères & Co. LLC, financial advisor to the Company Parties.

“Company Termination Event” has the meaning set forth in Section 5.6.

“Consent Solicitation” has the meaning set forth in the Transaction Term Sheet.

“Consenting 2023 Senior Noteholder” means a 2023 Senior Noteholder that is a Consenting Senior Noteholder.

“Consenting 2024 Senior Noteholder” means a 2024 Senior Noteholder that is a Consenting Senior Noteholder.

“Consenting 2026 Senior Noteholder” means a 2026 Senior Noteholder that is a Consenting Senior Noteholder.

“Consenting Creditor Advisor Fee Letters” means, collectively, the fee letters, engagement letters, and similar agreements between GEO and certain of the Consenting Creditor Advisors, pursuant to which GEO has agreed to pay certain fees and expenses incurred by such Consenting Creditor Advisors in connection with the Transaction.

“Consenting Creditor Advisor Fees and Expenses” means fees and expenses incurred by a Consenting Creditor Advisor in connection with the negotiation, formulation, preparation, execution, delivery, implementation, consummation, and/or enforcement of this Agreement, the Transaction, and/or any of the other Definitive Documents and payable or reimbursable by GEO pursuant to a Consenting Creditor Advisor Fee Letter or the Existing Credit Agreement, as applicable; provided that the fees and expenses of a Consenting Creditor Advisor of a type described in clause (c) of the definition thereof will constitute Consenting Creditor Advisor Fees and Expenses only to the extent that (a) GEO consented to pay or reimburse the fees and expenses of such Consenting Creditor Advisor by executing a Consenting Creditor Advisor Fee Letter with such Consenting Creditor Advisor or (b) in the case of a Consenting Creditor Advisor retained by the Administrative Agent, the fees and expenses of such Consenting Creditor Advisor are payable or reimbursable by GEO pursuant to the Existing Credit Agreement.

“Consenting Creditor Advisors” means, collectively, (a) the counsel and financial advisors to the Ad Hoc Noteholder Group and Ad Hoc Term Lender Group specified in the respective definitions thereof; (b) Mayer Brown LLP and FTI Consulting, Inc., as counsel and financial advisor, respectively, to the Administrative Agent; and (c) such other professionals as may be retained by an Ad Hoc Group or the Administrative Agent in connection with the Transaction.

“Consenting Creditors” has the meaning set forth in the preamble.

“Consenting Non-Extending Term Lender” means a Consenting Term Lender that is a Non-Extending Term Lender.

“Consenting Revolving Credit Lender Termination Event” has the meaning set forth in Section 5.2.

“Consenting Revolving Credit Lenders” has the meaning set forth in the preamble.

“Consenting Revolving Credit Lenders Consent Right” means the right of the Consenting Revolving Credit Lenders to approve (i) any of the Definitive Loan Documents (or any amendment, modifications, supplements, extensions, terminations, withdrawals, or waivers thereto) in their reasonable discretion, (ii) the Notes/Credit Intercreditor Agreement, and (iii) any of the other Definitive Documents (or any amendment, modifications, supplements, extensions, terminations, withdrawals, or waivers thereto), in each case of this clause (iii) solely to the extent such Definitive Documents materially and adversely affect, directly or indirectly, (A) the rights, benefits, and waivers proposed to be granted to, or received by the Consenting Revolving Credit Lenders pursuant to this Agreement or the Definitive Loan Documents or (B) the obligations that the Consenting Revolving Credit Lenders may have pursuant to this Agreement, which consent, in the case of this clause (iii), shall not be unreasonably withheld, conditioned, or delayed.

“Consenting Senior Noteholder Termination Event” has the meaning set forth in Section 5.4.

“Consenting Senior Noteholders” has the meaning set forth in the preamble.

“Consenting Senior Noteholders Consent Right” means the right of the Consenting Senior Noteholders to approve (i) any of the Definitive Exchange Documents (or any amendment, modifications, supplements, extensions, terminations, withdrawals, or waivers thereto), in their reasonable discretion, (ii) the Notes/Credit Intercreditor Agreement, and (iii) any of the other Definitive Documents (or any amendment, modifications, supplements, extensions, terminations, withdrawals, or waivers thereto), in each case of this clause (iii) solely to the extent such Definitive Documents materially and adversely affect, directly or indirectly, (A) the rights, benefits, and waivers proposed to be granted to, or received by the Consenting Senior Noteholders pursuant to this Agreement or the Definitive Exchange Documents or (B) the obligations that the Consenting Senior Noteholders may have pursuant to this Agreement, which consent, in the case of this clause (iii), shall not be unreasonably withheld, conditioned, or delayed.

“Consenting Term Lender Termination Event” has the meaning set forth in Section 5.3.

“Consenting Term Lenders” has the meaning set forth in the preamble.

“Consenting Term Lenders Consent Right” means the right of the Consenting Term Lenders to approve (i) any of the Definitive Loan Documents (or any amendment, modifications, supplements, extensions, terminations, withdrawals, or waivers thereto), in their reasonable discretion, (ii) the Notes/Credit Intercreditor Agreement, and (iii) any of the other Definitive Documents (or any amendment, modifications, supplements, extensions, terminations, withdrawals, or waivers thereto), in each case of this clause (iii) solely to the extent such Definitive Documents materially and adversely affect, directly or indirectly, (A) the rights, benefits, and waivers proposed to be granted to, or received by the Consenting Term Lenders pursuant to this Agreement or the Definitive Loan Documents or (B) the obligations that the Consenting Term Lenders may have pursuant to this Agreement, which consent, in the case of this clause (iii), shall not be unreasonably withheld, conditioned, or delayed.

“control” means with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement, or otherwise, with the terms “controlling,” “controlled by,” and “under common control with” having correlative meanings.

“Corrections” has the meaning set forth in the preamble.

“Credit Collateral Documents” has the meaning set forth in Section 2.2(a)(x).

“Credit Facility Transaction” has the meaning set forth in the Transaction Term Sheet.

“Credit Facility Transaction Term Sheet” means the term sheet, constituting a part of the Transaction Term Sheet, that sets forth certain material terms of the Credit Facility Transaction, including the material terms of the Exchange Credit Agreement and the Existing Credit Agreement Amendment.

“Credit Intercreditor Agreement” has the meaning set forth in Section 2.2(a)(ix).

“Definitive Documents” has the meaning set forth in Section 2.2(a).

“Definitive Exchange Documents” means the Offering and Consent Solicitation Materials, the New Public Second Lien Notes Indenture, the New Private Second Lien Notes Indenture, the Supplemental Senior Notes Indentures, the New Second Lien Notes Collateral Trust Agreement, the Notes Collateral Documents, and any other documents necessary or desirable to effectuate the Public Exchange Offer or the 2026 Senior Notes Private Exchange (or any amendment, modifications, supplements, extensions, terminations, withdrawals, or waivers thereto).

“Definitive Loan Documents” means the Exchange Credit Agreement, the Existing Credit Agreement Amendment, the Term Loan Exchange Documents, the Credit Intercreditor Agreement, and the Credit Collateral Documents (or any amendment, modifications, or supplements thereto).

“Effective Date” means the date on which the Transaction is consummated in accordance with the terms of this Agreement and the applicable Definitive Documents.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Credit Agreement” means the credit agreement governing the Exchange Credit Facility, to be entered into on the Effective Date among GEO and Corrections, as borrowers, the other Company Parties, as guarantors, and the Exchange Credit Facility Agent, the material terms of which are set forth in the Credit Facility Transaction Term Sheet.

“Exchange Credit Facility” means the credit facilities established on the Effective Date in connection with the Credit Facility Transaction, including the Exchange RCF, the Tranche 1 Exchange Term Loans, the Tranche 2 Exchange Term Loans, and the Tranche 3 Exchange Term Loans.

“Exchange Credit Facility Agent” means Alter Domus (US) LLC, solely in its capacity as administrative agent for the lenders under the Exchange Credit Agreement, and includes any of its successors and permitted assigns in such capacity.

“Exchange Form S-4” has the meaning set forth in the definition of “Prospectus.”

“Exchange RCF” has the meaning set forth in the Credit Facility Transaction Term Sheet.

“Existing Credit Agreement” has the meaning set forth in Recital A.

“Existing Credit Agreement Amendment” has the meaning set forth in the Transaction Term Sheet.

“Existing Loan Documents” has the meaning ascribed to the term “Loan Documents” in the Existing Credit Agreement.

“Expiration Date” means the date on which the Public Exchange Offer expires.

“GEO” has the meaning set forth in the preamble.

“GEO Australasia Holdings” has the meaning set forth in the preamble.

“Holdings Confirmation” means a letter delivered by each Consenting Senior Noteholder that is a member of the Ad Hoc Noteholder Group to counsel to the Company Parties concurrently with each such Consenting Senior Noteholder’s signature page to this Agreement, disclosing the Revolving Credit Commitments, Term Loans, and/or Senior Notes then owned by such Consenting Senior Noteholder, which Holdings Confirmation shall be held on a confidential basis and shall be subject to the last sentence of Section 9.14.

“Minimum Participation Threshold” means the Participation of: (a)(i) Revolving Credit Lenders that collectively hold at least 62 1⁄3% of the Revolving Credit Commitments outstanding immediately prior to the occurrence of the Effective Date in the RCF Transaction and (ii) Revolving Credit Lenders that collectively hold at least 28% of the Revolving Credit Commitments outstanding immediately prior to the occurrence of the Effective Date in the Non-Extending Revolving Credit Lender Transaction; (b) Term Lenders that collectively hold at least 70% of the aggregate principal amount of Term Loans outstanding as of the Effective Date in the Term Loan Transaction; (c) 2023 Senior Noteholders that collectively hold greater than 50% of the aggregate principal amount of 2023 Senior Notes outstanding as of the Effective Date in the Public Exchange Offer and/or the Consent Solicitation; (d) 2024 Senior Noteholders that collectively hold greater than 50% of the aggregate principal amount of 2024 Senior Notes outstanding as of the Effective Date in the Public Exchange Offer and/or the Consent Solicitation; and (e) 2026 Senior Noteholders that collectively hold greater than 50% of the aggregate principal amount of 2026 Senior Notes outstanding as of the Effective Date in the 2026 Senior Notes Transaction.

“New Private Second Lien Notes” means 9.5% senior secured second lien notes due December 31, 2028, to be issued by GEO on the Effective Date to 2026 Senior Noteholders that Participate in the 2026 Senior Notes Transaction.

“New Private Second Lien Notes Indenture” means an indenture to be entered into among GEO and the New Private Second Lien Notes Trustee on the Effective Date, under which GEO will issue the New Private Second Lien Notes, which shall have substantially the same terms as the New Public Second Lien Notes DoN other than with respect to interest rate and maturity as specified in the definition of “New Private Second Lien Notes.”

“New Private Second Lien Notes Trustee” means Ankura Trust Company, LLC, in its capacity as indenture trustee for the holders of the New Private Second Lien Notes, or its successor in such capacity.

“New Public Second Lien Notes” means 10.5% senior secured second lien notes due June 30, 2028, to be issued by GEO on the Effective Date to 2023 Senior Noteholders and 2024 Senior Noteholders that Participate in the Public Exchange Offer.

“New Public Second Lien Notes DoN” means the “Description of the New Notes” for the New Public Second Lien Notes included in the Prospectus and attached to the Transaction Term Sheet.

“New Public Second Lien Notes Indenture” means an indenture to be entered into among GEO and the New Public Second Lien Notes Trustee on the Effective Date, under which GEO will issue the New Public Second Lien Notes.

“New Public Second Lien Notes Trustee” means Ankura Trust Company, LLC, in its capacity as indenture trustee for the holders of the New Public Second Lien Notes, or its successor in such capacity.

“New Second Lien Notes Collateral Trust Agreement” has the meaning set forth in Section 2.2(a)(ix).

“New Second Lien Notes Collateral Trustee” has the meaning set forth in Section 2.2(a)(ix).

“Non-Extending Revolving Credit Lender” means any Revolving Credit Lender that agrees, on the terms and subject to the conditions hereof, to Participate in the Non-Extending Revolving Credit Lender Transaction. For the avoidance of doubt, a Non-Extending Revolving Credit Lender is not a Participating Revolving Credit Lender.

“Non-Extending Revolving Credit Lender Assignee” has the meaning set forth in the Transaction Term Sheet.

“Non-Extending Revolving Credit Lender Assignment” has the meaning set forth in the Transaction Term Sheet.

“Non-Extending Revolving Credit Lender Assignment Agreement” has the meaning set forth in the Transaction Term Sheet.

“Non-Extending Revolving Credit Lender Termination Event” has the meaning set forth in Section 5.5.

“Non-Extending Revolving Credit Lender Transaction” has the meaning set forth in the Transaction Term Sheet.

“Non-Extending Term Lender” means a Term Lender (including, for the avoidance of doubt, a Consenting Term Lender) that is not a Participating Term Lender.

“Notes Collateral Documents” has the meaning set forth in Section 2.2(a)(x).

“Notes/Credit Intercreditor Agreement” has the meaning set forth in Section 2.2(a)(ix).

“Offering and Consent Solicitation Materials” has the meaning set forth in Section 2.2(a)(i).

“Open-Market Purchase Agreement” has the meaning set forth in Section 2.2(a)(vii).

“Outside Date” means the date that is 100 days following the Agreement Effective Date.

“Participate” means: (a) with respect to the RCF Transaction, a Participating Revolving Credit Lender’s timely execution and delivery of all Definitive Documents reasonably necessary for such Participating Revolving Credit Lender to exchange its Revolving Credit Commitments and Revolving Credit Loans for the RCF Transaction Consideration, consent to the Existing Credit Agreement Amendment, and otherwise approve, implement, and effect the RCF Transaction; (b) with respect to the Non-Extending Revolving Credit Lender Transaction, a Non-Extending Revolving Credit Lender’s consummation of its Non-Extending Revolving Credit Lender Assignment immediately prior to (but substantially contemporaneously with) the occurrence of the Effective Date, consent to the Existing Credit Agreement Amendment (solely in its capacity as a holder of Stub Term Loans (as defined in the Credit Facility Transaction Term Sheet)), and exchange of its remaining Revolving Credit Loans (after giving effect to its Non-Extending Revolving Credit Lender Assignment) for cash and term loans under the Exchange Credit Agreement; (c) with respect to a Consenting Non-Extending Term Lender, such Consenting Non-Extending Term Lender’s timely execution and delivery of a consent to the Existing Credit Agreement Amendment (which, for the avoidance of doubt, shall not require such Consenting Non-Extending Term Lender to sell, assign, or transfer its Term Loans to GEO in the Term Loan Transaction), and all other Definitive Documents reasonably necessary for such Consenting Non-Extending Term Lender to consent to the Existing Credit Agreement Amendment; (d) with respect to the Term Loan Transaction, a Participating Term Lender’s timely execution and delivery of an Open-Market Purchase Agreement and all other Definitive Documents necessary for such Participating Term Lender to exchange its Term Loans, consent to the Existing Credit Agreement Amendment, and otherwise approve, implement, and effect the Term Loan Transaction; (e) with respect to the Public Exchange Offer, a 2023 Senior Noteholder or 2024 Senior Noteholder’s timely tender of its 2023 Senior Notes or 2024 Senior Notes, as applicable, pursuant to the terms of the Public Exchange Offer, and non-revocation or withdrawal of such tender; (f) with respect to the Consent Solicitation, a 2023 Senior Noteholder or 2024 Senior Noteholder’s timely provision of its consent to the adoption of the Supplemental Senior Notes Indenture for the 2023 Senior Notes or the 2024 Senior Notes, as applicable; and (g) with respect to the 2026 Senior Notes Transaction, a 2026 Senior Noteholder’s execution and delivery of all Definitive Documents necessary for such 2026 Senior Noteholder to exchange its 2026 Senior Notes held as of the Agreement Effective Date and consent to the adoption of the Supplemental Senior Notes Indenture for the 2026 Senior Notes, in each case as contemplated by this Agreement. “Participation” has a correlative meaning.

“Participating Revolving Credit Lender” means any Revolving Credit Lender that agrees, on the terms and subject to the conditions hereof, to Participate in the RCF Transaction.

“Participating Term Lenders” has the meaning set forth in the Transaction Term Sheet.

“Party” has the meaning set forth in the preamble.

“Permitted Transferee” means an RCF Permitted Transferee, Term Loan Permitted Transferee, or Senior Notes Permitted Transferee.

“Person” means an individual, partnership, joint venture, limited liability company, corporation, trust, unincorporated organization, group, or any other legal entity or association.

“Prospectus” means the Prospectus and Consent Solicitation Statement to be filed with the SEC on Form S-4 (the “Exchange Form S-4”), which will constitute a registration statement for the New Public Second Lien Notes and the definitive offer to exchange and consent solicitation statement for the Public Exchange Offer and Consent Solicitation, respectively.

“Public Disclosure” has the meaning set forth in Section 9.14.

“Public Exchange Offer” has the meaning set forth in the Transaction Term Sheet.

“Public Exchange Offer Commencement Date” means that date on which GEO commences the Public Exchange Offer.

“Qualified Marketmaker” means a Person that (a) holds itself out to the public, the syndicated loan market, or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers claims against the Company Parties (including Revolving Credit Commitments, Revolving Credit Loans, Term Loans, and Senior Notes), or enter with customers into long and short positions in claims against the Company Parties, in each case in its capacity as a dealer or marketmaker in such claims, and (b) is, in fact, regularly in the business of making a market in such claims against Company Parties.

“RCF Permitted Transferee” has the meaning set forth in Section 6.1.

“RCF Transaction” has the meaning set forth in the Transaction Term Sheet.

“RCF Transaction Consideration” has the meaning set forth in the Transaction Term Sheet.

“RCF Transfer” has the meaning set forth in Section 6.1.

“Required Consenting Creditors” means each of the Required Consenting Revolving Credit Lenders, the Required Consenting Term Lenders, and the Required Consenting Senior Noteholders.

“Required Consenting Revolving Credit Lenders” means, as of any date of determination, Consenting Revolving Credit Lenders that collectively hold greater than 50% of the Revolving Credit Commitments held by all Consenting Revolving Credit Lenders as of such date.

“Required Consenting Senior Noteholders” means, as of any date of determination, (a) Consenting Senior Noteholders that collectively hold greater than 50% of the aggregate outstanding principal amount of the Senior Notes (taken together as a single class) held by all Consenting Senior Noteholders as of such date, and (b) if a modification, amendment, waiver, or supplementation of this Agreement would disproportionately and adversely affect the rights, obligations, or benefits of any series of Senior Notes relative to any other series of Senior Notes, Consenting Senior Noteholders that collectively hold greater than 50% of the aggregate outstanding principal amount of such series of Senior Notes held by all Consenting Senior Noteholders as of such date.

“Required Consenting Term Lenders” means, as of any date of determination, Consenting Term Lenders that collectively hold greater than 50% of the aggregate outstanding principal amount of the Term Loans held by all Consenting Term Lenders as of such date.

“Revolving Credit Commitment” has the meaning set forth in the Existing Credit Agreement.

“Revolving Credit Lender” has the meaning set forth in the Existing Credit Agreement.

“Revolving Credit Lender Participation Schedule” has the meaning set forth in the Transaction Term Sheet.

“Revolving Credit Lender Transferee Joinder” means a joinder to this Agreement substantially in the form attached as Exhibit B hereto.

“Revolving Credit Loan” has the meaning set forth in the Existing Credit Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Noteholder Transferee Joinder” means a joinder to this Agreement substantially in the form attached as Exhibit D hereto.

“Senior Noteholders” means, collectively, the 2023 Senior Noteholders, the 2024 Senior Noteholders, and the 2026 Senior Noteholders.

“Senior Notes” means, collectively, the 2023 Senior Notes, the 2024 Senior Notes, and the 2026 Senior Notes.

“Senior Notes Indentures” means, collectively, the 2023 Senior Notes Indenture, the 2024 Senior Notes Indenture, and the 2026 Senior Notes Indenture.

“Senior Notes Permitted Transferee” has the meaning set forth in Section 6.3.

“Senior Notes Transaction” has the meaning set forth in the Transaction Term Sheet.

“Senior Notes Transfer” has the meaning set forth in Section 6.3.

“Senior Notes Trustees” means, collectively, the 2023 Senior Notes Trustee, the 2024 Senior Notes Trustee, and the 2026 Senior Notes Trustee.

“Supplemental Senior Notes Indentures” has the meaning set forth in Section 2.2(a)(iii).

“Term Lender Transferee Joinder” means a joinder to this Agreement substantially in the form attached as Exhibit C hereto.

“Term Lenders” has the meaning ascribed to such term in the Existing Credit Agreement.

“Term Loan Exchange Documents” has the meaning set forth in Section 2.2(a)(vii).

“Term Loan Permitted Transferee” has the meaning set forth in Section 6.2.

“Term Loan Transaction” has the meaning set forth in the Transaction Term Sheet.

“Term Loan Transfer” has the meaning set forth in Section 6.2.

“Term Loans” has the meaning set forth in the Existing Credit Agreement.

“Termination Date” has the meaning set forth in Section 5.8.

“Termination Event” means any Automatic Termination Event, Company Termination Event, Consenting Senior Noteholder Termination Event, Consenting Term Lender Termination Event, Consenting Revolving Credit Lender Termination Event, or Non-Extending Revolving Credit Lender Termination Event.

“Tranche 1 Exchange Term Loans” has the meaning set forth in the Credit Facility Transaction Term Sheet.

“Tranche 2 Exchange Term Loans” has the meaning set forth in the Credit Facility Transaction Term Sheet.

“Tranche 3 Exchange Term Loans” has the meaning set forth in the Credit Facility Transaction Term Sheet.

“Transaction” has the meaning set forth in Recital C.

“Transaction Term Sheet” means the term sheet attached as Exhibit A hereto, including the Credit Facility Transaction Term Sheet and the New Public Second Lien Notes DoN.

“Transfer” means to (a) sell, transfer, assign, hypothecate, pledge, or otherwise dispose of, directly or indirectly, right, title, or interest in or with respect to any security, loan, credit commitment, or other obligation, in whole or in part, or (b) deposit any such security, loan, credit commitment, or other obligation, into a voting trust, or to grant a proxy or enter into a voting agreement with respect to any such security, loan, credit commitment, or other obligation. “Transferor” and “Transferee” have correlative meanings.

Section 1.2 Rules of Interpretation. For purposes of this Agreement:

(a) each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include all of the masculine, feminine, and neuter gender;

(b) capitalized terms defined only in the singular or the plural shall nonetheless have their defined meanings when used in both the singular and the plural;

(c) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;

(d) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit as it may have been or may be amended, restated, supplemented, or otherwise modified from time to time; provided that any capitalized terms herein that are defined with reference to another agreement are defined with reference to such other agreement as of the Agreement Effective Date, without giving effect to any termination of such other agreement or any amendments to such capitalized terms in any such other agreement following the Agreement Effective Date;

(e) unless otherwise specified, all references herein to “sections” and “exhibits” are references to the sections of and exhibits to this Agreement;

(f) the words “herein,” “hereof,” and “hereto” refer to this Agreement in its entirety rather than to any particular provision of this Agreement;

(g) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable corporation, partnership, and limited liability company laws;

(h) the use of “include” or “including” is without limitation, whether stated or not; and

(i) the definitions of terms in the preamble, the recitals, and this Section 1 shall have the same force and effect as all decretal provisions of this Agreement.

Section 2. Exhibits; Definitive Documentation.

Section 2.1 Exhibits. The Transaction Term Sheet and each of the other exhibits attached hereto or thereto are incorporated by reference herein and made a part of this Agreement as if fully set forth herein, and all references to this Agreement include and incorporate all such exhibits; provided, however, (a) to the extent that there is a conflict between this Agreement, on the one hand, and the Transaction Term Sheet, on the other hand, the terms and provisions of the Transaction Term Sheet shall govern, and (b) to the extent that there is a conflict between the Transaction Term Sheet or this Agreement, on the one hand, and the Definitive Documents, on the other hand, the terms and provisions of the Definitive Documents will govern. Neither this Agreement nor the Transaction Term Sheet, nor any provision hereof or thereof, may be modified, waived, amended, or supplemented, except in accordance with Section 9.6.

Section 2.2 Definitive Documents.

(a) The Transaction will be implemented pursuant to the following agreements and related documentation (collectively, the “Definitive Documents”):

(i) the Prospectus and related offering materials for the Public Exchange Offer and the Consent Solicitation (collectively, the “Offering and Consent Solicitation Materials”);

(ii) the New Public Second Lien Notes Indenture and the New Private Second Lien Notes Indenture;

(iii) documents necessary or desirable to modify the Senior Notes Indentures as contemplated by the Consent Solicitation and the 2026 Senior Notes Indenture Modification, as applicable, including supplemental indentures for each existing Senior Notes Indenture (collectively, the “Supplemental Senior Notes Indentures”);

(iv) documents necessary or desirable to effectuate the 2026 Senior Notes Private Exchange;

(v) the Exchange Credit Agreement;

(vi) the Existing Credit Agreement Amendment;

(vii) agreements between GEO and each Participating Term Lender pursuant to which such Participating Term Lender will sell, assign, and transfer to GEO a portion of its existing Term Loans in exchange for cash and Tranche 1 Exchange Term Loans, as further specified in the Transaction Term Sheet (collectively, the “Open-Market Purchase Agreements”) and related procedures, forms, and other documents necessary or desirable to effect the Term Loan Transaction (collectively, and together with the Open-Market Purchase Agreements, the “Term Loan Exchange Documents”);

(viii) the Non-Extending Revolving Credit Lender Assignment Agreements; provided that each Non-Extending Revolving Credit Lender Assignment Agreement shall only be in form and substance acceptable to the Company Parties, the applicable Non-Extending Revolving Credit Lender, and the applicable Non-Extending Revolving Credit Lender Assignee;

(ix) the following new intercreditor agreements: (A) a collateral trust agreement among the collateral trustee for the New Public Second Lien Notes and the New Private Second Lien Notes (the “New Second Lien Notes Collateral Trustee”), the New Public Second Lien Notes Trustee, the New Private Second Lien Notes Trustee, and the Company Parties (the “New Second Lien Notes Collateral Trust Agreement”); (B) a pari passu intercreditor agreement among the Administrative Agent, the Exchange Credit Facility Agent, and the Company Parties (the “Credit Intercreditor Agreement”); and (C) a first lien/second lien intercreditor agreement among the Administrative Agent, the Exchange Credit Facility Agent, the New Second Lien Notes Collateral Trustee, and the Company Parties (the “Notes/Credit Intercreditor Agreement”);

(x) security and collateral documents and/or other ancillary debt documents to be entered into in connection with (A) the Existing Credit Agreement Amendment and the Exchange Credit Agreement (collectively, the “Credit Collateral Documents”) and (B) the New Public Second Lien Notes Indenture, the New Private Second Lien Notes Indenture, and the Supplemental Senior Notes Indentures (collectively, the “Notes Collateral Documents”); and

(xi) all other ancillary and related documents and instruments entered into in connection with the Transaction.

(b) The Definitive Documents, other than the Offering and Consent Solicitation Materials, the Non-Extending Revolving Credit Lender Assignment Agreements, and those the form of which is appended to this Agreement, remain subject to negotiation and completion and will, upon completion, contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement and will be in form and substance reasonably satisfactory to the Company Parties, the Administrative Agent (subject to the Administrative Agent Consent Right and Section 9.19), the Required Consenting Revolving Credit Lenders (subject to the Consenting Revolving Credit Lenders Consent Right), the Required Consenting Senior Noteholders (subject to the Consenting Senior Noteholders Consent Right), and the Required Consenting Term Lenders (subject to the Consenting Term Lenders Consent Right).

Section 3. Commitments of the Parties.

Section 3.1 Commitments of the Company. On the terms and subject to the conditions of this Agreement, and for so long as no Termination Date has occurred, each Company Party agrees:

(a) to prepare or cause the preparation of the Definitive Documents, provide draft copies of the Definitive Documents to the Consenting Creditors, and afford the Consenting Creditors a reasonable opportunity to review and comment on the Definitive Documents (which comments the Company Parties will consider in good faith);

(b) to cooperate in good faith with the Consenting Creditors to negotiate, complete, execute, and deliver, as applicable, the Definitive Documents;

(c) to use commercially reasonable efforts to take, or cause to be taken, all actions necessary, proper, or advisable to consummate the Transaction;

(d) without limiting the generality of the foregoing clause (c), to:

(i) (A) distribute the Prospectus and other Offering and Consent Solicitation Materials to 2023 Senior Noteholders and 2024 Senior Noteholders and (B) file the Prospectus with the SEC, in each case at or prior to the times set forth in Section 5.2(f) and Section 5.2(g), respectively;

(ii) solicit tenders, consents, and acceptances from the 2023 Senior Noteholders and 2024 Senior Noteholders, in accordance with this Agreement and the Offering and Consent Solicitation Materials;

(iii) use commercially reasonable efforts to timely file all amendments to the Prospectus that the Company Parties reasonably deem necessary or advisable, including (A) an amended Prospectus attaching as exhibits a form of the New Public Second Lien Notes Indenture and forms of the Supplemental Senior Notes Indentures with respect to the 2023 Senior Notes and the 2024 Senior Notes and (B) a final Prospectus, as soon as reasonably practicable after the SEC declares the Exchange Form S-4 effective;

(iv) use commercially reasonable efforts to cause the Prospectus to become effective as soon as reasonably practicable, including by (A) responding promptly to comments from the SEC thereon and (B) requesting acceleration of the effective date of the Prospectus pursuant to Rule 461 under the Securities Act;

(v) coordinate with counsel to the Administrative Agent and the Ad Hoc Term Lender Group to facilitate the distribution of the Term Loan Exchange Documents to Term Lenders on or as soon as reasonably practicable following the Public Exchange Offer Commencement Date, and otherwise solicit the Participation of Term Lenders in the Term Loan Transaction; and

(vi) subject to the conditions precedent set forth in Section 4 and the performance by the Consenting Creditors of their respective obligations hereunder, use commercially reasonable efforts to (A) cause the Effective Date to occur no later than three Business Days following the Expiration Date, and (B) consummate the Transaction on the Effective Date, including by executing and delivering the applicable Definitive Documents to which the Company Parties are to be party;

(e) to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Transaction, to use commercially reasonable efforts to negotiate with the Consenting Creditors appropriate additional or alternative provisions or alternative implementation mechanics to address any such impediment; provided that the economic outcome for the Company Parties and the other material terms of this Agreement are substantially preserved by such additional or alternate provisions or alternative implementation mechanics;

(f) to promptly pay all Consenting Creditor Advisor Fees and Expenses as the same become due and payable in accordance with the terms and subject to the standards and conditions of the applicable Consenting Creditor Advisor Fee Letter or Existing Credit Agreement, as applicable (it being understood and agreed that the reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates in connection with the Transaction are reimbursable pursuant to the terms of Section 9.03 of the Existing Credit Agreement, whether or not the Transaction is consummated);

(g) to cause one or more Affiliates of the Company Parties that are Unrestricted Subsidiaries under (and as defined in) the Existing Credit Agreement to transfer to the Company Parties no later than the Effective Date $130 million in cash held by such Unrestricted Subsidiaries as Investments (as defined in the Existing Credit Agreement) as of June 30, 2022;

(h) (i) not to seek, solicit, support, formulate, entertain, encourage, engage in any inquiries or discussions concerning, or enter into any agreements relating to, any Alternative Transaction, and (ii) if a Company Party receives an unsolicited bona fide proposal or expression of interest with respect to an Alternative Transaction, the Company Parties will, within 48 hours of the receipt of such proposal or expression of interest, notify counsel to the Administrative Agent and counsel to the Ad Hoc Groups of the receipt thereof, with such notice to include a copy thereof, including the identity of the person or group of persons involved in making such proposal;

(i) to use commercially reasonable efforts to promptly provide, during normal business hours, the Consenting Creditor Advisors with any documentation or information they may reasonably request to facilitate the Transaction (including informational reports on the status of the Transaction and the operations of the Company Parties), subject to any confidentiality restrictions or applicable laws to which the Company Parties may be subject (including attorney-client privilege) and provided the Company Parties can provide such documents or information without undue burden or expense or materially disrupting their day-to-day operations;

(j) to conduct its business in the ordinary course consistent with past practice and in light of prevailing market conditions, and to use commercially reasonable efforts to (i) preserve intact its present business organization, (ii) maintain in effect all of its material foreign, federal, state, and local licenses, permits, consents, franchises, approvals, and authorizations required to operate its business, (iii) keep available the services of its directors, officers, and key employees, (iv) maintain satisfactory relationships with its material customers, material suppliers, and others having material business relationships with it, and (v) maintain its good standing under the laws of the state or other jurisdiction in which it is incorporated or organized;

(k) that it shall not (i) object to, delay, or impede the Transaction or initiate any legal proceedings that are inconsistent with, or that would delay, prevent, frustrate, or impede the approval, solicitation, or consummation of, the Transaction, the Definitive Documents, or any other transactions outlined therein, (ii) amend, modify, supplement, extend, terminate, withdraw, or waive any terms or conditions of the Public Exchange Offer or the 2026 Senior Notes Private Exchange without the prior written consent of the Required Consenting Senior Noteholders, subject to the Consenting Senior Noteholders Consent Right, (iii) take any other action that is barred by this Agreement except as required by applicable law or regulations, or (iv) fail or omit to take any action that is required by this Agreement or the Definitive Documents except as required by applicable law or regulation; provided that the Company Parties shall, if legally permitted to do so, notify the Consenting Creditor Advisors within 48 hours of their determination pursuant to the foregoing clause (iii) or (iv) that applicable law or regulation requires any act or omission otherwise barred or required by this Agreement;

(l) to promptly inform the Consenting Creditor Advisors in writing (email being sufficient) as soon as reasonably practicable (and in any event within one Business Day) after becoming aware of: (i) any event or circumstance that has occurred, or that is reasonably likely to occur, and (if it did so occur) that would permit any Party to terminate, or that would result in the termination of, this Agreement; (ii) any matter or circumstance that they know, or suspect is likely, to be a material impediment to the implementation or consummation of the Transaction; (iii) any notice of any commencement of any material involuntary insolvency proceedings, legal suit for payment of debt, or securement of security from or by any person in respect of any Company Party or any subsidiary or Affiliate of a Company Party; or (iv) the commencement of any material governmental or third-party complaints, litigations, investigations, or hearings (or communications indicating that the same may be contemplated or threatened) against or with respect to the Company Parties; and

(m) if the Company Parties know of a breach by any Party (including a Company Party) of such Party’s obligations, undertakings, representations, warranties, or covenants set forth in this Agreement or any other Definitive Document, to furnish prompt written notice (and in any event within one Business Day of such actual knowledge) to the Consenting Creditor Advisors.

Section 3.2 Commitments of the Consenting Creditors.

(a) Commitments of the Consenting Revolving Credit Lenders.

(i) On the terms and subject to the conditions of this Agreement, and for so long as no Termination Date has occurred, each Participating Revolving Credit Lender agrees, severally and not jointly:

(1) to cooperate in good faith and coordinate activities (to the extent practicable and subject to the terms hereof) with the Company Parties and the other Consenting Creditors to negotiate, complete, execute, and deliver, as applicable, the Definitive Documents, in each case so long as such Definitive Documents have been approved in accordance with the terms of this Agreement;

(2) to use commercially reasonable efforts to pursue, support, solicit, implement, confirm, and consummate the Transaction and to act in good faith and use commercially reasonable efforts to negotiate the Definitive Documents with the other Consenting Creditors and the Company Parties and to take, or cause to be taken, all actions necessary, proper, or advisable to consummate the Transaction in a manner consistent with this Agreement;

(3) to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Transaction, to use commercially reasonable efforts to negotiate with the Company Parties, the Consenting Term Lenders, and the Consenting Senior Noteholders in good faith in an effort to agree to appropriate additional or alternative provisions or alternative implementation mechanics to address any such impediment; provided that the economic outcome for the Revolving Credit Lenders and the other material terms of this Agreement are substantially preserved by such additional or alternate provisions or alternative implementation mechanics;

(4) to validly exchange its Revolving Credit Commitments and Revolving Credit Loans in accordance with the terms of this Agreement and the applicable Definitive Documents;

(5) to provide all requisite consents required for the Existing Credit Agreement Amendment in accordance with the terms of this Agreement and the applicable Definitive Documents; and

(6) that it shall not (in its capacity as a Revolving Credit Lender and, if applicable, in its capacity as a Term Lender, Senior Noteholder, and/or holder of any other claims against or equity interests in any of the Company Parties):

(A) (i) object to, delay, or impede the Transaction or initiate any legal proceedings that are inconsistent with, or that would delay, prevent, frustrate, or impede the approval, solicitation, or consummation of, the Transaction, the Definitive Documents, or any other transactions outlined therein, (ii) take any other action that is barred by this Agreement except as required by applicable law or regulations, or (iii) fail or omit to take any action that is required by this Agreement or the Definitive Documents except as required by applicable law or regulations; provided that the Consenting Revolving Credit Lenders shall, if legally permitted to do so, notify the Company Party Advisors as promptly as reasonably practicable of their determination pursuant to the foregoing clause (ii) or (iii) that applicable law or regulation requires any act or omission otherwise barred or required by this Agreement;

(B) vote for, consent to, support, or participate in the formulation of any Alternative Transaction or other restructuring, exchange, or settlement of any of the Revolving Credit Commitments or the Revolving Credit Loans;

(C) instruct the Administrative Agent to take any action, or to refrain from taking any action, that would be inconsistent with this Agreement or the Transaction; or

(D) solicit, encourage, or direct any Person to undertake any action set forth in clauses (A) through (C) of this subsection (6).

(ii) The commitments of the Participating Revolving Credit Lenders set forth in Section 3.2(a)(i) apply mutatis mutandis to each Non-Extending Revolving Credit Lender; provided that (x) the commitment of the Consenting Revolving Credit Lenders set forth in Section 3.2(a)(i)(4) is, in the case of a Non-Extending Revolving Credit Lender, limited to such Non-Extending Revolving Credit Lender’s remaining Revolving Credit Loans, after giving effect to its Non-Extending Revolving Credit Lender Assignment; and (y) no Non-Extending Revolving Credit Lender is required pursuant to Section 3.2(a)(i)(5) or otherwise to execute the Existing Credit Agreement Amendment except in its capacity as a holder of Stub Term Loans (as defined in the Credit Facility Transaction Term Sheet). In addition, each Non-Extending Revolving Credit Lender agrees that it shall:

(1) not (A) amend, supplement, or otherwise modify its Non-Extending Revolving Credit Lender Assignment Agreement, or waive any of the terms thereof, in each case except as set forth under the heading “Non-Extending Revolving Credit Lenders—Partial Assignment of Revolving Credit Commitments” in the Transaction Term Sheet; (B) agree to terminate such Non-Extending Revolving Credit Lender Assignment Agreement; or (C) take or omit to take any action that would permit the applicable Non-Extending Revolving Credit Lender Assignee to terminate such Non-Extending Revolving Credit Lender Assignment Agreement;

(2) following any termination of the Non-Extending Revolving Credit Lender Assignment Agreement to which it is party, or any failure of any condition precedent described in Section 4.3(a)(iv), cooperate in good faith with any efforts by the Company Parties to arrange for an alternative Non-Extending Revolving Credit Lender Assignee to enter into a replacement Non-Extending Revolving Credit Lender Assignment Agreement with such Non-Extending Revolving Credit Lender; provided that the replacement Non-Extending Revolving Credit Lender Assignment Agreement shall, other than the identity of the Non-Extending Revolving Credit Lender Assignee, be on substantially the same terms and conditions, including with respect to the aggregate principal amount of Revolving Credit Commitments assigned, the assignment price, the trade date, and the termination provisions, as the Non-Extending Revolving Credit Lender Assignment Agreement being replaced; and

(3) consummate the Non-Extending Revolving Credit Lender Assignment contemplated by such Non-Extending Revolving Credit Lender Assignment Agreement, in accordance with the terms thereof, immediately prior to (but substantially contemporaneously with) the occurrence of the Effective Date.

(iii) Each Non-Extending Revolving Credit Lender Assignee agrees that it shall:

(1) not (A) amend, supplement, or otherwise modify its Non-Extending Revolving Credit Lender Assignment Agreement, or waive any of the terms thereof, in each case except as set forth under the heading “Non-Extending Revolving Credit Lenders—Partial Assignment of Revolving Credit Commitments” in the Transaction Term Sheet; (B) agree to terminate such Non-Extending Revolving Credit Lender Assignment Agreement; or (C) take or omit to take any action that would permit the applicable Non-Extending Revolving Credit Lender to terminate such Non-Extending Revolving Credit Lender Assignment Agreement;

(2) consummate the Non-Extending Revolving Credit Lender Assignment contemplated by such Non-Extending Revolving Credit Lender Assignment Agreement, in accordance with the terms thereof, immediately prior to (but substantially contemporaneously with) the occurrence of the Effective Date; and

(3) thereafter comply with the obligations set forth in Section 3.2(a)(i), as though it were a Participating Revolving Credit Lender with respect to the Revolving Credit Loans and Revolving Credit Commitments it acquired pursuant to such Non-Extending Revolving Credit Lender Assignment; provided, for the avoidance of doubt, that such acquired Revolving Credit Loans and Revolving Credit Commitments will be exchanged for Tranche 1 Exchange Term Loans, as set forth in the Transaction Term Sheet.

(b) Commitments of the Consenting Term Lenders.

(i) On the terms and subject to the conditions of this Agreement, and for so long as no Termination Date has occurred, each Consenting Term Lender that is a Participating Term Lender agrees, severally and not jointly:

(1) to cooperate in good faith and coordinate activities (to the extent practicable and subject to the terms hereof) with the Company Parties and the other Consenting Creditors to negotiate, complete, execute, and deliver, as applicable, the Definitive Documents, in each case so long as such Definitive Documents have been approved in accordance with the terms of this Agreement;

(2) to use commercially reasonable efforts to pursue, support, solicit, implement, confirm, and consummate the Transactions contemplated by this Agreement and to act in good faith and use commercially reasonable efforts to negotiate the Definitive Documents with the other Consenting Creditors and the Company Parties and to take, or cause to be taken, all actions necessary, proper, or advisable to consummate the Transactions in a manner consistent with this Agreement;

(3) to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Transaction, to use commercially reasonable efforts to negotiate with the Company Parties and the other Consenting Creditors in good faith in an effort to agree to appropriate additional or alternative provisions or alternative implementation mechanics to address any such impediment; provided that the economic outcome for the Participating Term Lenders and the other material terms of this Agreement are substantially preserved by such additional or alternate provisions or alternative implementation mechanics;

(4) subject to the receipt of the Definitive Loan Documents (including the Open-Market Purchase Agreement), and subject to the terms and conditions set forth in this Agreement and the Definitive Loan Documents, to, unless the Credit Facility Transaction shall have been terminated in accordance with this Agreement, timely execute and deliver an Open-Market Purchase Agreement and take such other actions as necessary or advisable to validly exchange its Term Loans in the Term Loan Transaction in accordance with the terms of this Agreement and the applicable Definitive Documents;

(5) to provide all consents required for the Existing Credit Agreement Amendment in accordance with the terms of this Agreement and the applicable Definitive Documents; and

(6) that it shall not (in its capacity as a Term Lender and, if applicable, in its capacity as a Revolving Credit Lender, Senior Noteholder, and/or holder of any other claims against or equity interests in any of the Company Parties):

(A) (i) object to, delay, or impede the Transaction or initiate any legal proceedings that are inconsistent with, or that would delay, prevent, frustrate, or impede the approval, solicitation, or consummation of, the Transaction, the Definitive Documents, or any other transactions outlined therein, (ii) take any other action that is barred by this Agreement except as required by applicable law or regulations, or (iii) fail or omit to take any action that is required by this Agreement or the Definitive Documents except as required by applicable law or regulations; provided that the

Participating Term Lenders shall, if legally permitted to do so, notify the Company Party Advisors as promptly as reasonably practicable of their determination pursuant to the foregoing clause (ii) or (iii) that applicable law or regulation requires any act or omission otherwise barred or required by this Agreement;

(B) vote for, consent to, support, or participate in the formulation of any Alternative Transaction or other restructuring, exchange, or settlement of any of the Term Loans;

(C) instruct the Administrative Agent to take any action, or to refrain from taking any action, that would be inconsistent with this Agreement or the Transaction; or

(D) solicit, encourage, or direct any Person to undertake any action set forth in clauses (A) through (C) of this subsection (6).

(ii) The commitments of the Participating Term Lenders set forth in Section 3.2(b)(i), other than clause (4) thereof, apply mutatis mutandis to the Consenting Non-Extending Term Lenders.

(c) Commitments of the Consenting Senior Noteholders. On the terms and subject to the conditions of this Agreement and the Prospectus, and for so long as no Termination Date has occurred, each Consenting Senior Noteholder agrees, severally and not jointly:

(i) to cooperate in good faith and coordinate activities (to the extent practicable and subject to the terms hereof) with the Company Parties and the other Consenting Creditors to negotiate, complete, execute, and deliver, as applicable, the Definitive Documents, in each case so long as such Definitive Documents have been approved in accordance with the terms of this Agreement;

(ii) to use commercially reasonable efforts to pursue, support, solicit, implement, confirm, and consummate the Transactions contemplated by this Agreement and to act in good faith and use commercially reasonable efforts to negotiate the Definitive Documents with the other Consenting Creditors and the Company Parties and to take, or cause to be taken, all actions necessary, proper, or advisable to consummate the Transactions in a manner consistent with this Agreement;

(iii) to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Transaction, to use commercially reasonable efforts to negotiate with the Company Parties and the other Consenting Creditors in good faith in an effort to agree to appropriate additional or alternative provisions or alternative implementation mechanics to address any such impediment; provided that the economic outcome for the Consenting Senior Noteholders and the other material terms of this Agreement are substantially preserved by such additional or alternate provisions or alternative implementation mechanics;

(iv) subject to the receipt of the Offering and Consent Solicitation Materials and subject to the terms and conditions set forth in this Agreement and the Offering and Consent Solicitation Materials, to, unless the Public Exchange Offer shall have been terminated in accordance with this Agreement, timely vote, exchange, and tender (or cause to be voted or tendered) all of its Senior Notes in favor of the Transaction, including with respect to any Senior Notes for which such Consenting Senior Noteholder serves (now or hereafter) as the nominee, investment manager, or advisor for beneficial holders thereof, including by:

(1) in the case of a Consenting 2023 Senior Noteholder or Consenting 2024 Senior Noteholder, to validly tender (and not withdraw) its 2023 Senior Notes or 2024 Senior Notes, as applicable, in the Public Exchange Offer in accordance with the applicable procedures set forth in the Offering and Consent Solicitation Materials (and by validly tendering (and not withdrawing) such 2023 Senior Notes or 2024 Senior Notes, as applicable, in the Public Exchange Offer pursuant to this subclause (1), each Consenting 2023 Senior Noteholder and Consenting 2024 Senior Noteholder affirmatively consents to the proposed amendments set forth in the Offering and Consent Solicitation Materials and will be deemed to have delivered its corresponding consents by virtue of tendering its Senior Notes, and agrees it will not revoke any tender or consent, subject to the termination of this Agreement pursuant to Section 5 hereof); provided that, to the extent a Consenting 2023 Senior Noteholder that is a Participating Term Lender and not a Consenting 2026 Senior Noteholder elects not to participate in the Public Exchange Offer, such Consenting 2023 Senior Noteholder shall only be required to affirmatively consent to the proposed amendments to the 2023 Senior Notes Indenture set forth in the Offering and Consent Solicitation Materials;

(2) in the case of a Consenting 2023 Senior Noteholder that is also a Consenting 2026 Senior Noteholder, to validly elect (and not withdraw such election), in accordance with the applicable provisions set forth in the Offering and Consent Solicitation Materials, to forego the receipt of any cash consideration for its 2023 Senior Notes and instead to receive the entirety of its consideration for the exchange of such 2023 Senior Notes in the form of New Public Second Lien Notes; and

(3) in the case of a Consenting 2026 Senior Noteholder, to exchange its 2026 Senior Notes held as of the Agreement Effective Date in the 2026 Senior Notes Private Exchange and consent to the proposed amendments of the 2026 Senior Notes Indenture in connection with the 2026 Senior Notes Indenture Modification on or before the Effective Date;

(v) to the extent such Consenting Senior Noteholder is or becomes a Term Lender, to Participate in the Term Loan Transaction as a Participating Term Lender, it being understood and agreed that each such Consenting Senior Noteholder will, automatically and without further action by any person, be deemed a Consenting Term Lender for all purposes under this Agreement; and

(vi) that it shall not (in its capacity as a Senior Noteholder and, if applicable, in its capacity as a Revolving Credit Lender, Term Lender, and/or holder of any other claims against or equity interests in any of the Company Parties):

(1) (A) object to, delay, or impede the Transaction or initiate any legal proceedings that are inconsistent with, or that would delay, prevent, frustrate, or impede the approval, solicitation, or consummation of, the Transaction, the Definitive Documents, or any other transactions outlined therein, (B) take any other action that is barred by this Agreement except as required by applicable law or regulations, or (C) fail or omit to take any action that is required by this Agreement or the Definitive Documents except as required by applicable law or regulations;

(2) vote for, consent to, support, or participate in the formulation of any Alternative Transaction or other restructuring, exchange, or settlement of any of the Senior Notes;

(3) instruct any Senior Notes Trustee to take any action, or to refrain from taking any action, that would be inconsistent with this Agreement or the Transaction; or

(4) solicit, encourage, or direct any Person to undertake any action set forth in clauses (1) through (3) of this subsection (vi).

Section 4. Conditions Precedent.

Section 4.1 Conditions Precedent to Obligations of All Parties. The occurrence of the Effective Date and the obligation of each Party to consummate the Transaction are subject to the satisfaction or waiver by each Party of the following:

(a) the Agreement shall not have been terminated in accordance with its terms and there shall not be continuing any cure period with respect to any event, occurrence, or condition that would permit any of the Consenting Creditors to terminate the Agreement in accordance with its terms following the conclusion of such cure period;

(b) all governmental, regulatory, and third-party notifications, filings, waivers, authorizations, and consents necessary or required to be obtained by the Company Parties for the consummation of any part of the Transaction shall have been made or received, shall be in full force and effect, shall not be subject to unfulfilled conditions or contingencies, and shall be reasonably acceptable to the Company Parties and the Required Consenting Creditors;

(c) the Minimum Participation Thresholds have been satisfied (provided that the satisfaction of a Minimum Participation Threshold will not be a condition precedent to the obligations of any Consenting Creditor that failed to Participate in the Transaction in breach of its obligations under this Agreement), and each of the RCF Transaction, the Non-Extending Revolving Credit Lender Transaction, the Term Loan Transaction, the Public Exchange Offer, and the 2026 Senior Notes Private Exchange as described in this Agreement shall have been consummated contemporaneously;

(d) the SEC has declared the Exchange Form S-4 effective;

(e) each Definitive Document has been duly negotiated and approved in accordance with the provisions of this Agreement and has, if applicable, been duly executed and delivered by each party thereto and is in full force and effect (and all conditions precedent to effectiveness thereunder have been satisfied or waived in accordance with the terms thereof) at or substantially concurrently with the Effective Date; provided that a Party’s failure to execute and deliver a Definitive Document that has been duly negotiated and approved in accordance with the provisions of this Agreement to which it is intended to be a party and that it is reasonably expected to execute and deliver pursuant to this Agreement will not be a condition precedent to such Party’s obligations; and

(f) no temporary restraining order, preliminary or permanent injunction, judgment, or other order of any governmental entity preventing the consummation of any part of the Transaction shall have been entered, issued, rendered, or made by any party other than a Party, nor shall any proceeding seeking any of the foregoing by any party other than a Party be commenced or pending; nor shall there be any law, rule, or regulation promulgated, enacted, entered, enforced, or deemed applicable to the Company Parties which makes the consummation of any part of the Transaction illegal, void, or rescinded.

Section 4.2 Conditions Precedent to the Obligations of the Company Parties. The occurrence of the Effective Date and the obligation of each Company Party to consummate the Transaction are subject to the satisfaction or waiver by the Company Parties of the following:

(a) no Company Termination Event has occurred;

(b) the representations and warranties of the Consenting Creditors in Section 7 are true and correct in all material respects (or, if any such representation or warranty is qualified by materiality, in all respects) at and as of the date hereof and as of the Effective Date with the same effect as if made at and as of such date and after giving effect to the Transactions (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects or true and correct, as applicable, only as of the specified date); and

(c) the Consenting Creditors have performed and complied, in all material respects, with all of their respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the Effective Date.

Section 4.3 Conditions Precedent to the Obligations of the Consenting Creditors.

(a) The occurrence of the Effective Date and the obligation of a Consenting Revolving Credit Lender, Consenting Term Lender, or Consenting Senior Noteholder to consummate the Transaction are subject to the satisfaction or waiver by the Required Consenting Revolving Credit Lenders, the applicable Non-Extending Revolving Credit Lender, the Required Consenting Term Lenders, or the Required Consenting Senior Noteholders, as applicable, in accordance with Section 4.3(b), of the following:

(i) no Consenting Revolving Credit Lender Termination Event, Non-Extending Revolving Credit Lender Termination Event, Consenting Term Lender Termination Event, or Consenting Senior Noteholder Termination Event has occurred;

(ii) the representations and warranties of the Company Parties and the Consenting Creditors of each other class contained in Section 7 are true and correct in all material respects (or, if any such representation or warranty is qualified by materiality, in all respects) at and as of the date hereof and as of the Effective Date with the same effect as if made at and as of such date and after giving effect to the Transactions (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects or true and correct, as applicable, only as of the specified date);

(iii) the Company Parties shall have paid all Consenting Creditor Advisor Fees and Expenses in accordance with this Agreement and the Consenting Creditor Advisor Fee Letters for which an invoice has been received by the Company Parties on or before the date that is one Business Day prior to the Effective Date;

(iv) each Non-Extending Revolving Credit Lender Assignment Agreement remains in full force and effect; such Non-Extending Revolving Credit Lender shall have received (following its written request) in respect of the applicable Non-Extending Revolving Credit Lender Assignee all documentation and other information under applicable “know your customer” rules and regulations, AML Laws (as defined in the Existing Credit Agreement), Anti-Corruption Laws (as defined in the Existing Credit Agreement), rules and regulations pertaining to Sanctions (as defined in the Existing Credit Agreement) and all other applicable rules and regulations relating to the foregoing, including the Patriot Act, as such Non-Extending Revolving Credit Lender may in good faith require to enter into and consummate its Non-Extending Revolving Credit Lender Assignment Agreement; all conditions precedent to the Non-Extending Revolving Credit Lender Assignment contemplated thereby have been satisfied or waived; the

Non-Extending Revolving Credit Lender Assignment is consummated immediately prior to (but substantially contemporaneously with) the Effective Date; and, after giving effect thereto, each Non-Extending Revolving Credit Lender (including Affiliates) has no obligations or other roles under the Existing Credit Agreement;

(v) the Company Parties and the Consenting Creditors of each other class have performed and complied, in all material respects, with all of their respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the Effective Date; and

(vi) the Company Parties shall have delivered to the Consenting Creditors a written and signed certificate from a responsible executive officer of GEO confirming that all conditions precedent to the occurrence of the Effective Date set forth in this Agreement and the other Definitive Documents have been satisfied (or if any such conditions precedent have not been satisfied, identifying such unsatisfied conditions precedent), other than any condition precedent (A) that will be satisfied on the Effective Date or (B) relating to the failure of any other Party to have performed and complied with its obligations under this Agreement or any Definitive Document or the failure of any such Party’s representations and warranties hereunder or thereunder to be true and correct, in each case unless the Company Parties actually knew of such failure.

(b) The conditions precedent to the obligation of a Consenting Revolving Credit Lender, Consenting Term Lender, or Consenting Senior Noteholder to consummate the Transaction set forth in Section 4.3(a) may only be waived by the Required Consenting Revolving Credit Lenders, the Required Consenting Term Lenders, or the Required Consenting Senior Noteholders, respectively; provided, however, that (i) a Consenting Revolving Credit Lender Termination Event, Non-Extending Revolving Credit Lender Termination Event, Consenting Term Lender Termination Event, or Consenting Senior Noteholder Termination Event that is waived by the Required Consenting Revolving Credit Lenders, the applicable Non-Extending Revolving Credit Lenders, the Required Consenting Term Lenders, or the Required Consenting Senior Noteholders, respectively, will not constitute a condition precedent to the obligation of any other Consenting Creditor for purposes of Section 4.3(a)(i); and (ii) any failure to satisfy the condition precedent set forth in Section 4.3(a)(iv) (including, for the avoidance of doubt, any condition precedent relating to receipt of information under applicable “know your customer” and anti-money laundering rules and regulations) shall be waivable only by the Non-Extending Revolving Credit Lender party to the applicable Non-Extending Revolving Credit Lender Assignment Agreement.

Section 5. Termination.

Section 5.1 Mutual Termination. This Agreement may be terminated at any time by mutual written consent of the Company Parties and the Required Consenting Creditors.

Section 5.2 Termination by the Consenting Revolving Credit Lenders. This Agreement may be terminated by the Required Consenting Revolving Credit Lenders upon prior written notice thereof to all other Parties of the occurrence of any of the following events (each a “Consenting Revolving Credit Lender Termination Event”):

(a) any Company Party or any Consenting Term Lender or Consenting Senior Noteholder materially breaches any of its representations, warranties, covenants, or obligations under this Agreement and such breach, if susceptible to cure, remains uncured for a period of five Business Days after such breaching Party’s receipt of written notice of such breach;

(b) subject to the Consenting Revolving Credit Lenders Consent Right, any Definitive Document is, upon its delivery, execution, or amendment or other modification, as applicable, unsatisfactory to the Required Consenting Revolving Credit Lenders, unless such Definitive Document is reformed so as to be satisfactory to the Required Consenting Revolving Credit Lenders (subject to the Consenting Revolving Credit Lenders Consent Right) within five Business Days of receipt by the other Parties of written notice that such Definitive Document is unsatisfactory;

(c) if any Company Party (i) voluntarily commences any case or files any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization, or other relief under any federal, state, or foreign bankruptcy, insolvency, administrative receivership, or similar law now or hereafter in effect, (ii) consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition described in the immediately preceding clause (i), (iii) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator, or similar official with respect to any Company Party or for a substantial part of such Company Party’s assets, (iv) makes a general assignment or arrangement for the benefit of creditors, or (v) takes any corporate action for the purpose of authorizing any of the foregoing;

(d) any Company Party’s (i) public announcement of its intention not to support the Transaction, (ii) filing, public announcement, or execution of a definitive written agreement with respect to an Alternative Transaction, (iii) exercise of its rights set forth in Section 8 hereof, or (iv) agreement or indication of a material commitment to pursue (including, for the avoidance of doubt, as may be evidenced by a term sheet, letter of intent, or similar document from or to a Company Party), or public announcement of its intent to pursue, an Alternative Transaction;

(e) the occurrence and continuation of an Event of Default under (and as defined in) the Existing Credit Agreement after giving effect to any applicable cure or grace period thereunder;

(f) at 11:59 p.m. prevailing Eastern Time on the date that is three Business Days following the Agreement Effective Date, unless the Company Parties have commenced the solicitation for the Senior Notes Transaction;

(g) at 11:59 p.m. prevailing Eastern Time on the date that is three Business Days following the Agreement Effective Date, unless the Company Parties have filed the Exchange Form S-4 with the SEC;

(h) at 11:59 p.m. prevailing Eastern Time on the later of the date that is: (i) 45 calendar days after the Public Exchange Offer Commencement Date; (ii) 35 calendar days after the SEC confirms that it will not review the Exchange Form S-4; and (iii) if the SEC comments on the Exchange Form S-4, five Business Days after the SEC confirms that all such comments have been resolved, if the Expiration Date has not occurred;

(i) at 11:59 p.m. prevailing Eastern Time on the date that is three Business Days following the date the Exchange Form S-4 becomes effective;

(j) any Company Party consummates an Alternative Transaction without the prior written consent of the Required Consenting Revolving Credit Lenders; or

(k) any governmental authority, including any regulatory authority or court of competent jurisdiction, issues any ruling or order making illegal or otherwise enjoining, preventing, or prohibiting the consummation of a material portion of the Transaction, and such ruling or order is not reversed, vacated, stayed, restrained, or enjoined within 60 days of its issuance; notwithstanding the foregoing, this Termination Event shall not apply to or be exercised by any Party that sought or requested such ruling or order in contravention of any obligation or restriction set out in this Agreement.

Section 5.3 Termination by the Consenting Term Lenders. This Agreement may be terminated by the Required Consenting Term Lenders upon prior written notice thereof to all other Parties of the occurrence of any of the following events (each, a “Consenting Term Lender Termination Event”):

(a) any Company Party or any Consenting Revolving Credit Lender or Consenting Senior Noteholder materially breaches any of its representations, warranties, covenants, or obligations under this Agreement and such breach, if susceptible to cure, remains uncured for a period of five Business Days after such breaching Party’s receipt of written notice of such breach;

(b) subject to the Consenting Term Lender Consent Right, any Definitive Document is, upon its delivery, execution, or amendment or other modification, as applicable, unsatisfactory to the Required Consenting Term Lenders, unless such Definitive Document is reformed so as to be satisfactory to the Required Consenting Term Lenders (subject to the Consenting Term Lender Consent Right) within five Business Days of receipt by the other Parties of written notice that such Definitive Document is unsatisfactory;

(c) if any Company Party (i) voluntarily commences any case or files any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization, or other relief under any federal, state, or foreign bankruptcy, insolvency, administrative receivership, or similar law now or hereafter in effect, (ii) consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition described in the immediately preceding clause (i), (iii) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator, or similar official with respect to any Company Party or for a substantial part of such Company Party’s assets, (iv) makes a general assignment or arrangement for the benefit of creditors, or (v) takes any corporate action for the purpose of authorizing any of the foregoing;

(d) any Company Party’s (i) public announcement of its intention not to support the Transaction, (ii) filing, public announcement, or execution of a definitive written agreement with respect to an Alternative Transaction, (iii) exercise of its rights set forth in Section 8 hereof, or (iv) agreement or indication of a material commitment to pursue (including, for the avoidance of doubt, as may be evidenced by a term sheet, letter of intent, or similar document from or to a Company Party), or public announcement of its intent to pursue, an Alternative Transaction;

(e) the occurrence and continuation of an Event of Default under (and as defined in) the Existing Credit Agreement after giving effect to any applicable cure or grace period thereunder;

(f) at 11:59 p.m. prevailing Eastern Time on the date that is three Business Days following the Agreement Effective Date, unless the Company Parties have commenced the solicitation for the Senior Notes Transaction;

(g) at 11:59 p.m. prevailing Eastern Time on the date that is three Business Days following the Agreement Effective Date, unless the Company Parties have filed the Exchange Form S-4 with the SEC;

(h) at 11:59 p.m. prevailing Eastern Time on the later of the date that is: (i) 45 calendar days after the Public Exchange Offer Commencement Date; (ii) 35 calendar days after the SEC confirms that it will not review the Exchange Form S-4; and (iii) if the SEC comments on the Exchange Form S-4, five Business Days after the SEC confirms that all such comments have been resolved, if the Expiration Date has not occurred;

(i) at 11:59 p.m. prevailing Eastern Time on the date that is three Business Days following the date the Exchange Form S-4 becomes effective;

(j) any Company Party consummates an Alternative Transaction without the prior written consent of the Required Consenting Term Lenders; or

(k) any governmental authority, including any regulatory authority or court of competent jurisdiction, issues any ruling or order making illegal or otherwise enjoining, preventing, or prohibiting the consummation of a material portion of the Transaction, and such ruling or order is not reversed, vacated, stayed, restrained, or enjoined within 60 days of its issuance; notwithstanding the foregoing, this Termination Event shall not apply to or be exercised by any Party that sought or requested such ruling or order in contravention of any obligation or restriction set out in this Agreement.

Section 5.4 Termination by the Consenting Senior Noteholders. This Agreement may be terminated by the Required Consenting Senior Noteholders upon prior written notice thereof to all other Parties of the occurrence of any of the following events (each a “Consenting Senior Noteholder Termination Event”):

(a) any Company Party or any Consenting Revolving Credit Lender or Consenting Term Lender materially breaches any of its representations, warranties, covenants, or obligations under this Agreement and such breach, if susceptible to cure, remains uncured for a period of five Business Days after such breaching Party’s receipt of written notice of such breach;

(b) subject to the Consenting Senior Noteholder Consent Right, any Definitive Document is, upon its delivery, execution, or amendment or other modification, as applicable, unsatisfactory to the Required Consenting Senior Noteholders, unless such Definitive Document is reformed so as to be satisfactory to the Required Consenting Senior Noteholders (subject to the Consenting Senior Noteholder Consent Right) within five Business Days of receipt by the other Parties of written notice that such Definitive Document is unsatisfactory;

(c) if any Company Party (i) voluntarily commences any case or files any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization, or other relief under any federal, state, or foreign bankruptcy, insolvency, administrative receivership, or similar law now or hereafter in effect, (ii) consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition described in the immediately preceding clause (i), (iii) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator, or similar official with respect to any Company Party or for a substantial part of such Company Party’s assets, (iv) makes a general assignment or arrangement for the benefit of creditors, or (v) takes any corporate action for the purpose of authorizing any of the foregoing;

(d) any Company Party’s (i) public announcement of its intention not to support the Transaction, (ii) filing, public announcement, or execution of a definitive written agreement with respect to an Alternative Transaction, (iii) exercise of its rights set forth in Section 8 hereof, or (iv) agreement or indication of a material commitment to pursue (including, for the avoidance of doubt, as may be evidenced by a term sheet, letter of intent, or similar document from or to a Company Party), or public announcement of its intent to pursue, an Alternative Transaction;

(e) the occurrence and continuation of an Event of Default under (and as defined in) the Senior Notes Indentures after giving effect to any applicable cure or grace period thereunder;

(f) at 11:59 p.m. prevailing Eastern Time on the date that is three Business Days following the Agreement Effective Date, unless the Company Parties have commenced the solicitation for the Senior Notes Transaction;

(g) at 11:59 p.m. prevailing Eastern Time on the date that is three Business Days following the Agreement Effective Date, unless the Company Parties have filed the Exchange Form S-4 with the SEC;

(h) at 11:59 p.m. prevailing Eastern Time on the later of the date that is: (i) 45 calendar days after the Public Exchange Offer Commencement Date; (ii) 35 calendar days after the SEC confirms that it will not review the Exchange Form S-4; and (iii) if the SEC comments on the Exchange Form S-4, five Business Days after the SEC confirms that all such comments have been resolved, if the Expiration Date has not occurred;

(i) at 11:59 p.m. prevailing Eastern Time on the date that is three Business Days following the date the S-4 becomes effective;

(j) any Company Party consummates an Alternative Transaction without the prior written consent of the Required Consenting Senior Noteholders; or

(k) any governmental authority, including any regulatory authority or court of competent jurisdiction, issues any ruling or order making illegal or otherwise enjoining, preventing, or prohibiting the consummation of a material portion of the Transaction, and such ruling or order is not reversed, vacated, stayed, restrained, or enjoined within 60 days of its issuance; notwithstanding the foregoing, this Termination Event shall not apply to or be exercised by any Party that sought or requested such ruling or order in contravention of any obligation or restriction set out in this Agreement.

Section 5.5 Termination by Non-Extending Revolving Credit Lenders. This Agreement may be terminated by a Non-Extending Revolving Credit Lender upon five Business Days’ prior written notice thereof to all other Parties following its termination of its Non-Extending Revolving Credit Lender Assignment Agreement on account of the applicable Non-Extending Revolving Credit Lender Assignee’s material, uncured breach of such Non-Extending Revolving Credit Lender Assignment Agreement (a “Non-Extending Revolving Credit Lender Termination Event”); provided that such Non-Extending Revolving Credit Lender is not then in material breach of any representation, warranty, covenant, or agreement set forth in this Agreement or such Non-Extending Revolving Credit Lender Assignment Agreement; provided, further, that the Company Parties may provide written notice to such Non-Extending Revolving Credit Lender during such five Business Day notice period that the Company Parties will use commercially reasonable efforts to arrange for an alternative Non-Extending Revolving Credit Lender Assignee to enter into a replacement Non-Extending Revolving Credit Lender Assignment Agreement, in which case no Termination Date will occur on account of such Non-Extending Revolving Credit Lender Termination Event for as long as Company Parties continue to use commercially reasonable efforts to accomplish that result, unless the Company Parties have not identified any such alternative Non-Extending Revolving Credit Lender Assignee by the 10th Business Day following such Non-Extending Revolving Credit Lender Termination Event (inclusive, for the avoidance of doubt, of such five Business Day notice period).

Section 5.6 Termination by the Company Parties. This Agreement may be terminated by the Company Parties upon prior written notice thereof to all other Parties of the occurrence of any of the following events (each, a “Company Termination Event”):

(a) any governmental authority, including any regulatory authority or court of competent jurisdiction, issues any ruling or order making illegal or otherwise enjoining, preventing, or prohibiting the consummation of the Transaction, and such ruling or order is not reversed, vacated, stayed, restrained, or enjoined within 60 days of its issuance; notwithstanding the foregoing, this termination right shall not apply to or be exercised by any Company Party that sought or requested such ruling or order in contravention of any obligation or restriction set out in this Agreement;

(b) pursuant to Section 8, the board of directors or any comparable governing body of any Company Party reasonably determines in good faith based upon the advice of legal counsel that continued performance under this Agreement would be inconsistent with the exercise of its fiduciary duties under applicable law; and

(c) any Consenting Creditor materially breaches any of its representations, warranties, covenants, or obligations under this Agreement, and such breach, if susceptible to cure, remains uncured for a period of five Business Days after such breaching Party’s receipt of written notice of such breach; provided, however, that a Company Party may terminate this Agreement pursuant to this Section 5.6(c) only as to the breaching Consenting Creditor, unless such breach would or would reasonably be expected to (i) materially delay or materially impair the consummation of the Transaction or (ii) materially and adversely affect the rights and benefits available to the Company Parties as a result of the Transaction, in which case the Company Party may terminate this Agreement as to all Parties.

Section 5.7 Automatic Termination. This Agreement will automatically terminate upon the occurrence of any of the following events (each, an “Automatic Termination Event”):

(a) the Effective Date;

(b) the Outside Date, as may be extended by written agreement (with email from counsel to the Company Parties and the Required Consenting Creditors being sufficient) of the Company Parties and the Required Consenting Creditors, which extension shall be in the sole discretion of each such Person; provided that, in any event, the Outside Date shall not be extended to a date occurring on or after the date that is 150 calendar days from the Agreement Effective Date, except by written agreement of each Party;

(c) any Company Party commences insolvency proceedings, including by (i) voluntarily commencing any case or filing any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization, or other relief under any federal, state, or foreign bankruptcy, insolvency, administrative receivership, or similar law now or hereafter in effect, (ii) consenting to the institution of, or failing to contest in a timely manner, any involuntary proceeding or petition described above, (iii) filing an answer admitting the material allegations of a petition filed against it in any such proceeding, (iv) applying for or consenting to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator, or similar official for the Company Party for a substantial part of its assets, or (v) making a general assignment or arrangement for the benefit of creditors; or

(d) the entry of an order, judgment, or decree adjudicating any Company Party bankrupt or insolvent, including the entry of any order for relief with respect to any Company Party under the Bankruptcy Code.

Section 5.8 Termination Date and Survival. The date on which this Agreement is terminated in accordance with this Section 5 is referred to as the “Termination Date.” The provisions of this Agreement will terminate on the Termination Date; provided that Sections 1, 3.1(f), and 9 will survive the Termination Date.

Section 5.9 Effect of Termination. Upon the Termination Date, this Agreement shall become null and void and have no further force or effect, each Party hereto shall be released from its commitments, undertakings, and agreements under or related to this Agreement and, to the extent the Effective Date has not occurred, any of the Definitive Documents, as applicable, and there shall be no liability or obligation on the part of any Party hereto; provided that in no event shall any such termination relieve a Party hereto from (i) liability for its breach or non-performance of its obligations hereunder prior to such Termination Date, notwithstanding any termination of this Agreement by any other Party, and (ii) obligations under this Agreement that expressly survive any such termination pursuant to Section 5.8. Upon any Termination Date, any and all consents, tenders, waivers, forbearances, and votes delivered by a Consenting Creditor in connection with the Transaction automatically shall be deemed, for all purposes, to be null and void ab initio. Notwithstanding the foregoing or anything herein to the contrary, no Party may exercise any of its respective termination rights as set forth in this Section 5 if such Party has failed to perform or comply in all material respects with the terms and conditions of this Agreement unless such failure to perform or comply arises as a result of another Party’s actions or inactions or would not otherwise give rise to a Termination Event in favor of the other Party.

Section 5.10 Return of Senior Notes. Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement is terminated as to any Consenting Senior Noteholder(s) prior to the Effective Date or (b) the Company Parties take any action to consummate the Transaction prior to the satisfaction (or waiver by the Required Consenting Senior Noteholders) of the conditions in Section 4.1 and Section 4.3, the Company Parties agree to promptly release and return all Senior Notes tendered by such Consenting Senior Noteholder(s) or their Affiliates in connection with the Transaction, and to take any and all steps necessary to effect such release and return of the Senior Notes that have been tendered, including, without limitation, by reinstating withdrawal rights with respect to all Senior Notes tendered and instructing the Senior Notes Trustees or any other agent or representative to take any and all steps necessary to release and return such Senior Notes.

Section 6. Transfers of Claims and Interests.

Section 6.1 Transfers of Revolving Credit Commitments and Revolving Credit Loans. No Consenting Revolving Credit Lender shall Transfer any Revolving Credit Commitment or Revolving Credit Loan (an “RCF Transfer”), except (a) to a Non-Extending Revolving Credit Lender Assignee pursuant to a Non-Extending Revolving Credit Lender Assignment Agreement or (b) to a Transferee that is (i) another Consenting Revolving Credit Lender that is a Party to this Agreement as of the effective date of such Transfer or (ii) any other Person that executes and delivers to counsel to each of GEO, the Administrative Agent, and the Ad Hoc Groups a Revolving Credit Lender Transferee Joinder at least two Business Days prior to the effectiveness of such RCF Transfer (any Person described in the preceding clause (i) or (ii), an “RCF Permitted Transferee”). Upon the consummation of an RCF Transfer in accordance with this Section 6.1, the applicable RCF Permitted Transferee will be deemed to make all of the representations, warranties, and covenants of a Consenting Revolving Credit Lender set forth in this Agreement, to be bound by all elections made by the applicable transferor under this Agreement, and to be a Party and a Consenting Revolving Credit Lender for all purposes under this Agreement. Upon compliance with the foregoing, the applicable Transferor will be deemed to relinquish its rights and be released from its obligations under this Agreement, in each case with respect to the Revolving Credit Commitments and Revolving Credit Loans that are the subject of such RCF Transfer. Any purported RCF Transfer made in violation of this Section 6.1 is null and void ab initio and is of no force or effect.

Section 6.2 Transfers of Term Loans. No Consenting Term Lender shall Transfer any Term Loans (a “Term Loan Transfer”), unless the Transferee is (a) another Consenting Term Lender as of the effective date of such Transfer or (b) any other Person that executes and delivers to counsel to each of GEO, the Administrative Agent, and the Ad Hoc Groups a Term Lender Transferee Joinder at least two Business Days prior to the effectiveness of such Term Loan Transfer (any Person described in the preceding clause (a) or (b), a “Term Loan Permitted Transferee”). Upon the consummation of a Term Loan Transfer in accordance with this Section 6.2, the applicable Term Loan Permitted Transferee will be deemed to make all of the representations, warranties, and covenants of a Consenting Term Lender set forth in this Agreement, to be bound by all elections made by the applicable transferor under this Agreement, and to be a Party and a Consenting Term Lender for all purposes under this Agreement. Upon compliance with the foregoing, the applicable Transferor will be deemed to relinquish its rights and be released from its obligations under this Agreement, in each case with respect to the Term Loans that are the subject of such Term Loan Transfer. Any purported Term Loan Transfer made in violation of this Section 6.2 is null and void ab initio and is of no force or effect.

Section 6.3 Transfers of Senior Notes. No Consenting Senior Noteholder shall Transfer any Senior Notes (a “Senior Notes Transfer”), unless the Transferee is (a) another Consenting Senior Noteholder that is a Party to this Agreement as of the effective date of such Transfer or (b) any other Person that executes and delivers to counsel to each of GEO, the Administrative Agent, and the Ad Hoc Groups a Senior Noteholder Transferee Joinder at least two Business Days prior to the effectiveness of such Senior Notes Transfer (any Person described in the preceding clause (a) or (b), a “Senior Notes Permitted Transferee”). Upon the consummation of a Senior Notes Transfer in accordance with this Section 6.3, the applicable Senior Notes Permitted Transferee will be deemed to make all of the representations, warranties, and covenants of a Consenting Senior Noteholder set forth in this Agreement, to be bound by all elections made by the applicable transferor under this Agreement, and to be a Party and a Consenting Senior Noteholder for all purposes under this Agreement. Upon compliance with the foregoing, the applicable Transferor will be deemed to relinquish its rights and be released from its obligations under this Agreement, in each case with respect to the Senior Notes that are the subject of such Senior Notes Transfer. Any purported Senior Notes Transfer made in violation of this Section 6.3 is null and void ab initio and is of no force or effect.

Section 6.4 Additional Claims. Except as set forth in Sections 6.1, 6.2, or 6.3, nothing in this Agreement shall be construed as precluding any Consenting Creditor or any of its Affiliates from acquiring additional Revolving Credit Commitments, Revolving Credit Loans, Term Loans, or Senior Notes; provided, however, that any additional Revolving Credit Commitments, Revolving Credit Loans, Term Loans, or Senior Notes acquired by a Consenting Creditor or any of its Affiliates will automatically become subject to the terms and conditions of this Agreement.

Section 6.5 Qualified Marketmakers. Notwithstanding the provisions of Sections 6.1, 6.2, or 6.3, (a) a Person that is acting solely in its capacity as a Qualified Marketmaker (and not as the ultimate beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of any Revolving Credit Commitments, Revolving Credit Loans, Term Loans, or Senior Notes) need not be or become a Consenting Creditor in order to effect any Transfer of any Revolving Credit Commitments, Revolving Credit Loans, Term Loans, or Senior Notes by a Consenting Creditor to a Permitted Transferee; provided that such Transfer is otherwise permitted pursuant to this Section 6; and (b) to the extent that a Consenting Creditor, acting solely in its capacity as a Qualified Marketmaker, acquires any Revolving Credit Commitments, Revolving Credit Loans, Term Loans, or Senior Notes from a holder that is not a Consenting Creditor, such Qualified Marketmaker may Transfer the same without need for the Transferee to be or become a Consenting Creditor.

Section 7. Representations and Warranties.

Section 7.1 Mutual Representations and Warranties. Each Party, severally and not jointly, represents to each other Party that:

(a) such Party is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, partnership, or limited liability company power and authority to enter into this Agreement, perform its obligations under this Agreement, and carry out the Transaction, and such Party’s execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by, as applicable, all necessary corporate, limited liability company, partnership, or other similar actions on its part;

(b) such Party’s execution, delivery, and performance of this Agreement does not and will not (i) violate any provision of law, rule, or regulation applicable to it or any of its subsidiaries or its organizational documents or those of any of its subsidiaries, or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under its organizational documents or any material contractual obligations to which it or any of its subsidiaries is a party;

(c) such Party’s execution, delivery, and performance of this Agreement does not and will not require the consent or approval by any other Person or entity, except for any consent or approval obtained prior to, or contemporaneously with, the Agreement Effective Date; and

(d) this Agreement is the legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles.

Section 7.2 Representations and Warranties of the Company Parties. Each Company Party, jointly and severally, represents to the Consenting Creditors that:

(a) neither the Company Parties nor anyone acting on their behalf have made, or will make, offers or sales of the New Private Second Lien Notes by means of any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. With respect to New Private Second Lien Notes to be sold in reliance on Regulation S, neither the Company Parties nor anyone acting on their behalf has engaged or will engage in directed selling efforts within the meaning of Regulation S under the Securities Act, and all such persons have complied and will comply with the offering restrictions requirements of Regulation S. Neither the Company Parties nor anyone acting on their behalf have taken, or will take, any action that would subject the issuance or sale of the New Private Second Lien Notes to the registration requirements of Section 5 of the Securities Act.

(b) In connection with the Public Exchange Offer, the Company Parties and anyone acting on their behalf will comply with Regulation 14E and any other tender offer rules under the Exchange Act that may be applicable.

Section 7.3 Representations and Warranties of the Consenting Creditors. Each Consenting Creditor, severally and not jointly, represents to the Company Parties that:

(a) it (i) is the sole beneficial owner of the principal amount of the Revolving Credit Commitments, Term Loans, and/or Senior Notes indicated on its signature page hereto or on a Holdings Confirmation delivered concurrently with its signature page hereto, or (ii) has sole investment or voting discretion with respect to the principal amount thereof and has the power and authority to bind the beneficial owner thereof to the terms of this Agreement;

(b) other than pursuant to this Agreement, the Revolving Credit Commitments, Term Loans, and/or Senior Notes it holds are free and clear of any equity, option, proxy, voting restriction, right of first refusal, pledge, security interest, claim, lien, other encumbrance or other limitation on disposition of any kind, in each case that would reasonably be expected to adversely affect in any way such Consenting Creditor’s performance of its obligations contained in this Agreement at the time such obligations are required to be performed; and

(c) other than the Revolving Credit Commitments, Term Loans, and/or Senior Notes indicated on its signature page hereto or on its Holdings Confirmation, such Consenting Creditor does not own any other Revolving Credit Commitments, Term Loans, or Senior Notes.

Section 7.4 Representations and Warranties of the Consenting 2026 Senior Noteholders. Each Consenting 2026 Senior Noteholder, severally and not jointly, represents to the Company Parties that:

(a) (i) it is (A) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, (B) an institutional “accredited investor” within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), or (a)(9) under the Securities Act or (C) outside the United States and not a U.S. person (and not purchasing for the account or benefit of a U.S. person) within the meaning of Regulation S under the Securities Act and (ii) it is tendering its 2026 Senior Notes (and delivering its consents related thereto) and investing in the New Private Second Lien

Notes for its own account or for one or more separate accounts maintained by such Consenting 2026 Senior Noteholder or for the account of one or more pension or trust funds and not with a view to the distribution thereof; provided that the disposition of such Consenting 2026 Senior Noteholder’s property shall at all times be within such Consenting 2026 Senior Noteholder’s control;

(b) it understands that the New Private Second Lien Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company Parties are not required to, and do not intend to, register the New Private Second Lien Notes;

(c) it does not presently have any reason to anticipate any change in its circumstances or other particular occasion or event that would cause such Consenting 2026 Senior Noteholder to sell the New Private Second Lien Notes other than in compliance with the requirements of the Securities Act;

(d) other than in accordance with the Securities Act, it does not have any contract, undertaking, agreement, understanding, or arrangement with any person to sell, transfer, or pledge to any Person any part or all of the New Private Second Lien Notes, or any interest therein, that the Consenting 2026 Senior Noteholder is acquiring under this Agreement, and it has no present plans to enter into the same;

(e) it has sufficient experience in business, financial, and investment matters to be able to evaluate the risks involved in, and to make an informed investment decision with respect to, an exchange of its 2026 Senior Notes (and delivery of the related consent) and an investment in the New Private Second Lien Notes, and it acknowledges that: (i) in the case of each initial Consenting 2026 Senior Noteholder signatory to this Agreement only, it was given the opportunity to ask questions and receive answers concerning the terms and conditions of the 2026 Senior Notes Transaction and to obtain any additional information that the Company Parties possess or can acquire without unreasonable effort or expense; (ii) the Company Parties make no representation regarding the value of the 2026 Senior Notes or the New Private Second Lien Notes; and (iii) it has independently and without reliance upon the Company Parties made its own analysis and decision to enter into this Agreement and to exchange its 2026 Senior Notes (and deliver consents related thereto) and to invest in the New Private Second Lien Notes on the terms set forth in this Agreement;

(f) the purchase of New Private Second Lien Notes by such Consenting 2026 Senior Noteholder has not been solicited by or through anyone other than the Company Parties; and

(g) it acknowledges that the New Private Second Lien Notes will bear a restrictive legend substantially in the following form:

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), OR (a)(9) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT (AND IF THE PRINCIPAL AMOUNT TRANSFERRED IS LESS THAN $250,000, BASED ON AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (d) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

Section 8. Fiduciary Duties. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall require any Company Party, nor any such Company Party’s directors, managers, and officers, to take or refrain from taking any action in its capacity as a director, manager, or officer of such Company Party (including, without limitation, terminating this Agreement under Section 5), to the extent any such Person determines, in good faith, based on the advice of outside counsel (including counsel to the Company Parties) that taking or failing to take such action would be inconsistent with applicable law or his, her, or its fiduciary obligations under applicable law, and any such action or inaction pursuant to this Section 8 will not constitute a breach of this Agreement (but may, for the avoidance of doubt, result in a Termination Event). The Company Parties shall provide written notice to the other Parties promptly, but in any event within 24 hours, following any determination by a Company Party or its directors, managers, or officers to take or refrain from taking any action that would otherwise be prohibited or required, respectively, by this Agreement, which notice shall set forth in reasonable detail the basis for such determination.

Section 9. Miscellaneous.

Section 9.1 Entire Agreement; Prior Negotiations. This Agreement, including all of the exhibits attached hereto, constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement and supersedes all other prior negotiations, agreements, representations, warranties, term sheets, proposals, and understandings, whether written, oral, or implied, among the Parties with respect to the subject matter of this Agreement; provided, however, that any confidentiality agreement or non-disclosure agreement between any Company Party and any Consenting Creditor will survive the entry into this Agreement and will continue in full force and effect, subject to the terms thereof, notwithstanding any of the terms hereof.

Section 9.2 Reservation of Rights. This Agreement constitutes a proposed settlement among the Parties. Regardless of whether or not the Transaction is consummated, or whether or not a Termination Date occurs, if applicable, nothing shall be construed herein as a waiver by any Party of any or all of such Party’s rights or remedies, and the Parties expressly reserve any and all of their respective rights and remedies. Pursuant to Rule 408 of the Federal Rules of Evidence, any applicable state rule of evidence, and any other applicable law, neither this Agreement nor any negotiations relating hereto may be admitted into evidence in any proceeding other than in a proceeding to enforce this Agreement or as a defense in connection with such a proceeding. This Agreement shall not be construed as or be deemed to be evidence of an admission or concession on the part of any Party for any claim, fault, liability, or damages whatsoever. Each Party denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims or defenses that it has asserted or could assert. Except as expressly provided in this Agreement, nothing herein does or is intended to, in any manner, waive, limit, impair, or restrict the ability of each Party to protect and preserve its rights, remedies, and interests. Without limiting the foregoing sentence, each Party reserves any and all of its rights, remedies, and interests in the case of any claim for a breach of this Agreement.

Section 9.3 Representation by Counsel. Each Party acknowledges that it has been represented by counsel (or had the opportunity to be represented by counsel and waived its right to do so) in connection with this Agreement and the Transaction. Accordingly, any rule of law or any legal decision that would provide any Party hereto with a defense to the enforcement of the terms of this Agreement against such Party based upon the lack of legal counsel shall have no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effectuate the intent of the Parties hereto. None of the Parties hereto shall have any term or provision of this Agreement construed against such Party solely by reason of such Party having drafted the same.

Section 9.4 Independent Due Diligence and Decision-Making. Each Consenting Creditor acknowledges that it has made its own decision to execute this Agreement and Participate in the Transaction based upon its own independent assessment of the documents and information available to it, as it has deemed appropriate.

Section 9.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which, when so executed, shall constitute one and the same instrument, and the counterparts may be delivered by email in portable document format (.pdf) or by electronic signature.

Section 9.6 Amendments.

(a) Except as otherwise provided herein, this Agreement may not be modified, amended, or supplemented, and no provision of this Agreement may be waived, without the prior written consent of the Company Parties and the Required Consenting Creditors; provided that (i) the definitions of “Required Consenting Creditors,” “Required Consenting Revolving Credit Lenders,” “Required Consenting Senior Noteholders,” or “Required Consenting Term Lenders” may not be amended or otherwise modified without the written consent of each Consenting Creditor; (ii)(A) the section titled “Voting” of the Credit Facility Transaction Term Sheet may not be amended or otherwise modified without the written consent of each Consenting Revolving Credit Lender and Consenting Term Lender adversely affected thereby, and (B) neither the Transaction Term Sheet nor the Credit Facility Transaction Term Sheet may be amended or modified, nor any provision thereof waived, in a manner that would have the same effect as an amendment, modification, or waiver of any provision of the Exchange Credit Agreement addressed in the section titled “Voting” of the Credit Facility Transaction Term Sheet, without the written consent of the number of Required Consenting Revolving Credit Lenders and/or Consenting Term Lenders (as the case may be) that would be required to adopt such amendment, modification, or waiver of the Exchange Credit Agreement pursuant to such section titled “Voting” (including, for the avoidance of doubt, any amendments, modifications, or waivers to the Transaction Term Sheet or Credit Facility Transaction Term Sheet that would reduce the consideration provided to any Consenting Revolving Credit Lender or Consenting Term Lender, without the consent of such Consenting Revolving Credit Lender or Consenting Term Lender); (iii) Section 5.7(b) and this Section 9.6 may not be amended without the written consent of each Company Party and each Consenting Creditor, notwithstanding anything to the contrary in this Section 9.6(a); (iv) the written consent of each Consenting Creditor shall be required for any amendments, modifications, or other changes to Section 6 or Exhibits B, C, or D; (v) Sections 3.2(a)(ii) and 5.5, the terms set forth under the heading “Non-Extending Revolving Credit Lenders” in the Transaction Term Sheet, and all defined terms specifically related to the subject matter thereof may not be amended without the written consent of each Non-Extending Revolving Credit Lender; and (vi) Section 3.2(a)(iii), the terms set forth under the heading “Non-Extending Revolving Credit Lenders” in the Transaction Term Sheet, and all defined terms specifically related to the subject matter thereof may not be amended without the written consent of each Non-Extending Revolving Credit Lender Assignee.

(b) No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision of this Agreement, whether or not such provisions are similar, nor shall any waiver of a provision of this Agreement be deemed a continuing waiver of such provision.

(c) Notwithstanding anything to the contrary set forth herein, where written consent is required pursuant to or contemplated by this Agreement, such written consent shall be deemed to have occurred if it is conveyed in writing (with email being sufficient) between counsel to the Administrative Agent, counsel to the Ad Hoc Groups, and counsel to the Company Parties (to the extent applicable), and without representations or warranties of any kind on behalf of such counsel.

Section 9.7 Headings. The headings of the sections, paragraphs, and subsections of this Agreement are included for convenience only and will not affect the interpretation of the provisions contained herein.

Section 9.8 Acknowledgments; Obligations Several. Notwithstanding that this Agreement is being executed by the Administrative Agent and multiple Consenting Creditors, the obligations of such Parties under this Agreement are several and neither joint nor joint and several. Without limiting the obligations of each Consenting Revolving Credit Lender and Consenting Term Lender under Section 9.19, the Administrative Agent and Consenting Creditors will not be responsible for the performance of the obligations or any breach of any other Consenting Creditor or the Administrative Agent under this Agreement, and no presumption will arise from anything contained herein or any action taken by the Administrative Agent or any Consenting Creditor that the Consenting Creditors (including the Administrative Agent) constitute a partnership, an association, or joint venture. No presumption will arise from anything contained herein or any action taken by the Consenting Creditors that the Consenting Creditors are otherwise acting other than in their individual capacities. The Administrative Agent and Consenting Creditors shall not have any fiduciary duty to any other Consenting Creditor, the Administrative Agent, the Company Parties, or the Company Parties’ other lenders, noteholders, stockholders, or other stakeholders as a result of this Agreement or the transactions contemplated hereby. Each Consenting Creditor acknowledges that no other Consenting Creditor will be acting as agent of such Consenting Creditor in connection with monitoring such Consenting Creditor’s investment or enforcing its rights under this Agreement, the Definitive Documents, or any other documents to be entered into in connection with the consummation of the Transaction. The Consenting Creditors are not intended to be, and will not be deemed to be, a “group” for purposes of Section 13(d) of the Exchange Act.

Section 9.9 Specific Performance; Damages. The Parties understand, acknowledge, and agree that money damages would be an insufficient remedy for any breach of this Agreement by any Party and, thus, that each non-breaching Party will be entitled to specific performance and injunctive or other equitable relief to remedy any such breach, including an order, of a court of competent jurisdiction requiring any Party to comply promptly with any of its obligations in this Agreement. Notwithstanding anything to the contrary in this Agreement, no Party or its representatives will be liable to any other Party for any punitive, incidental, consequential, special, or indirect damages, including the loss of future revenue or income or opportunity, relating to a breach or alleged breach of this Agreement.

Section 9.10 Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York without regard to any choice of law provision that would require the application of the laws of another jurisdiction. By executing and delivering this Agreement, each Party (a) irrevocably and unconditionally agrees for itself that any legal action, suit, or proceeding against it with respect to any matter arising under or out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding shall be brought in either a state or federal court of competent jurisdiction in the State and County of New York, Borough of Manhattan; (b) accepts and submits itself to the exclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit, or proceeding; and (c) submits to the personal jurisdiction of each such court described in this Section 9.10, solely for purposes of any action, suit, or proceeding arising out of or relating to this Agreement or for the recognition or enforcement of any judgment rendered or order entered in any such action, suit, or proceeding. EACH PARTY HERETO UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING REFERRED TO ABOVE.

Section 9.11 Agreement Effective Date. This Agreement will become effective when executed and delivered by: (a) each Company Party; (b) the Administrative Agent; (c) Revolving Credit Lenders that collectively hold, in the aggregate, Revolving Credit Commitments representing an amount equal to or greater than the amount set forth in clauses (a)(i) and (a)(ii) in the definition of “Minimum Participation Threshold”; (d) Term Lenders that collectively hold greater than 50% of the aggregate principal amount of Term Loans outstanding; and (e) Senior Noteholders that collectively hold at least 36% of the aggregate principal amount of 2023 Senior Notes outstanding, 65% of the aggregate principal amount of 2024 Senior Notes outstanding, and 68% of the aggregate principal amount of 2026 Senior Notes outstanding. The date that this Agreement becomes effective in accordance with this Section 9.11 is the “Agreement Effective Date.”

Section 9.12 Notices. Any notice, direction, or other communication given regarding the matters contemplated by this Agreement must be in writing, sent by personal delivery, courier, or email, and addressed as follows:

If to any Company Party:

The GEO Group, Inc.

4955 Technology Way

Boca Raton, Florida 33431

Attention:     Brian Evans (bevans@geogroup.com)

Joe Negron (jnegron@geogroup.com)

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

155 North Wacker Drive

Chicago, Illinois 60606

Attention: Ron Meisler (ron.meisler@skadden.com)

David Goldschmidt (david.goldschmidt@skadden.com)

Seth Jacobson (seth.jacobson@skadden.com)

Christopher Dressel (christopher.dressel@skadden.com)

If to a Consenting Revolving Credit Lender:

To the address set forth on such Consenting Revolving Credit Lender’s signature page

If to a Consenting Term Lender:

To the address set forth on such Consenting Term Lender’s signature page with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

Attention: Scott J. Greenberg (sgreenberg@gibsondunn.com)

Steven A. Domanowski (sdomanowski@gibsondunn.com)

Jeremy D. Evans (jevans@gibsondunn.com)

It to a Consenting Senior Noteholder:

To the address set forth on such Consenting Senior Noteholder’s signature page with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, New York 10036

Attention: Michael S. Stamer (mstamer@akingump.com)

Meredith Lahaie (mlahaie@akingump.com)

Stephen B. Kuhn (skuhn@akingump.com)

A notice is deemed to be given and received if sent by personal delivery, courier, or email, on the date of delivery if it is a Business Day and the delivery was made prior to 4:00 p.m. (local time in place of receipt), and otherwise on the next Business Day. A Party may change its address for notice from time to time by providing a notice in accordance with the foregoing. Any subsequent notice must be sent to the Party at its changed address. Any element of a Party’s address that is not specifically changed in a notice will be assumed not to be changed.

Section 9.13 No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement is solely for the benefit of the Parties, and no other Person is a third-party beneficiary hereof.

Section 9.14 Publicity; Non-Disclosure. GEO will disclose this Agreement after 5:00 p.m. Eastern Time on the Agreement Effective Date or prior to 8:00 a.m. Eastern Time on the following Business Day by publicly filing a Form 8-K or any periodic report required or permitted to be filed by GEO under the Exchange Act with the SEC or, if the SEC’s EDGAR filing system is not available, on a press release that results in prompt public dissemination of such information (the “Public Disclosure”). As promptly as reasonably practicable, GEO will provide the advisors to the Administrative Agent and the Ad Hoc Groups with a draft of the Public Disclosure for review, and GEO will incorporate any reasonable additions or modifications to the Public Disclosure from the Administrative Agent and the Ad Hoc Groups, such that the Public Disclosure will be in a form acceptable to the Parties hereto in their reasonable discretion. The Public Disclosure will not disclose the holdings information or identity of any Consenting Creditor (nor shall any Consenting Creditor publicly disclose the holdings information or identity of any other Consenting Creditor); provided that GEO may disclose the aggregate principal amount of Revolving Credit Commitments, Term Loans, and Senior Notes of each series held by Consenting Creditors.

Section 9.15 Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the Parties and their respective permitted successors, assigns, heirs, executors, estates, administrators, and representatives.

Section 9.16 Severability. The invalidity or unenforceability at any time of any provision hereof in any jurisdiction shall not affect or diminish in any way the continuing validity and enforceability of the remaining provisions hereof or the continuing validity and enforceability of such provision in any other jurisdiction.

Section 9.17 Good-Faith Cooperation; Further Assurances. The Parties shall (and shall cause each of their subsidiaries and affiliates to) cooperate with each other in good faith and shall coordinate their activities (to the extent practicable) in respect of all matters concerning the implementation and consummation of the Transaction. Furthermore, each Party shall (and shall cause each of its subsidiaries and affiliates to) take such action (including executing and delivering any other agreements and making and filing any required regulatory filings) as may be reasonably necessary to carry out the purposes and intent of this Agreement. Each Party hereby covenants and agrees to negotiate in good faith the Definitive Documents, each of which will (a) contain the same economic terms (and other terms consistent in all material respects) as the terms set forth in the Transaction Term Sheet (as amended, supplemented, or otherwise modified as provided herein), (b) except as otherwise provided for herein, be in form and substance reasonably acceptable in all respects to the Company Parties, the Administrative Agent, and the Required Consenting Creditors, and (c) be consistent with this Agreement in all material respects.

Section 9.18 No Solicitation. Each Party acknowledges that this Agreement is not, and is not intended to be, an offer for the purchase, sale, exchange, hypothecation, or other transfer of securities for purposes of the Securities Act or the Exchange Act.

Section 9.19 Direction to Administrative Agent and Senior Notes Trustees.

(a) Each Consenting Revolving Credit Lender and Consenting Term Lender agrees that this Agreement constitutes a direction to the Administrative Agent (subject to the Administrative Agent Consent Right), and each Consenting Senior Noteholder agrees that this Agreement constitutes a direction to each applicable Senior Notes Trustee, to: (i) approve any of the Definitive Documents; provided that, with respect to the Administrative Agent, such approval shall be as directed by Consenting Revolving Credit Lenders and/or Consenting Term Lenders constituting Required Lenders (as defined in the Existing Credit Agreement); (ii) take all actions consistent with this Agreement to support pursuit of and consummation of the Transaction and the transactions contemplated by the Definitive Documents; and (iii) use all authority under the Existing Credit Agreement or applicable Senior Notes Indenture, as the case may be, to bind all lenders or holders, respectively, party thereto to the Transaction and the Definitive Documents, to the extent applicable.

(b) Notwithstanding anything to the contrary in this Agreement, the Administrative Agent shall be entitled to all of the rights and immunities set forth in Article VIII and Section 9.03 of the Existing Credit Agreement in connection with this Agreement. Without limiting the generality of the foregoing, the terms of the preceding Section 9.19(a) are subject to the rights of the Administrative Agent pursuant to Section 8.03(b) of the Existing Credit Agreement.

Section 9.20 Loan Document. This Agreement shall constitute an Existing Loan Document.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

THE GEO GROUP, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Senior Vice President and Chief Financial Officer

GEO CORRECTIONS HOLDINGS, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Chief Financial Officer and Director

ADAPPT, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title:Vice President, Finance, Chief Financial Officer and Manager

ARAPAHOE COUNTY RESIDENTIAL CENTER, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

[Signature Page to Transaction Support Agreement]

BEHAVIORAL ACQUISITION CORP.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance and Director

BEHAVIORAL HOLDING CORP.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance and Director

B.I. INCORPORATED

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance and Director

BI MOBILE BREATH, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance and Director

BII HOLDING CORPORATION

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title:Vice President, Finance and Director

[Signature Page to Transaction Support Agreement]

BII HOLDING I CORPORATION

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance and Director

BROAD REAL ESTATE HOLDINGS LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance and Chief Financial Officer

CCC WYOMING PROPERTIES, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance and Chief Financial Officer

CCMAS LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

CEC INTERMEDIATE HOLDINGS LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance and Chief Financial Officer

[Signature Page to Transaction Support Agreement]

CEC PARENT HOLDINGS LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

CEC STAFFING SOLUTIONS LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

CIVIGENICS, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Director

CIVIGENICS MANAGEMENT SERVICES, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

CIVIGENICS—TEXAS, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Director

[Signature Page to Transaction Support Agreement]

CLEARSTREAM DEVELOPMENT LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

COMMUNITY ALTERNATIVES

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance and Chief Financial Officer of CCC Wyoming Properties, LLC, a General Partner of Community Alternatives

COMMUNITY CORRECTIONS, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

COMMUNITY EDUCATION CENTERS, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Director

CORNELL COMPANIES, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Chief Financial Officer and Director

[Signature Page to Transaction Support Agreement]

CORNELL CORRECTIONS MANAGEMENT, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Chief Financial Officer and Manager

CORNELL CORRECTIONS OF RHODE ISLAND, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Director

CORNELL CORRECTIONS OF TEXAS, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Chief Financial Officer and Director

CORRECTIONAL PROPERTIES, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Chief Financial Officer and Manager

CORRECTIONAL PROPERTIES PRISON FINANCE LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance and Manager

[Signature Page to Transaction Support Agreement]

CORRECTIONAL SERVICES CORPORATION, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance and Chief Financial Officer

CORRECTIONAL SYSTEMS, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

CPT LIMITED PARTNER, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance

CPT OPERATING PARTNERSHIP L.P.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance

FENTON SECURITY, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

[Signature Page to Transaction Support Agreement]

GEO ACQUISITION II, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance and Director

GEO CARE LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Chief Financial Officer and Manager

GEO CPM, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Chief Financial Officer and Director

GEO CC3 INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title:	Title: Vice President, Chief Financial Officer and Director

GEO HOLDINGS I, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance

[Signature Page to Transaction Support Agreement]

GEO INTERNATIONAL SERVICES, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Chief Financial Officer and Director

GEO LEASING, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

GEO MANAGEMENT SERVICES, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Chief Financial Officer and Director

GEO MCF LP, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

GEO OPERATIONS, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Director

[Signature Page to Transaction Support Agreement]

GEO RE HOLDINGS, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President and Treasurer

GEO REENTRY, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Chief Financial Officer and Director

GEO REENTRY OF ALASKA, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Chief Financial Officer and Director

GEO REENTRY SERVICES, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

GEO SECURE SERVICES, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

[Signature Page to Transaction Support Agreement]

GEO TRANSPORT, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President and Treasurer

GEO/DEL/R/02, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Chief Financial Officer and Director

GEO/DEL/T/02, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Chief Financial Officer and Director

HIGHPOINT INVESTMENTS LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

MCF GP, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Chief Financial Officer and Manager

[Signature Page to Transaction Support Agreement]

MINSEC COMPANIES, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

MINSEC TREATMENT, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

MUNICIPAL CORRECTIONS FINANCE, L.P.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance

PROTOCOL CRIMINAL JUSTICE, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance and Director

PUBLIC PROPERTIES DEVELOPMENT AND LEASING LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance and Manager

[Signature Page to Transaction Support Agreement]

SECON, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Director

WBP LEASING, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: Vice President, Finance, Chief Financial Officer and Manager

[Signature Page to Transaction Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

GEO Australasia Finance Holdings Pty Ltd as trustee of the GEO Australasia Finance Holding Trust under section 127 of the Corporations Act 2001 (Cth):

/s/ Brian R. Evans	/s/ James Black
Signature of director	Signature of director/company secretary

Brian R. Evans	James Black
Name of director (block letters)	Name of director/company secretary (block letters)

GEO Australasia Holdings Pty Ltd under section 127 of the Corporations Act 2001 (Cth):

/s/ Brian R. Evans	/s/ James Black
Signature of director	Signature of director/company secretary

Brian R. Evans	James Black
Name of director (block letters)	Name of director/company secretary (block letters)

[Signature Page to Transaction Support Agreement]

[Consenting Creditor Signature Pages Omitted]

EXHIBIT A

Transaction Term Sheet

The GEO Group, Inc.

TRANSACTION TERM SHEET

This term sheet (this “Transaction Term Sheet”), dated as of July 18, 2022, sets forth certain material terms of the Transaction (as defined in the Transaction Support Agreement (as amended, restated, supplemented, or otherwise modified from time to time, the “TSA”), to which this Term Sheet is attached as Exhibit A), among: (a) The GEO Group, Inc., a Florida corporation (“GEO”), GEO Corrections Holdings, Inc., a Florida corporation (“Corrections”), GEO Australasia Holdings Pty Ltd., an Australian proprietary company (“GEO Australasia Holdings”), GEO Australasia Finance Holdings Pty Ltd., an Australian proprietary company, as trustee of the GEO Australasia Finance Holding Trust (the “Australian Trustee”), and certain other subsidiaries of GEO identified on the signature pages to the TSA (collectively, and together with GEO, Corrections, GEO Australasia Holdings, and the Australian Trustee, the “Company Parties”); (b) BNP Paribas, as administrative agent for the lenders under the Existing Credit Agreement (in such capacity, and including any successors or permitted assigns, the “Administrative Agent”); (c) the Revolving Credit Lenders party to the TSA (collectively, the “Consenting Revolving Credit Lenders”); (d) the Term Lenders under the Existing Credit Agreement party to the TSA (collectively, the “Consenting Term Lenders”); and (e) the holders of the Senior Notes party to the TSA (collectively, the “Consenting Senior Noteholders” and, together with the Consenting Revolving Credit Lenders and the Consenting Term Lenders, the “Consenting Creditors”). The Appendices attached hereto constitute part of this Transaction Term Sheet and the TSA. All capitalized terms used but not defined herein will have the meanings ascribed to such terms in the TSA.

This Transaction Term Sheet does not constitute (nor will it be construed as) an offer to sell, or a solicitation of an offer to buy, any securities, it being understood that such an offer, if any, will be made only in compliance with applicable provisions of securities and other applicable laws. This Term Sheet does not purport to summarize all of the terms, conditions, representations, warranties, and other provisions with respect to the transactions described herein, which transactions will be subject to the completion of Definitive Documents incorporating the terms set forth herein. The closing of any transaction will occur on the terms and subject to the conditions set forth in such Definitive Documents. This Transaction Term Sheet does not constitute an admission of liability or a waiver of any rights of the Parties.

Transaction Overview

The principal elements of the Transaction include:

(a)   Amending the Existing Credit Agreement to, among other things, modify certain covenants (the “Existing Credit Agreement Amendment”);

(b)   Exchanging the Revolving Credit Commitments and Revolving Credit Loans of the Participating Revolving Credit Lenders under the Existing Credit Agreement for cash and new revolving or term loans and revolving loan commitments under the Exchange Credit Agreement (such exchange, together with the Existing Credit Agreement Amendment, the “RCF Transaction”);

(c)   Certain Non-Extending Revolving Credit Lenders’ assignment of an agreed portion of their existing Revolving Credit Commitments and Revolving Credit Loans to certain Non-Extending Revolving Credit Lender Assignees, with such Non-Extending Revolving Credit Lender Assignees then in turn exchanging the Revolving Credit Loans thereby acquired for term loans under the Exchange Credit Agreement (the “Non-Extending Revolving Credit Lender Transaction”);

(d)   Certain Term Lenders’ sale, assignment, and transfer to GEO of all or a portion of their existing Term Loans for cash and new term loans under the Exchange Credit Agreement (such Term Lenders, the “Participating Term Lenders”; such sale, assignment, and transfer of existing Term Loans, together with the Existing Credit Agreement Amendment, the “Term Loan Transaction”; and the Term Loan Transaction, together with the RCF Transaction and the Non-Extending Revolving Credit Lender Transaction, the “Credit Facility Transaction”);

(e)   Exchanging any and all 2023 Senior Notes and the 2024 Senior Notes validly tendered (and not withdrawn) pursuant to a registered public exchange offer for a combination of cash and New Public Second Lien Notes (the “Public Exchange Offer”);

(f)   Concurrently with the Public Exchange Offer, soliciting requisite consents to modify certain covenants, events of default, and other provisions of the 2023 Senior Notes Indenture and the 2024 Senior Notes Indenture as necessary or advisable to effect the Transaction; ensure that all indebtedness, liens, restricted payments, investments, and other transactions and matters permitted under the New Public Second Lien Notes Indenture are also permitted under the 2023 Senior Notes Indenture and the 2024 Senior Notes Indenture, and generally ensure that the 2023 Senior Notes Indenture and the 2024 Senior Notes Indenture are no more restrictive than the New Public Second Lien Notes Indenture in any material respect (collectively, the “Consent Solicitation”);

(g)   Exchanging 2026 Senior Notes held by the Consenting 2026 Senior Noteholders as of the Agreement Effective Date, representing no more than 68.5% of the aggregate principal amount of 2026 Senior Notes outstanding as of the Agreement Effective Date, for the New Private Second Lien Notes (the “2026 Senior Notes Private Exchange”); and

Ex. A - 2

(h)   Amending the 2026 Senior Notes Indenture as necessary or advisable to effect the Transaction; ensure that all indebtedness, liens, restricted payments, investments, and other transactions and matters permitted under the New Private Second Lien Notes Indenture are also permitted under the 2026 Senior Notes Indenture, and generally ensure that the 2026 Senior Notes Indenture is no more restrictive than the New Private Second Lien Notes Indenture in any material respect (the “2026 Senior Notes Indenture Modification” and, together with the 2026 Senior Notes Private Exchange, the “2026 Senior Notes Transaction,” and the 2026 Senior Notes Transaction, together with the Public Exchange Offer and the Consent Solicitation, the “Senior Notes Transaction”),

in each case on the terms and subject to the conditions of the TSA and this Transaction Term Sheet.

Term Loans

Each Participating Term Lender will sell, transfer, and assign to GEO, pursuant to an Open-Market Purchase Agreement, Term Loans held by such Participating Term Lender on the Effective Date for:

(a)   A combination of:

(i) cash in an amount equal to: (A) $115 million multiplied by (B)(1) the outstanding principal amount of Term Loans such Participating Term Lender sells, transfers, and assigns to GEO divided by (2) the aggregate principal amount of Term Loans held by all Participating Term Lenders; and

(ii)  Tranche 1 Exchange Term Loans under the Exchange Credit Facility in a principal amount equal to (x) the outstanding principal amount of Term Loans such Participating Term Lender sells, transfers, and assigns to GEO, minus (y) the cash consideration allocable to such Participating Term Lender pursuant to the preceding clause (i); or

(b)   Tranche 1 Exchange Term Loans under the Exchange Credit Facility in a principal amount equal to 105% of the outstanding principal amount of Term Loans such Participating Term Lender sells, transfers, and assigns to GEO.

Each Participating Term Lender may elect between the consideration described in the preceding clause (a) or (b).

Each Consenting Non-Extending Term Lender will consent to the Existing Credit Agreement Amendment.

Ex. A - 3

In accordance with Section 9.04(b) of the Existing Credit Agreement, Term Loans assigned to GEO will be cancelled automatically upon the occurrence of the Effective Date.

GEO may offer a consent fee to Term Lenders that consent to the Existing Credit Agreement Amendment in an amount not to exceed $0.50 per $1,000 in principal amount of Term Loans in respect of which such consents are delivered.

Revolving Credit Commitments and Revolving Credit Loans

Revolving Credit Commitments

On the Effective Date, all Revolving Credit Commitments of the Consenting Revolving Credit Lenders under the Existing Credit Agreement will be terminated, and each Participating Revolving Credit Lender will provide Exchange RCF Commitments under (and as defined in) the Exchange Credit Agreement in an amount equal to $333.33 for each $1,000 of its Revolving Credit Commitments outstanding immediately prior to the Effective Date (as set forth on the schedule attached as Appendix 3 hereto (the “Revolving Credit Lender Participation Schedule”)). The Exchange RCF Commitments will include an Exchange RCF Letter of Credit Sublimit, as defined and more particularly described in the Credit Facility Transaction Term Sheet. Exchange RCF Loans (as defined in the Credit Facility Transaction Term Sheet) will be deemed drawn immediately following the Effective Date in an amount determined by GEO in its sole discretion that does not result in the Company Parties having more than $234 million in domestic unrestricted cash immediately after giving effect to the Transactions. For the avoidance of doubt, if the Company Parties have greater than $234 million of domestic unrestricted cash on the Effective Date, prior to any borrowing of Exchange RCF Loans but giving pro forma effect to the other Transactions, no such Exchange RCF Loans will be deemed drawn; provided, for the avoidance of doubt, that the Company Parties will not thereby incur any obligation immediately to prepay any loans under the Exchange Credit Agreement.

Revolving Credit Loans

On the Effective Date, each Participating Revolving Credit Lender will exchange its existing Revolving Credit Loans for the following consideration (the “RCF Transaction Consideration”):

(a)   Tranche 2 Exchange Term Loans in the principal amount of $411.11 for each $1,000 in principal amount of existing Revolving Credit Commitments held by such Participating Revolving Credit Lender as of the Effective Date (as set forth on the Revolving Credit Lender Participation Schedule);

Ex. A - 4

(b)   Tranche 3 Exchange Term Loans in the principal amount of $55.56 for each $1,000 in principal amount of existing Revolving Credit Commitments held by such Participating Revolving Credit Lender as of the Effective Date (as set forth on the Revolving Credit Lender Participation Schedule);

(c)   Its pro rata share of Exchange RCF Loans deemed drawn on the Effective Date in an amount, determined by GEO in its sole discretion, that does not result in (i) the Company Parties having more than $234.0 million in available cash immediately after giving effect to the Transactions and (ii) the sum of the aggregate Exchange RCF Loans and the aggregate face amount of Exchange RCF Letters of Credit (as defined in the Credit Facility Transaction Term Sheet) exceeding $187.0 million; and

(d)   An amount of cash equal to the sum of:

(i) The amount by which the principal amount of Revolving Credit Loans made by such Participating Revolving Credit Lenders exceeds 80% of the Revolving Credit Commitments of such Participating Revolving Credit Lender, in each case immediately prior to the Effective Date; plus

(ii)  The difference between such Participating Revolving Credit Lender’s available Exchange RCF Commitment and the amount of Exchange RCF Loans deemed made by such Participating Revolving Credit Lender on the Effective Date pursuant to the preceding clause (c); provided, for the avoidance of doubt, that the cash consideration paid pursuant to this clause (d)(ii) will not result in a reduction in the Exchange RCF Commitments.

Non-Extending Revolving Credit Lenders

Partial Assignment of Revolving Credit Commitments

On or about its execution of the TSA, each Non-Extending Revolving Credit Lender will enter into one or more assignment agreements with one or more other Consenting Creditors pursuant to which such Non-Extending Revolving Credit Lender agrees to assign to such Consenting Creditor(s) (each a “Non-Extending Revolving Credit Lender Assignee”) either (x) $333.33 or (y) $744.44 (as set forth on the Revolving Credit Lender Participation Schedule) of each $1,000 of Revolving Credit Commitments held by such Non-Extending Revolving Credit Lender (each such assignment, a “Non-Extending Revolving Credit Lender Assignment,” and each such assignment agreement, a “Non-Extending Revolving Credit Lender Assignment Agreement”).

Ex. A - 5

The Company Party Advisors shall review each Non-Extending Revolving Credit Lender Assignment Agreement to verify that, other than with respect to (x) the identity of the Non-Extending Revolving Credit Lender and Non-Extending Revolving Credit Lender Assignee party thereto and (y) the aggregate principal amount of Revolving Credit Commitments assigned thereby, each such Non-Extending Revolving Credit Lender Assignment Agreement is substantially identical to each other Non-Extending Revolving Credit Lender Assignment Agreement (including containing the same assignment price, trade date, and termination provisions), and shall promptly confirm the same in writing to the Consenting Creditor Advisors;

Each such Non-Extending Revolving Credit Lender Assignment Agreement will be consummated immediately prior to (but substantially contemporaneously with) the occurrence of the Effective Date (and subject to the satisfaction or waiver of each applicable conditions precedent thereto) on the terms and subject to the conditions (including price) set forth in the applicable Non-Extending Revolving Credit Lender Assignment Agreement.

A Non-Extending Revolving Credit Lender Assignment Agreement may not be amended, supplemented, or otherwise modified, nor any provision thereof waived, without the prior written consent of the Non-Extending Revolving Credit Lender, Non-Extending Revolving Credit Lender Assignee, Company Parties, and, to the extent that any such amendment, supplement, or other modification may have a material adverse effect on the Transaction taken as a whole (including, without limitation, any modification of the trade price), the Required Consenting Creditors, each other Non-Extending Revolving Credit Lender, and each other Non-Extending Revolving Credit Lender Assignee. The Company Parties shall not unreasonably withhold or delay their consent to any such amendment, supplement, modification, or waiver, and such consent shall be deemed to have been given ten days after the request therefor unless such consent is expressly refused in writing (it being agreed and acknowledged that it would be reasonable for the Company Parties to withhold their consent to any modification or waiver of (among other provisions), the aggregate principal amount of Revolving Credit Commitments assigned, the assignment price, the trade date, and the termination provisions, or if such modification or waiver would otherwise materially alter the terms or effect of the Non-Extending Revolving Credit Lender Assignment Agreement).

Consideration for Assigned Revolving Credit Loans and Revolving Credit Commitments

On the Effective Date, each Non-Extending Revolving Credit Lender Assignee will receive $1,050 in principal amount of Tranche 1 Exchange Term Loans in exchange for each $1,000 of Revolving Credit Loans and Revolving Credit Commitments such Non-Extending Revolving Credit Lender Assignee acquired in a Non-Extending Revolving Credit Lender Assignment. For the avoidance of doubt, the Revolving Credit Commitments acquired by such Non-Extending Revolving Credit Lender Assignee in such Non-Extending Revolving Credit Lender Assignment will be terminated on the Effective Date.

Ex. A - 6

Consideration for Remaining Revolving Credit Loans and Revolving Credit Commitments of Non-Extending Revolving Credit Lenders

On the Effective Date, each Non-Extending Revolving Credit Lender will receive, in exchange for its remaining Revolving Credit Loans and Revolving Credit Commitments, the consideration specified in clauses (a), (b), and (d)(i) under the heading “Revolving Credit Commitments and Revolving Credit Loans—Revolving Credit Loans” above; provided that a Non-Extending Revolving Credit Lender that elects to assign that portion of its existing Revolving Credit Loans and Revolving Credit Commitments for which such Non-Extending Revolving Credit Lender otherwise would be entitled to receive the consideration described in such clause (a) (as set forth in the Revolving Credit Lender Participation Schedule) shall receive only the consideration described in such clauses (b) and (d)(i); provided, further, that the consideration received in respect of such clause (b) by a Non-Extending Revolving Credit Lender that elects to assign a portion of its existing Revolving Credit Commitments shall be calculated on the amount of such Non-Extending Revolving Credit Lender’s Revolving Credit Commitments prior to giving effect to such assignment. For the avoidance of doubt, in the event of any conflict between the description herein of the consideration received by a Non-Extending Revolving Credit Lender in respect of such clause (b) and the Revolving Credit Lender Participation Schedule, the Revolving Credit Lender Participation Schedule shall control. The Revolving Credit Commitments of each Non-Extending Revolving Credit Lender will be terminated on the Effective Date, and, after giving effect thereto, each Non-Extending Revolving Credit Lender (including Affiliates) shall have no obligations or other roles under the Existing Credit Agreement.

Notwithstanding anything to the contrary herein, in the event any Consenting Revolving Credit Lender makes an RCF Transfer permitted under Section 6.1 of the TSA, the amounts set forth in the Revolving Credit Lender Participation Schedule shall be subject to change to reflect such RCF Transfers.

Ex. A - 7

2023 Senior Notes and 2024 Senior Notes	Pursuant to the Public Exchange Offer, GEO shall offer to exchange any and all 2023 Senior Notes and 2024 Senior Notes validly tendered (and not validly withdrawn) for the following consideration:

Exchange Consideration if Tendered and/or Delivered prior to the Expiration Time
Title of Old Notes to be Tendered	Tender of Old Notes and Delivery of Consent (per $1,000 of Old Notes Tendered)	Delivery of Consent Only
5.125% Senior Notes due 2023	$300.00 principal amount of New Public Second Lien Notes and $700.00 of cash OR $1,050.00 principal amount of New Public Second Lien Notes (at the election of the holder)	$1.00 of cash per $1,000 principal amount of 2023 Notes represented by such Consent

5.875% Senior Notes due 2024	$750.00 principal amount of New Public Second Lien Notes and $250.00 of cash OR $1,030.00 principal amount of New Public Second Lien Notes (at the election of the holder)	N/A (Holders of the 2024 Notes may only deliver their Consent by validly tendering (and not validly withdrawing) their 2024 Notes)

In conjunction with the Public Exchange Offer, GEO will solicit consents to modify certain covenants, events of default, and other provisions of the 2023 Senior Notes Indenture and the 2024 Senior Notes Indenture as necessary or advisable to effect the Transaction; ensure that all indebtedness, liens, restricted payments, investments, and other transactions and matters permitted under the new notes indentures are also permitted under the 2023 Senior Notes Indenture and the 2024 Senior Notes Indenture; and generally ensure that the 2023 Senior Notes Indenture and the 2024 Senior Notes Indenture are no more restrictive than the New Public Second Lien Notes Indenture in any material respect. Each Consenting 2023 Senior Noteholder and each 2024 Senior Noteholder that validly tenders (and does not withdraw) its 2023 Senior Notes or 2024 Senior Notes, respectively, will be obligated to deliver such consents.

The Consenting Senior Noteholders shall tender (and not withdraw) their 2023 Senior Notes and 2024 Senior Notes prior to the Expiration Date, except as otherwise provided in the TSA. Consenting 2024 Senior Noteholders shall, collectively, elect to receive consideration consisting entirely of New Public Second Lien Notes in respect of at least $54 million in aggregate outstanding principal amount of 2024 Senior Notes (such elections to be set forth on each Consenting 2024 Senior Noteholder’s Holdings Confirmation). For the avoidance of doubt, any Consenting 2023 Senior Noteholders that are not Consenting 2026 Senior Noteholders will not be required to elect to receive consideration consisting entirely of New Public Second Lien Notes.

Ex. A - 8

GEO may pay a soliciting broker fee equal to either (i) $2.50 for each $1,000 in principal amount of 2023 Senior Notes and 2024 Senior Notes that are validly tendered and accepted for exchange in the Public Exchange Offer or (ii) $0.50 for each $1,000 in principal amount of 2023 Senior Notes for which only the consent is provided in connection with the Consent Solicitation for the 2023 Senior Notes, in each case only to soliciting retail brokers for holders holding less than $1 million in aggregate principal amount of 2023 Senior Notes and 2024 Senior Notes that are appropriately designated by their clients to receive such fee.

2026 Senior Notes

On the Effective Date, GEO shall exchange $1,000 in principal amount of New Private Second Lien Notes for each $1,000 in principal amount of 2026 Senior Notes held by the Consenting 2026 Senior Noteholders as of the Agreement Effective Date, not to exceed 68.5% of the aggregate principal amount of all 2026 Senior Notes outstanding as of the Agreement Effective Date.

No Senior Noteholder may Participate in the 2026 Senior Notes Private Exchange unless such Senior Noteholder is a member of the Ad Hoc Noteholder Group and is also Party to the TSA as a Consenting 2023 Senior Noteholder or Consenting 2024 Senior Noteholder and, for the avoidance of doubt, elects to receive consideration consisting entirely of New Public Second Lien Notes in exchange for the 2023 Senior Notes tendered in the Public Exchange Offer. In addition, the Company Parties may elect not to execute the TSA with a 2026 Senior Noteholder that does not also hold, and execute the TSA in respect of, an aggregate principal amount of 2023 Senior Notes and/or 2024 Senior Notes that the Company Parties, in their discretion, consider meaningful.

In conjunction with such exchange, each Consenting 2026 Senior Noteholder shall consent to amend the 2026 Senior Notes Indenture as necessary or advisable to effect the Transaction; ensure that all indebtedness, liens, restricted payments, investments, and other transactions and matters permitted under the New Private Second Lien Notes Indenture are also permitted under the 2026 Senior Notes Indenture; and generally ensure that the 2026 Senior Notes Indenture is no more restrictive than the New Private Second Lien Notes Indenture in any material respect.

Ex. A - 9

APPENDIX 1

Credit Facility Transaction Term Sheet

CREDIT FACILITY TRANSACTION TERM SHEET

This term sheet (this “Credit Facility Transaction Term Sheet”), dated as of July 18, 2022, sets forth the principal terms for the Exchange Credit Agreement and the Existing Credit Agreement Amendment (as such terms are defined in the Transaction Support Agreement, dated as of the date hereof (the “TSA”), among The GEO Group, Inc., a Florida corporation (“GEO”), GEO Corrections Holdings, Inc., a Florida corporation (“Corrections”), GEO Australasia Holdings Pty Ltd., an Australian proprietary company (“GEO Australasia Holdings”), GEO Australasia Finance Holdings Pty Ltd., an Australian proprietary company, as trustee of the GEO Australasia Finance Holding Trust (the “Australian Trustee”), the other Company Parties party thereto, the Administrative Agent, the Consenting Revolving Credit Lenders, the Consenting Term Lenders and the Consenting Noteholders, and the Transaction Term Sheet attached thereto (to which this Credit Facility Transaction Term Sheet is attached as Appendix 1). Capitalized terms used but not otherwise defined in this Credit Facility Transaction Term Sheet have the meanings assigned to such terms in the TSA or the Existing Credit Agreement. This Credit Facility Transaction Term Sheet does not constitute (nor will it be construed as) an offer to sell, or a solicitation of an offer to buy, with respect to any securities, it being understood that such an offer, if any, will only be made in compliance with applicable provisions of securities and/or other applicable laws.

This Credit Facility Transaction Term Sheet is a summary of the principal terms and conditions of the Exchange Credit Agreement and the Existing Credit Agreement Amendment and does not purport to summarize all of the terms, conditions, representations, warranties and other provisions with respect to the Exchange Credit Agreement or the Existing Credit Agreement Amendment, which terms, conditions, representations, warranties and other provisions will be subject to the completion of the Exchange Credit Agreement, the Existing Credit Agreement Amendment and the other definitive documents incorporating the terms set forth herein and any terms not set forth herein will be substantially similar to the corresponding terms set forth in the Existing Credit Agreement or as otherwise mutually agreed in the definitive documentation in accordance with the consent rights under the TSA. The closing of the Transaction will be subject to the terms and conditions set forth in the TSA and such definitive documentation. This Credit Facility Transaction Term Sheet shall not constitute an admission of liability or a waiver of any rights of the parties to the TSA except as expressly stated herein.

EXCHANGE CREDIT AGREEMENT

PARTIES
Borrowers	GEO and Corrections.

[Australian Borrowers	Same as in the Existing Credit Agreement.][1]

Guarantors	The subsidiaries of GEO that are “Guarantors” under the Existing Credit Agreement (collectively, the “Guarantors,” and the Guarantors, the Borrowers [and the Australian Borrowers], collectively, the “Loan Parties”). For the avoidance of doubt, consistent with the Existing Credit Agreement, each Restricted Domestic Subsidiary of GEO will be required to be a Guarantor, even if not wholly owned.

Administrative Agent	Alter Domus (US) LLC, as administrative agent for the lenders under the Exchange Credit Agreement (in such capacity, the “Exchange Credit Facility Agent”).

Lenders	(i) The Participating Revolving Credit Lenders in their capacities as lenders under the Exchange RCF (as defined below) (the “Exchange RCF Lenders”) and (ii) the Participating Term Lenders, the Participating Revolving Credit Lenders and the Non-Extending Revolving Credit Lenders in their capacities as lenders under the Exchange Term Facility (as defined below) (the “Exchange Term Lenders”).

EXCHANGE REVOLVING CREDIT FACILITY

Type and Amount	A first-lien senior secured revolving credit facility (the “Exchange RCF”; and the commitments thereunder, the “Exchange RCF Commitments”), in an aggregate principal amount of $187 million (the loans thereunder, the “Exchange RCF Loans”). Exchange RCF Loans will only be made in U.S. dollars.

Availability	The Exchange RCF will be available on a revolving basis during the period commencing on the Effective Date and ending on the Exchange RCF Termination Date (as defined below).

[1]	GEO anticipates that arrangements sufficient to eliminate these entities as parties to the Exchange Credit Agreement can be completed prior to the Effective Date.

Appendix 1 - 2

Maturity	The Exchange RCF Commitments will terminate and the Exchange RCF Loans will mature on the earliest of (i) March 23, 2027, (ii) January 15, 2026, if $100.0 million or greater in aggregate principal amount of the 2026 Senior Notes remains outstanding on such date, and (iii) November 25, 2025, if $100.0 million or greater in aggregate principal amount of the 6.50% exchangeable senior notes due 2026 issued by Corrections (the “2026 Exchangeable Notes”) remains outstanding on such date (it being understood that, for the avoidance of doubt, 2026 Senior Notes and 2026 Exchangeable Notes, as applicable, shall be deemed not outstanding if funds have been deposited into an irrevocable escrow for the payment or redemption of such notes at maturity) (such earliest date, the “Exchange RCF Termination Date”).

Letters of Credit

A portion of the Exchange RCF in an amount equal to $175.0 million (the “Exchange RCF Letter of Credit Sublimit”) will be available for the issuance of letters of credit in U.S. dollars, or, with the consent of the applicable Exchange RCF LC Issuer (as defined below), any Agreed Foreign Currency or Australian Dollars (“Exchange RCF Letters of Credit”), on substantially similar terms to the terms set forth in the Existing Credit Agreement, with any modifications to be agreed by the Borrowers and the Exchange RCF LC Issuers (as defined below). Exchange RCF Letters of Credit will be provided by the Participating Revolving Credit Lenders that consent to be “RCF LC Issuers” under the Exchange RCF and, with respect to any roll-over letters of credit as set forth below, the applicable “RCF LC Issuer” under the Existing Credit Agreement (the “Existing LC Issuer”) (each of the foregoing, in such capacity, an “Exchange RCF LC Issuer”), with the allocation of the Exchange RCF Letter of Credit Sublimit among such Exchange RCF LC Issuers to be agreed by the Borrowers and each such Exchange RCF LC Issuer. Any Exchange RCF Letter of Credit will reduce availability under the Exchange RCF on a “dollar-for-dollar” basis.

Any Exchange RCF Letter of Credit may be issued on the Effective Date (a) to backstop or replace any letter of credit outstanding under the Existing Credit Agreement on the Effective Date (including, solely with the consent of the applicable Existing LC Issuer, by rolling over any such existing letter of credit as if issued under the Exchange RCF; provided that any such roll-over letter of credit shall, unless such issuer agrees otherwise, expire on the expiration date set forth therein without giving effect to any right of renewal or extension thereunder, and the applicable issuer shall cease to be an Exchange RCF LC Issuer upon the expiration of all such roll-over letters of credit), or (b) for other general corporate purposes subject to the consent of each applicable Exchange RCF LC Issuer. For the avoidance of doubt, the roll-over of any letter of credit issued and outstanding under the Existing Credit Agreement to the Exchange Credit Agreement is subject to the consent of the Existing LC Issuer of each such letter of credit, which consent shall be at its sole discretion and may be subject to additional terms and conditions required by such Existing LC Issuer.

Appendix 1 - 3

Use of Proceeds	The proceeds of the Exchange RCF Loans (a) will be used on the Effective Date (i) to refinance up to $187 million of the revolving loans outstanding under the Existing Credit Agreement less the face amount of Exchange RCF Letters of Credit issued or deemed issued on the Effective Date and (ii) for working capital needs and other general corporate purposes, including to pay transaction costs; and (b) may be used after the Effective Date, (i) to finance working capital needs and other general corporate purposes, (ii) to repay or prepay any debt (to the extent permitted under the Exchange Credit Agreement) and (iii) for any other purpose not prohibited by the Exchange Credit Agreement.

EXCHANGE TERM FACILITY

Type and Amount	A first-lien senior secured term facility made available to GEO in U.S. dollars in an aggregate principal amount of up to $1,268.37 million (such facility, the “Exchange Term Facility”, and the loans thereunder, the “Exchange Term Loans”), consisting of (i) a tranche of Exchange Term Loans allocated to (A) the Participating Term Lenders (as set forth in the Transaction Term Sheet) in an aggregate principal amount equal to (1) with respect to Participating Term Lenders that elect consideration consisting entirely of Exchange Term Loans in the Term Loan Transaction, 105% of the aggregate principal amount of term loans under the Existing Credit Agreement that such Participating Term Lenders sell, transfer and assign to GEO in connection therewith, or (2) with respect to Participating Term Lenders that elect consideration consisting partly of cash and partly of Exchange Term Loans in the Term Loan Transaction, 100% of the aggregate principal amount of term loans under the Existing Credit Agreement that such Participating Term Lenders sell, transfer and assign to GEO other than for cash, and (B) the Non-Extending Revolving Credit Lenders Assignees in an aggregate principal amount equal to 105% of the aggregate principal amount of the revolving loans outstanding under the Existing Credit Agreement held by Non-Extending Revolving Credit Lenders and assigned to the applicable Term Lenders immediately prior to (but substantially contemporaneously with), and subject to the occurrence of, the Effective Date (i.e., up to $986.41 million if (x) all Term Lenders sell, transfer and assign to GEO their existing term loans in connection with the Term Loan Transaction for consideration consisting entirely of Exchange Term Loans and (y) the applicable Term Lenders, as Non-Extending Revolving Credit Lender Assignees, sell, transfer and assign to GEO the existing revolving loans assigned to them by Non-Extending Revolving Credit Lenders in connection with the Transaction) (the “Tranche 1 Exchange Term Loans”), (ii) a tranche of Exchange Term Loans allocated to the Participating Revolving Credit Lenders in an aggregate principal amount of $236.80 million (the “Tranche 2 Exchange Term Loans,” and together with the Tranche 1 Exchange Term Loans, the “Tranche 1/2 Exchange Term Loans”) and (iii) a tranche of Exchange Term Loans allocated pro rata to the Participating Revolving Credit Lenders and the Non-Extending Revolving Credit Lenders in an aggregate principal amount of $45.17 million (the “Tranche 3 Exchange Term Loans”).

Appendix 1 - 4

Maturity	With respect to the Tranche 1/2 Exchange Term Loans, the earliest of (i) March 23, 2027, (ii) January 15, 2026, if $100.0 million or greater in aggregate principal amount of the 2026 Senior Notes remains outstanding on such date, and (iii) November 25, 2025, if $100.0 million or greater in aggregate principal amount of 2026 Exchangeable Notes remains outstanding on such date (it being understood that, for the avoidance of doubt, 2026 Senior Notes and 2026 Exchangeable Notes, as applicable, shall be deemed not outstanding if funds have been deposited into an irrevocable escrow for the payment or redemption of such notes at maturity) (such earliest date, the “Tranche 1/2 Exchange Term Loan Maturity Date”). With respect to the Tranche 3 Exchange Term Loans, March 23, 2024 (the “Tranche 3 Exchange Term Loan Maturity Date”).

Amortization	Commencing on the last day of the first full fiscal quarter ended after the Effective Date, the Tranche 1 Exchange Term Loans will amortize in equal quarterly installments in aggregate annual amounts equal to 5.00% of the original principal amount of the Tranche 1 Exchange Term Loans, with the balance payable on the Tranche 1/2 Exchange Term Loan Maturity Date. The Tranche 2 Exchange Term Loans will not be subject to amortization. The Tranche 3 Exchange Term Loans will amortize in equal quarterly installments at the same rate as the term loans that remain outstanding under the Existing Credit Agreement after giving effect to the Term Loan Transaction (such latter term loans, the “Nonexchanging Term Loans,” and collectively with the Tranche 3 Exchange Term Loans, the “Stub Term Loans”) (i.e., in a quarterly amount equal to 0.25% of the original principal amount of the term loans made under the Existing Credit Agreement, pro rata with the Nonexchanging Term Loans and adjusted for the open market purchase and retirement of term loans under the Existing Credit Agreement made on the Effective Date), with the balance payable on the Tranche 3 Exchange Term Loan Maturity Date.

Availability	The Exchange Term Loans will be incurred in a single issuance on the Effective Date. Repayments and prepayments of the Exchange Term Loans may not be re-borrowed.

Appendix 1 - 5

Use of Proceeds	The Tranche 1 Exchange Term Loans will be issued (i) as consideration for GEO’s open market purchase from Participating Term Lenders of up to $758.00 million of the principal amount of term loans outstanding under the Existing Credit Agreement and held by Participating Term Lenders on the Effective Date and (ii) in exchange for $181.43 million of the principal amount of existing revolving loans outstanding under the Existing Credit Agreement and assigned to certain Participating Term Lenders by Non-Extending Revolving Credit Lenders immediately prior to (but substantially contemporaneously with), and subject to the occurrence of, the Effective Date. The Tranche 2 Exchange Term Loans will be issued in exchange for $236.80 million of the principal amount of revolving loans held by the Participating Revolving Credit Lenders and outstanding under the Existing Credit Agreement on the Effective Date. The Tranche 3 Exchange Term Loans will be issued in exchange for $45.17 million of the principal amount of revolving loans held by the Participating Revolving Credit Lenders and the Non-Extending Revolving Credit Lenders and outstanding under the Existing Credit Agreement on the Effective Date.

Incremental First-Lien Facilities

The Borrower will have the right, from time to time on one or more occasions, to add one or more incremental first-lien term facilities and/or increase the term loans under the Exchange Term Facility (each, an “Incremental Facility”), subject to terms and conditions substantially similar to the terms and conditions with respect thereto set forth in the Existing Credit Agreement; provided, however, that (a) any Incremental Facility shall not have a weighted average life shorter than the weighted average life of the Exchange RCF Maturity Date and the Tranche 1/2 Exchange Term Loan, or a maturity date prior to the Exchange RCF Maturity Date and the Tranche 1⁄2 Exchange Term Loan Maturity Date, and (b) the aggregate outstanding principal amount of all Incremental Facilities shall not exceed:

(a)   $215.0 million; plus

(b)   without duplication of clause (a) above, $50.0 million, so long as, with respect to this clause (b), the First Lien Leverage Ratio is less than 1.75x calculated on a pro forma basis;

the sum of the amounts set forth in clauses (a) and (b) above, the “Incremental Amount”; provided that the proceeds of any Incremental Facility incurred pursuant to clause (a) above may only be used to prepay or repay the revolving loans that remain outstanding under the Existing Credit Agreement after giving effect to the Transaction and Stub Term Loans. The principal amount set forth in clause (b) above shall be reduced on a dollar-for-dollar basis for each dollar in excess of $200.0 million of cash or Exchange RCF Loans that is used to prepay 2023 Senior Notes or 2024 Senior Notes. To the extent that the interest rate margin on loans made in respect of an Incremental Facility incurred pursuant to clause (a) or clause (b) above

Appendix 1 - 6

is more than (i) 100 basis points in excess of the interest rate margin applicable to Tranche 1 Exchange Term Loans, the interest rate margin on Tranche 1 Exchange Term Loans will be automatically increased so that it is 100 basis points less than the interest rate margin on loans made in respect of such Incremental Facility, and (ii) 200 basis points in excess of the interest rate margin applicable to Tranche 2 Exchange Term Loans, the interest rate margin on Tranche 2 Exchange Term Loans will be automatically increased so that it is 200 basis points less than the interest rate margin on loans made in respect of such Incremental Facility.

The Exchange Credit Agreement will permit the Borrowers to utilize any part of the Incremental Amount to incur or issue loans, notes or other indebtedness incurred or issued outside the Exchange Credit Agreement (the “Incremental Equivalent Debt”), subject to the provisos set forth in the paragraph above. Any Incremental Equivalent Debt may, at the discretion of the Borrowers, (a) rank pari passu with, or be subordinated in right of payment to, the Exchange Term Facility or (b) be secured on a pari passu basis with, or junior basis to, the Exchange Term Facility or may be unsecured; provided that Incremental Equivalent Debt, (i) if secured, may not be secured by any assets other than Existing Collateral and Additional Collateral (each as defined below) (collectively, the “Collateral”), and (ii) if guaranteed, may not be guaranteed by any person that is not a Loan Party.

“First Lien Leverage Ratio” will have the same meaning as “Senior Secured Leverage Ratio” as defined in the Existing Credit Agreement; provided that clause (a)(i) thereof will refer instead to the Stub Term Loans, the Tranche 1/2 Exchange Term Loans, the Exchange RCF Loans and any other indebtedness that is secured by a lien on any Collateral that is pari passu with the liens securing the indebtedness outstanding under the Exchange Credit Agreement. For the avoidance of doubt, the calculation of “First Lien Leverage Ratio” shall exclude any cash held by an Unrestricted Subsidiary.

Refinancing Facilities	The Exchange Credit Agreement will have provisions relating to “Refinancing Term Loans” and “Refinancing Revolving Credit Commitments” that are substantially similar to those set forth in the Existing Credit Agreement or otherwise in form and substance acceptable to the parties to the Exchange Credit Agreement, consistent with such parties’ respective consent rights under the TSA.

Appendix 1 - 7

CERTAIN PAYMENT PROVISIONS

Interest Rates

LIBOR will be replaced as the interest rate benchmark for Exchange RCF Loans and Exchange Term Loans with unadjusted Term SOFR, subject to a 0.75% floor.

The interest rate margins on Exchange RCF Loans will increase by 75 basis points from the interest rate margins applicable to Revolving Credit Loans under the Existing Credit Agreement.

The Tranche 1 Exchange Term Loans will bear interest at a rate per annum equal to Term SOFR plus 7.125%, and the Tranche 2 Exchange Term Loans will bear interest at a rate per annum equal to Term SOFR plus 6.125%; provided that, at any time after the earlier of (x) 18 months following the Effective Date, if no 2023 Senior Notes or 2024 Senior Notes remain outstanding at the time of determination, and (y) November 1, 2024, the applicable rate for the Tranche 1/2 Exchange Term Loans will be reduced by (i) 25 basis points if the First Lien Leverage Ratio was less than 1.50x, and (ii) 25 basis points if GEO held a corporate credit rating from Moody’s, S&P or another nationally recognized statistical rating organization of at least B3/B- (stable outlook) as of the last day of the fiscal quarter of GEO most recently ended (resulting, for the avoidance of doubt, in a total reduction of 50 basis points if both conditions set forth in the preceding clauses (i) and (ii) are satisfied). If, after any reduction in the interest rate margin occurs in accordance with the previous sentence, the condition giving rise to such reduction is no longer satisfied as of the last day of the fiscal quarter of GEO most recently ended, such reduction will no longer apply unless and until such condition is satisfied again.

Tranche 3 Exchange Term Loans will bear interest at a rate per annum equal to Term SOFR plus 2.00%.

Optional Prepayments and Commitment Reductions	Exchange Term Loans may be prepaid and commitments under the Exchange RCF may be reduced, in whole or in part, without premium or penalty (except as described under the heading “Tranche 1 Exchange Term Loan Prepayment Fee” below), in a manner consistent with the Existing Credit Agreement.

Appendix 1 - 8

Tranche 1 Exchange Term Loan Prepayment Fee

Optional Prepayments (including any mandatory prepayment required in connection with the incurrence of indebtedness that is not permitted to be incurred under the Exchange Credit Agreement) of Tranche 1 Exchange Term Loans made (i) prior to the date that is one year after the Effective Date will be subject to a prepayment premium of 3.00% of the principal amount of the Tranche 1 Exchange Term Loans so prepaid, plus a customary T + 50 “make whole” premium (which shall be in form and substance acceptable to the Required Consenting Term Lenders under the TSA) (the “Make Whole Premium”), (ii) on or after the date that is one year after the Effective Date and prior to the date that is two years after the Effective Date will be subject to a prepayment premium of 3.00% of the principal amount of the Tranche 1 Exchange Term Loans so prepaid, (iii) on or after the date that is two years after the Effective Date and prior to the date that is three years after the Effective Date will be subject to a prepayment premium of 2.00% of the principal amount of the Tranche 1 Exchange Term Loans so prepaid and (iv) on or after the date that is three years after the Effective Date will not be subject to any prepayment premium.

The Make Whole Premium shall contain customary “Momentive” language providing for the application of the Make Whole Premium in bankruptcy. For the avoidance of doubt, the Make Whole Premium shall be deemed earned at closing and payable upon any Optional Prepayment.

The premiums described above shall also be payable after (and notwithstanding) an acceleration event, subject to “bankruptcy make-whole” provisions to be agreed.

Mandatory Prepayments

The Exchange Term Loans and the Exchange RCF shall be subject to the following mandatory prepayment requirements:

(a)   80% of the excess cash flow (determined in accordance with the terms set forth below and to be defined with greater specificity in the definitive documentation), of GEO and its restricted subsidiaries (and, to the extent distributed to GEO and its restricted subsidiaries, excess cash flow of GEO’s unrestricted subsidiaries) for each fiscal quarter of GEO (commencing with the first full fiscal quarter ending after the Effective Date);

(b)   100% of the domestic unrestricted cash of GEO and its restricted subsidiaries in excess of $234.0 million as of the last day of each fiscal quarter (commencing with the first full fiscal quarter ending after the Effective Date); and

(c)   100% of the net cash proceeds of casualty events (subject to reinvestment rights as detailed in Annex A hereto) and assets dispositions in a manner consistent with the Existing Credit Agreement, with the changes described below.

Appendix 1 - 9

The excess cash flow of GEO and its restricted subsidiaries (and, to the extent distributed to GEO and its restricted subsidiaries, excess cash flow of GEO’s unrestricted subsidiaries) for any period will be an amount equal to consolidated net income for such entities for such period (subject to customary adjustments), minus deductions for customary free-cashflow items, including the following (except, in the case of any of the following clauses (3) through (7), to the extent such payments are financed from the net cash proceeds of the incurrence of other indebtedness (other than revolving indebtedness) or the sale or other disposition of any assets):

(1)   Non-cash items included in consolidated net income;

(2)   Net increases in working capital;

(3)   Growth and maintenance capital expenditures;

(4)   Payments (including prepayments) of indebtedness, including prepayment premiums, make-wholes and similar amounts paid in connection therewith, other than revolving indebtedness unless accompanied by a corresponding reduction in commitments, with optional prepayments of Exchange Term Loans or Exchange RCF Loans (with a corresponding reduction in commitments) being deducted from the required prepayment amount instead of being deducted from the calculation of excess cash flow;

(5)   Cash payments in respect of long term liabilities other than indebtedness or which otherwise are not expensed;

(6)   Permitted Acquisitions, certain Permitted Investments and certain Restricted Payments; and

(7)   Cash consideration to be paid during the four fiscal quarter period following such period pursuant to planned expenditures or investments or a binding contract or other commitment entered into during or prior to such period. For the avoidance of doubt, (i) any payment made in a future period for which a deduction was taken in a prior period may not be deducted from excess cash flow in such future period, (ii) if the actual payment made in a future period is less than the deduction taken in a prior period, excess cash flow shall be increased in such future period by the amount of such shortfall and (iii) any election to deduct future planned or required payments in the calculation of excess cash flow in an earlier period shall be at GEO’s option.

Appendix 1 - 10

Any mandatory prepayment of the Exchange Term Loans and the Exchange RCF will be without premium or penalty. To the extent, and only for so long as, any portion of excess cash flow, available cash or net cash proceeds otherwise subject to prepayment pursuant to clauses (a), (b) or (c) above (i) are prohibited or delayed by applicable local law or the terms of any subsidiary’s or joint venture’s organizational documents from being repatriated to GEO or (ii) are determined by GEO in good faith that repatriation to GEO would result in material adverse tax consequences to GEO or any of its restricted subsidiaries, then the affected portion of such excess cash flow, available cash or net cash proceeds shall not be required to be included in the calculation of such excess cash flow, available cash or net cash proceeds subject to such prepayment.

Prepayments made pursuant to clause (a) or clause (b) above will be applied at par as follows: (i) if any Stub Term Loans remain outstanding, then 35% of such proceeds will be applied to prepay such Stub Term Loans (pro rata between the Nonexchanging Term Loans and the Tranche 3 Exchange Term Loans) and the remaining 65% of such proceeds will be applied to prepay the Tranche 1/2 Exchange Term Loans on a pro rata basis; (ii) if no Stub Term Loans remain outstanding but any Tranche 1/2 Exchange Term Loans remain outstanding, then 100% of such proceeds will be applied to prepay the Tranche 1/2 Exchange Term Loans on a pro rata basis; and (iii) if no Stub Term Loans or Tranche 1/2 Exchange Term Loans remain outstanding, then 100% of such proceeds will be applied to prepay Exchange RCF Loans (with a corresponding permanent reduction to the Exchange RCF Commitments).

Lenders may elect to decline any prepayments made pursuant to clause (a) or (b) above, other than any such prepayments of (x) Stub Term Loans or (y) Tranche 2 Exchange Term Loans if no Stub Term Loans are then outstanding. To the extent any such Lenders validly elect to decline any such prepayment, declined amounts shall be offered to prepay (i) first, if Exchange Term Lenders holding Tranche 1/2 Exchange Term Loans decline any such prepayment and Stub Term Loans are then outstanding, such Stub Term Loans; (ii) second, Tranche 1 Exchange Term Loans (to the extent the Lenders holding such loans do not decline such prepayment); (iii) third, Tranche 2 Exchange Term Loans; and (iv) fourth, Exchange RCF Loans (without a corresponding permanent reduction to the Exchange RCF Commitments). To the extent any Exchange RCF Lenders decline a prepayment pursuant to clause (iv) of the immediately preceding sentence, such amounts shall be retained by GEO.

Prepayments made pursuant to clause (c) above with the net cash proceeds of assets or property that constitute “Collateral” securing the obligations under the Existing Credit Agreement (such assets or property, collectively, “Existing Collateral”) or not constituting Collateral under either the Existing Credit Agreement or the Exchange Credit Agreement will be applied at par: (i) first, to prepay Stub Term Loans and (ii) second, if no Stub Term Loans remain outstanding, then to prepay Tranche 1/2 Exchange Term Loans on a pro rata basis.

Appendix 1 - 11

Prepayments made pursuant to clause (c) above with the net cash proceeds of assets or property that constitute Additional Collateral will be applied (i) with respect to the first $100.0 million of such net cash proceeds in the aggregate, to prepay Stub Term Loans; (ii) if no Stub Term Loans remain outstanding or if $100.0 million of such net cash proceeds in the aggregate have been applied to prepay Stub Term Loans, then to prepay Tranche 1/2 Exchange Term Loans on a pro rata basis; (iii) if (A) no Stub Term Loans remain outstanding or if $100.0 million of such net cash proceeds in the aggregate have been applied to prepay Stub Term Loans and (B) no Tranche 1/2 Exchange Term Loans remain outstanding, to prepay Exchange RCF Loans (without a corresponding permanent reduction to the Exchange RCF Commitments); (iv) if (A) no Stub Term Loans remain outstanding or if $100.0 million of such net cash proceeds in the aggregate have been applied to prepay Stub Term Loans and (B) no Tranche 1/2 Exchange Term Loans or Exchange RCF Loans remain outstanding, to prepay the New Private Second Lien Notes and the New Public Second Lien Notes (the New Private Second Lien Notes and the New Public Second Lien Notes, together, the “New Second Lien Notes”) on a pro rata basis; and (v) if no Tranche 1/2 Exchange Term Loans, Exchange RCF Loans or New Second Lien Notes remain outstanding, to prepay Stub Term Loans.

The net available cash proceeds of dispositions that GEO must offer to the Lenders as a prepayment pursuant to clause (c) above will be determined in a manner consistent with the Existing Credit Agreement, with the following changes: (i) the Borrowers must offer to prepay the Loans from net cash proceeds of (A) any individual disposition greater than $5 million and (B) aggregate net cash proceeds of dispositions in excess of (1) $15 million during any fiscal year and (2) $50 million during the term of the Exchange Credit Agreement, and (ii) reinvestments of net available cash proceeds of dispositions shall not be permitted.

Collateral

The obligations of each Loan Party under the Exchange Term Facility and the Exchange RCF will be secured (i) on a pari passu basis with the obligations of each Loan Party in respect of the Nonexchanging Term Loans under the Existing Credit Agreement by a perfected security interest in all Existing Collateral and (ii) other than with respect to the Tranche 3 Exchange Term Loans, on a first-lien basis (subject to permitted liens) by a perfected security interest in (A) real property not subject to a mortgage securing the obligations under the Existing Credit Agreement such that, after giving effect to mortgages

Appendix 1 - 12

or deeds of trust on such additional real property, the collateral securing the Exchange Term Facility and the Exchange RCF includes (1) 90% of the net book value of the domestic real property interests of the Borrowers and the Guarantors or (2) each domestic real property interest of the Borrowers and the Guarantors that has a net book value of $6.0 million or greater, whichever represents a greater proportion of the total net book value of all domestic real property interests of the Borrowers and the Guarantors (for the avoidance of doubt, compliance with the foregoing clauses (1) and (2) shall be determined and attested to by GEO, on a quarterly basis), and (B) a pledge of the voting equity interests in direct foreign subsidiaries of the Loan Parties that constitute “Excluded Property” as defined in the Existing Credit Agreement (the assets and property described in clauses (A) and (B), collectively, “Additional Collateral”). The execution and delivery of mortgages and deeds of trust securing the Exchange Term Facility and the Exchange RCF will be subject to a customary post-closing requirement to be agreed.

The relative lien priorities and the relative rights and other creditors’ rights issues (i) in respect of Existing Collateral will be set forth in a customary pari passu intercreditor agreement between the Existing Credit Facility Agent and the Exchange Credit Facility Agent, which pari passu intercreditor agreement shall be in form and substance acceptable to the Required Consenting Term Lenders and the Required Consenting Revolving Lenders (each subject to their respective consent rights under the TSA), and (ii) in respect of all Collateral securing the obligations of each Loan Party under the Exchange Term Facility and the Exchange RCF will be set forth in a customary “first lien/second lien” intercreditor agreement between the Exchange Credit Facility Agent and the collateral trustee for the New Second Lien Notes, which first lien/second lien intercreditor agreement shall be in form and substance acceptable to the Required Consenting Term Lenders, the Required Consenting Revolving Lenders, and the Required Consenting Senior Noteholders (each subject to their respective consent rights under the TSA).

CONDITIONS

Conditions to the effectiveness of the Exchange Credit Agreement	The effectiveness of the Exchange Credit Agreement will be subject to usual and customary conditions precedent, including execution and delivery of the Exchange Credit Agreement and other definitive documentation governing the Exchange Term Facility and the Exchange RCF.

Appendix 1 - 13

Conditions to the availability of Exchange RCF Loans	The availability of Exchange RCF Loans on and after the Effective Date will be subject to conditions that are substantially similar to those in the Existing Credit Agreement. In addition, the availability of Exchange RCF Loans will require GEO and its restricted subsidiaries to hold less than $234.0 million of domestic unrestricted cash (to be defined in the Exchange Credit Agreement) after giving effect to such borrowing and after giving effect to certain anticipated future payments.

DOCUMENTATION

Exchange Credit Agreement	The Exchange Credit Agreement will contain terms and conditions substantially similar to those in the Existing Credit Agreement, except as set forth in this Credit Facility Transaction Term Sheet and except for such other terms, conditions and conforming changes as the Borrowers, the Exchange RCF Lenders, the Exchange Term Lenders and the Exchange Credit Facility Agent may agree in accordance with the standards and approval rights set forth in the TSA.

Representations and Warranties	Substantially similar to those in the Existing Credit Agreement.

Affirmative Covenants

Substantially similar to those in the Existing Credit Agreement.

The Exchange Credit Agreement will also include a new quarterly reporting covenant with respect to the net book value of the domestic real property interests of the Borrowers and the Guarantors constituting Collateral and the net book value of such real property interests that do not constitute Collateral.

Financial Covenants	Substantially similar to those in the Existing Credit Agreement; provided that the Exchange Credit Agreement will include the following changes: (a) the Senior Secured Leverage Ratio covenant will be replaced with a First Lien Leverage Ratio covenant, with the same required covenant level of 3.50:1.00, and (b) the required interest coverage ratio covenant level will be adjusted to 1.50:1.00.

Negative Covenants

Substantially similar to those in the Existing Credit Agreement; provided that the Exchange Credit Agreement will include the following changes and any other changes set forth on Annex A hereto:

(d)   the limitations on the incurrence of indebtedness and granting of liens will permit the incurrence of (i) the Exchange Term Loans, the Exchange RCF, any Incremental Facility, any Incremental Equivalent Debt, the New Second Lien Notes and any refinancing indebtedness in respect of the foregoing (subject to customary limitations on such refinancing indebtedness, including a requirement that such refinancing indebtedness is not secured by a higher-priority lien than the lien securing the original indebtedness), (ii) an additional $50.0 million of second-lien debt (secured on a pari passu basis with the New Second Lien Notes) and (iii) “1.5”-lien debt in an amount equal to $107M less the principal amount of New Public Second Lien Notes issued in exchange for participating 2023 Senior Notes at transaction close;

Appendix 1 - 14

(e)   the limitations on restricted payments will:

i. make no allowance for payment of dividends required of a REIT under the tax code;

ii. include a limitation on paying dividends or making any share repurchases (other than customary exceptions in the ordinary course of business, as described in and limited by the following clause (B)) in an amount in excess of: (A) $5 million in any calendar year (with any unused amounts carrying over to the following year), plus (B) the aggregate amount of net available proceeds of equity issuances not otherwise applied;

iii. limit restricted payments pursuant to and in accordance with customary stock option plans or other benefit plans established in the ordinary course of business for directors, management, employees or consultants of GEO and its subsidiaries to (unless otherwise permitted (including, without limitation, to the extent of any available capacity for restricted payments pursuant to the preceding clause (ii))), $1 million in any calendar year (with any unused amounts carrying over to the following year) plus repurchases deemed to occur upon the withholding of a portion of the equity interests or options granted or awarded to such directors, management, employees or consultants to pay for the taxes payable by such person upon such grant or award (or upon the vesting thereof); in addition, GEO may, in accordance with the terms of any such plan, pay dividends upon the vesting of any awards that were issued thereunder at a time that GEO was classified as a REIT, in an amount not to exceed $3 million during the term of the Exchange Credit Agreement;

(f)   the limitation on optional prepayments of other debt will:

Appendix 1 - 15

i. permit optional prepayments of the Stub Term Loans, including with proceeds of any Incremental Facility;

ii. prohibit optional prepayments or repurchases of the 2024 Senior Notes and the 2026 Senior Notes if any Stub Term Loans remain outstanding;

iii. permit any refinancing of other debt subject to the limitations on the incurrence of such refinancing indebtedness set forth in the debt and lien covenants;

iv. permit optional prepayments or repurchases of the 2023 Senior Notes and the 2024 Senior Notes in an aggregate principal amount not to exceed $200.0 million (inclusive of prepayments made on the Effective Date);

v. permit additional optional prepayments or repurchases of the 2024 Senior Notes in an aggregate principal amount not to exceed $50.0 million so long as, after giving effect to such prepayment on a pro forma basis, the First Lien Leverage Ratio is less than 1.75x;

vi. permit additional optional prepayments with the cumulative excess cash flow not required to be used to prepay the Stub Term Loans, the Tranche 1/2 Exchange Term Loans or Exchange RCF Loans; provided that prepayments of the 2023 Senior Notes and the 2024 Senior Notes pursuant to this clause (vi) and the preceding clauses (iv) and (v) shall not to exceed $250 million in the aggregate; and

vii. notwithstanding the foregoing (including clauses (ii), (iv), (v) and (vi) above), permit optional prepayments with the aggregate amount of net available proceeds of equity issuances not otherwise applied;

(g)   a new negative covenant will be added that prohibits cash held by foreign subsidiaries as of the last day of any fiscal quarter of GEO to exceed, in the aggregate, a threshold to be agreed; and

(h)   a new negative covenant will be added that prohibits GEO from electing to be taxed as a REIT.

Events of Default	Substantially similar to those in the Existing Credit Agreement.

Appendix 1 - 16

Voting

Waivers, amendments or modifications of the Exchange Credit Agreement that can be effected by consent of the “Required Lenders” thereunder will, in addition, require the consent of “Required Lenders” of the Exchange RCF Lenders, voting as a class, subject to the following exclusions and any other exclusions to be mutually agreed:

(i) any amendment to or waiver of a representation, affirmative or negative covenant or event of default in the Exchange Credit Agreement or any other loan document (or any component definition thereof), except for provisions relating to: (i) the use of proceeds of Exchange RCF Loans and Exchange RCF Letters of Credit; (ii) additional subsidiary Guarantors, additional Foreign Subsidiaries and the designation of Restricted Subsidiaries and Unrestricted Subsidiaries; (iii) new real property collateral; (iv) further assurances and real estate deliverables; (v) transactions with affiliates; and (vi) Change in Control

(j) any amendment to or waiver of Article II of the Exchange Credit Agreement, except for provisions relating to: (i) Exchange RCF Letters of Credit, (ii) the election, calculation, repayment or prepayment of interest or fees accruing on, or the request for or funding, termination, reduction, increase or repayment of, the Exchange RCF Commitments or Exchange RCF Loans or the delivery of promissory notes, (iii) to the extent relating to the Exchange RCF Commitments or Exchange RCF Loans, reimbursement for or other actions required in respect of increased costs, break funding payments, taxes or illegality, (iv) pro rata treatment and sharing in respect of the Exchange RCF Commitments or Exchange RCF Loans, (v) mitigation obligations and replacement of Exchange RCF Lenders, (vi) defaulting lenders that are Exchange RCF Lenders, (vii) joint and several obligations of the Borrowers, (viii) refinancing facilities with respect to the Exchange RCF and (ix) benchmark replacement setting for interest on or other calculations with respect to Exchange RCF Commitments or Exchange RCF Loans;

(k)   any amendment to or waiver of Article VIII of the Exchange Credit Agreement, except for provisions relating to the rights and obligations of Exchange RCF Lenders;

(l) any amendment to or waiver of Article IX of the Exchange Credit Agreement, except for provisions relating to (i) expense reimbursement and indemnification obligations owing to Exchange RCF Lenders, (ii) assignments of and participations in Exchange RCF Commitments or Exchange RCF Loans, (iii) rights of setoff by Exchange RCF Lenders, (iv) governing law, jurisdiction, venue and trial by jury, in each case to the extent relating to claims and controversies between the Loan Parties and the Exchange RCF Lenders; (v) the right of an Exchange RCF Lender to verify and record information in accordance with the USA PATRIOT Act and (vi) interest rate limitations and judgment currency with respect to any Exchange RCF Loan;

Appendix 1 - 17

(m) any amendment to or waiver of a mandatory prepayment requirement that does not adversely affect the timing or amount of any mandatory prepayment of revolving loans;

(n)   any amendment to or waiver of the requirements to incur incremental term loans;

(o)   any amendment or other change to the terms of any Exchange Term Loan (interest, fees, maturity, lien priority, mandatory prepayments, etc.) (without affecting, for the avoidance of doubt, any requirement to obtain the consent of each affected lender to amend any “sacred right”);

(p)   any amendment or other change to the rights or duties of the Exchange Credit Facility Agent or any Exchange RCF LC Issuer (but, for the avoidance of doubt, the consent of the Exchange Credit Facility Agent and/or such Exchange RCF LC Issuer, as applicable, shall still be required for such amendment or other change); and

(q)   any amendment or other change to the assignment and participation provisions relating to Exchange Term Loans.

In addition, the Exchange Credit Agreement will include the same “sacred rights” as those set forth in the Existing Credit Agreement and will additionally include the following changes:

(a)   any subordination of the liens securing the Exchange Term Facility and the Exchange RCF (other than in respect of purchase money debt or other debt incurred to finance the acquisition, construction or improvement of any assets permitted to be incurred under the Exchange Credit Agreement) will require the consent of all affected Exchange Term Lenders and Exchange RCF Lenders;

(b)   any amendment to the ability of GEO to make open market purchases for other than all-cash consideration shall require the consent of all affected Exchange Term Lenders and Exchange RCF Lenders;

Appendix 1 - 18

(c)   any amendment or waiver with respect to the conditions precedent to the availability of Exchange RCF Loans (including, without limitation, any waiver of the condition that no default or event of default be continuing) will require the consent of Exchange RCF Lenders holding a majority of the Exchange RCF Commitments;

(d)   any amendment or waiver that would modify or waive such mutually acceptable “Chewy” provisions as may be set forth in the definitive documentation will require the consent of all affected Exchange Term Lenders and Exchange RCF Lenders;

(e)   any amendment or waiver of such mutually acceptable “J. Crew” provisions as may be set forth in the definitive documentation will require the consent of all Lenders;

(f)   any amendment or waiver of the provision forbidding GEO from electing to be taxed as a REIT will require the consent of all Lenders.

The appointment or replacement of any successor Exchange Credit Facility Agent will require the consent of (x) the Borrowers and (y) the “Required Lenders” under the Exchange Credit Facility (in each case not to be unreasonably withheld).

Assignments and Participations

Substantially similar to the assignment and participation provisions in the Existing Credit Agreement, with the following changes:

(g)   until the date that is six months after the Effective Date, no Revolving Credit Lender may sell over 50% of the Tranche 2 Exchange Term Loans allocated to such Revolving Credit Lender on the Effective Date unless, at the time of such assignment, the market-clearing trading price for Tranche 2 Exchange Term Loans is equal to or exceeds 90% of the par amount of Tranche 2 Exchange Term Loans; and

(h)   GEO may not make open-market purchases of Exchange Term Loans except for cash.

EXISTING CREDIT AGREEMENT AMENDMENT

Parties	The Loan Parties, the Australian Borrowers, the Consenting Revolving Credit Lenders, the Consenting Term Lenders, and a successor administrative agent to be appointed subject to the consent of each of (x) the Borrowers, (y) the Required Consenting Revolving Credit Lenders and (z) the Required Consenting Term Lenders (in each case not to be unreasonably withheld), as amended in accordance with the terms set forth herein (such successor, the “Existing Credit Facility Agent”).

Appendix 1 - 19

Changes to Existing Credit Agreement	The Consenting Revolving Credit Lenders and the Consenting Term Lenders, immediately prior to the incurrence of the Exchange Term Loans and Exchange RCF, will agree to make certain changes to the Existing Credit Agreement, including, without limitation, to: (a) terminate the Swingline sub-facility; (b) amend the representations and warranties and covenants as necessary or advisable to (i) permit the incurrence of Indebtedness and related Liens (x) contemplated to be incurred on the Effective Date of the Transaction or (y) permitted to be incurred after the Effective Date of the Transaction under the Exchange Credit Agreement; and (ii) otherwise ensure that all representations and warranties and covenants in the Exchange Credit Agreement on and after the Effective Date are automatically incorporated by reference into the Existing Credit Agreement; (c) provide for the exchange of Revolving Credit Loans and Revolving Credit Commitments under the Existing Credit Agreement, as contemplated by the TSA and the Transaction Term Sheet; and (d) include participation obligations in respect of the Exchange RCF Letter of Credit Sublimit.

Revolving Credit Facility	Immediately after giving effect to the incurrence of the Exchange RCF and the issuance of the Tranche 2 Exchange Term Loans and the Tranche 3 Exchange Term Loans, all Revolving Credit Commitments of the Consenting Revolving Credit Lenders under the Existing Credit Agreement will be terminated.

Release	The Existing Credit Agreement Amendment will include a customary release by the Loan Parties [and the Australian Borrowers] of the Existing Facility Agent, the Consenting Revolving Credit Lenders, and the Consenting Term Lenders.

Appendix 1 - 20

ANNEX A TO CREDIT FACILITY TRANSACTION TERM SHEET

Summary of Negative Covenants in the Exchange Credit Agreement

EXCHANGE CREDIT AGREEMENT

SUMMARY OF NEGATIVE COVENANTS

Basket	Existing Credit Agreement	Exchange Credit Agreement

Debt Incurrence (§ 6.01)

Indebtedness Under Loan Documents (§ 6.01(a))	Indebtedness under the Loan Documents (i.e., the Existing Credit Agreement obligations) Uncapped	Substantively unchanged

Existing Indebtedness (§ 6.01(b))

Indebtedness existing as of the Third Restatement Effective Date (i.e., March 23, 2017), as set forth on the Disclosure Supplement, and any extensions, refinancings, etc. thereof that do not result in an increase in the outstanding principal amount thereof

Uncapped (plus up to $10M de minimis debt not set forth on the Disclosure Supplement)

Substantively unchanged

Restricted Subsidiary Guarantees (§ 6.01(c))	Guarantees by GEO and its Restricted Subsidiaries of Indebtedness of GEO and its Restricted Subsidiaries Uncapped	Substantively unchanged

Guarantees Permitted Under Investments Covenant (§ 6.01(d))	Guarantees permitted under the Investments covenant Limited by available Investment capacity but not separately capped by the debt incurrence covenant	Substantively unchanged

Unrestricted Subsidiary Guarantees (§ 6.01(e))	Guarantees by GEO and its Restricted Subsidiaries of Unrestricted Subsidiary Debt $40M total	Substantively unchanged

CapEx Indebtedness (§ 6.01(f))	Indebtedness to fund the acquisition, construction, or improvement of assets (including Capital Leases) incurred prior to or within 90 days following the same $50M total	Reduced to $30M total

Intercompany Indebtedness Between Restricted Subsidiaries (§ 6.01(g))	Indebtedness between members of the restricted group, arising from intercompany loans permitted under the Investments covenant Permitted to the extent permitted under Investments covenant	Retained, but such Indebtedness must be subordinated
Unsecured Indebtedness (§ 6.01(h))	Any unsecured Indebtedness (i) for borrowed money or (ii) incurred in respect of LC facilities of GEO or any Restricted Subsidiary Uncapped

Unsecured Indebtedness permitted, so long as:

1.  Pro Forma Total Leverage Ratio less than 4.50x;

2.  Interest coverage (using the existing formulation set forth in Section 6.09(c) of the Existing Credit Agreement) is greater than 1.50x;

3.  PF Leverage does not increase by more than 1.00x; and

4.  Unsecured Indebtedness must mature after the Exchange Term Loans and the Exchange RCF Loans

Annex A - 1

Basket	Existing Credit Agreement	Exchange Credit Agreement

General Basket (§ 6.01(i))	Any other Indebtedness $10M total	Retained, but such Indebtedness cannot be incurred at non-Loan Parties

Permitted Acquired Indebtedness (§ 6.01(j))	Debt of any Person that becomes a Restricted Subsidiary after the Third Restatement Effective Date pursuant to a Permitted Acquisition and not created to finance the same $25M total	Retained, but any acquisitions connected to assumed indebtedness must be de-leveraging, and acquired entities must become Loan Parties

Indebtedness Related to the GEO HQ (§ 6.01(k))

Indebtedness of GEO or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of the GEO HQ (including Guarantees by GEO or any Restricted Subsidiary of any such Indebtedness)

$50M total

Retained with regard to existing mortgage on GEO HQ, but additional Indebtedness not permitted

Additional “1.5” Lien Secured Indebtedness	Not applicable	“1.5” lien Indebtedness in an amount equal to $107M less the principal amount of New Public Second Lien Notes issued in exchange for participating 2023 Senior Notes at transaction close

Lien Incurrence (§ 6.02)

Liens Under Security Documents (§ 6.02(a))	Liens created pursuant to the Security Documents (i.e., liens securing the obligations under the Existing Credit Agreement) Uncapped	Substantively unchanged

Permitted Encumbrances (§ 6.02(b))	Includes various ordinary-course liens, such as tax liens, mechanics’ liens, judgment liens, etc., that do not secure Indebtedness Uncapped	Substantively unchanged

Existing Liens (§ 6.02(c))

Liens on property or assets of GEO or any of its Subsidiaries existing as of the Third Restatement Effective Date (i.e., March 23, 2017), as set forth on the Disclosure Supplement; provided that (i) no such Lien shall extend to any other property or asset of GEO or any of its Restricted Subsidiaries, and (ii) any such Lien shall secure only those obligations which it secures as of March 23, 2017, and any extensions, refinancings, etc. thereof that do not result in an increase in the outstanding principal amount thereof

Uncapped as to Liens set forth on Disclosure Supplement (plus up to $10M de minimis liens not set forth on the Disclosure Supplement)

Substantively unchanged

Liens Securing CapEx Indebtedness (§ 6.02(d))

Liens to secure Indebtedness permitted by Section 6.01(f) so long as such liens and the Indebtedness secured thereby are incurred within 90 days of such capital expenditure, the Indebtedness secured by the liens does not exceed the cost of the capital expenditure (capped at $50M under Section 6.01(f)), and such Liens shall not apply to any other property or assets of GEO or any Restricted Subsidiary

$50M total (§ 6.01(f))

Retained but reduce to $30M total

Annex A - 2

Basket	Existing Credit Agreement	Exchange Credit Agreement

Liens Securing Indebtedness Incurred under General Indebtedness Basket (§ 6.02(e))	Liens securing Indebtedness permitted by Section 6.01(i) $10M total (§ 6.01(i))	Retained so long as the Indebtedness secured thereby is incurred at the Loan parties

Assignment of Rights to Secure Unrestricted Subsidiary Debt Related to a Government Contract (§ 6.02(f))	Assignment of rights under any Government Contract by GEO or a Restricted Subsidiary to secure related Unrestricted Subsidiary debt Uncapped	Cannot be permitted for any Material Government Contracts
Any contract rights assigned must be for contracts specifically connected to the facility owned by the relevant Unrestricted Subsidiary

Existing Liens Securing Permitted Acquired Indebtedness (§ 6.02(g))

Existing Liens securing property or an asset acquired pursuant to a Permitted Acquisition (Section 6.01(j)); provided that such Lien is not created in connection with such acquisition and such Lien shall not apply to any other property or assets of GEO or any Restricted Subsidiary

$25M total (§ 6.01(j))

Substantively unchanged

Liens on the GEO HQ (§ 6.02(h))

Liens on the GEO HQ granted pursuant to a real property mortgage; provided that such Liens secure solely Indebtedness permitted by Section 6.01(k) or any obligations/liabilities under any related Hedging Agreements and shall not apply to or otherwise encumber any other property or assets of GEO or any of its Subsidiaries

$50M total (§ 6.01(k))

Retained with regard to existing mortgage on GEO HQ, but additional liens not permitted

Asset Sales (§ 2.10)

Application of Proceeds from Asset Sales (§ 2.10(b)(ii)–(iii))

Must be applied as a prepayment of the Loans (first to the Term Loans, then to the Swingline Loans and the Revolving Credit Loans) if Net Available Proceeds exceed $5M and the Pro Forma Total Leverage Ratio exceeds 5.75x or if Net Available Proceeds exceed $50M

Asset sale net proceeds carveout modified to include $5 million or less for any single transaction and up to $15 million in any fiscal year (with a maximum carveout of $50 million over the term of the Exchange Credit Agreement)
	If no Event of Default has occurred, proceeds may be reinvested in Permitted Business or used for acquisitions; reinvestment period is 270 days	No reinvestment rights

Capital Stock of Subsidiaries (§ 6.03(d))	The capital stock of (i) any Subsidiary of GEO may be sold, transferred or otherwise disposed of to any Borrower or any Guarantor or (ii) any of the Ravenhall Project Subsidiaries may be sold, transferred or otherwise disposed of to any Australian Borrower or the Australian Trust	Retained, so long as Net Available Proceeds applied pursuant to the above parameters

Sale to Government Authority (§ 6.03(e))	GEO or any Restricted Subsidiary may sell to any Government Authority for fair market value any Facility pursuant to a Government Contract with such Governmental Authority so long as the aggregate amount of non-cash proceeds from all such sales does not exceed $25M	Retained, so long as Net Available Proceeds applied pursuant to the above parameters

Annex A - 3

Basket	Existing Credit Agreement	Exchange Credit Agreement

Sale of accounts receivable (§ 6.03(f))

GEO or any Restricted Subsidiary may sell or discount without recourse accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof in the ordinary course of business

Capped at $25M after the Amendment No. 2 Effective Date

Retained, so long as Net Available Proceeds applied pursuant to the above parameters

General Disposition Basket (§ 6.03(g))	GEO or any Restricted Subsidiary may sell or otherwise dispose of assets (including to Affiliates, subject to Section 6.06) provided that such sale shall be for cash (including by Installment Sale) for fair market value	Retained, so long as Net Available Proceeds applied pursuant to the above parameters

Investments (§ 6.04)

Existing Investments (§ 6.04(a))	Investments outstanding on the date hereof (i.e., March 23, 2017) and set forth on the Disclosure Supplement	Substantively unchanged

Permitted Acquisitions (§ 6.04(b))

An acquisition by GEO or a Restricted Subsidiary of a Facility, all of the Equity Interests of a Person, or all or substantially all of the assets and related rights constituting an ongoing business, in each case primarily constituting a Permitted Business, and where a variety of conditions are satisfied

Uncapped (but subject to leverage tests in Permitted Acquisition definition)

Retained, subject to modifications to the definition of “Permitted Business” to ensure: (a) any acquisitions are of assets that become Collateral or entities that become Loan Parties and (b) to remove prongs for Developmental Investments and changes necessary to qualify as a REIT

Permitted Investments (§ 6.04(c))	Other Permitted Investments: Generally consisting of U.S. government securities, money market funds, and other liquid investments Uncapped	Substantively unchanged

Intercompany Loans (§ 6.04(d))	Intercompany loans between Loan Parties Uncapped	Substantively unchanged
	Intercompany loans made to Restricted Subsidiaries that are not Loan Parties $25M total	Eliminated

Hedging Agreements (§ 6.04(e))	Hedging Agreements to hedge, manage, or mitigate risks to which GEO or any Restricted Subsidiary is exposed to in conduct of its business or management of its liabilities Uncapped	Retained, so long as hedges benefiting from the Collateral are limited to currency exchange and interest rate swaps, and including hedges/swaps on GEO’s existing notes or any future note issuances (i.e., a capped-call derivative)

Deposit Accounts with Banks (§ 6.04(f))	Operating deposit accounts with banks Uncapped	Substantively unchanged

Contributions to Plans and Multiemployer Plans (§ 6.04(g))	Contributions to Plans and Multiemployer Plans (so long as they constitute Investments) Uncapped	Substantively unchanged

Guarantees or Permitted Indebtedness (§ 6.04(h))	Guarantees or other Indebtedness permitted by Section 6.01 Uncapped	Substantively unchanged

Annex A - 4

Basket	Existing Credit Agreement	Exchange Credit Agreement

Security Deposits with Utilities (§ 6.04(i))	Investments consisting of security deposits with utilities and other like Persons made in the ordinary course of business Uncapped	Substantively unchanged

Investments in Subsidiaries (§ 6.04(j))

Investments in Unrestricted Subsidiaries and non-Guarantor Restricted Subsidiaries, JVs, and other Consolidated Persons

$150M total (replenishable from aggregate dividends paid by Unrestricted Subsidiaries)

See revised language in Addendum A.
	Investments in Unrestricted Subsidiaries and non-Guarantor Restricted Subsidiaries for the purpose of constructing or improving GEO/Subsidiary Facilities $75M total	Reduced to $50M; for the avoidance of doubt, can only be used for Unrestricted Subsidiaries if in connection with the incurrence of non-recourse financing that requires facility to be located in an Unrestricted Subsidiary

Builder Basket (§ 6.04(k))	Investments in an aggregate amount made after the date hereof (i.e., March 23, 2017) not exceeding the amount of Net Available Proceeds from Equity Issuances consummated after the date hereof and not used for Permitted Acquisitions	Retained, but basket is only available to make Investments in cash to the extent Net Available Proceeds from Equity Issuances consummated after the Effective Date of the Transaction are Not Otherwise Applied

General Basket (§ 6.04(l))	Additional Investments $100M total	Reduced to $30M; cannot be used for Investments in Unrestricted Subsidiaries

Existing Investments in Subsidiaries (§ 6.04(m))	Investments in Subsidiaries of GEO outstanding on the date hereof (March 23, 2017), including any refinancing thereof, provided that the aggregate principal amount thereof is not increased	Substantively unchanged

Capital Leases (§ 6.04(n))	Investments made in the ordinary course of business in customers constituting capital leases entered into with such customers Uncapped	Substantively unchanged

Ravenhall Project Subsidiaries (§ 6.04(o))

Investments in the Ravenhall Project Subsidiaries (including, to the extent they constitute Investments, the issuance and existence of AUD LCs for the benefit of the Ravenhall Project Subsidiaries)

A$250M total

Retained, but basket will only permit an additional A$75 million of investment in Ravenhall, which can only be used for expansion or maintenance of the Ravenhall Project

Investments in Loan Parties (§ 6.04(p))	Investments in Loan Parties Uncapped	Substantively unchanged

Developmental Investments (§ 6.04(q))

Investments in Persons that are not Affiliates or JVs of GEO or its Subsidiaries nor Other Consolidated Persons made to acquire, construct, or improve Facilities owned or leased by such Persons

10% of consolidated total assets of GEO, its Subsidiaries, and Other Consolidated Persons at any time outstanding

Reduce to 2.5% of consolidated total assets of GEO, its Subsidiaries, and Other Consolidated Persons; limit to Facilities that GEO or a Restricted Subsidiary operates under contract, and applicable contract must be assigned so as to constitute Collateral (regardless of size)

Restricted Payments (§ 6.05)

Annex A - 5

Basket	Existing Credit Agreement	Exchange Credit Agreement

REIT Dividends (§ 6.05(a))	If GEO is a REIT, Restricted Payments up to the greater of (x) the amount necessary to maintain REIT status and (y) 95% of Funds from Operations for the last four quarters, plus $20M per fiscal year (with permitted carryforwards from 2013 on), plus unapplied proceeds of equity issuances received after 2017	Eliminate

Restricted Payments if No Longer a REIT (§ 6.05(b))	If GEO is no longer a REIT, Restricted Payments up to the following amounts: $25M total, unless Pro Forma Total Leverage Ratio is less than 5.5x, in which case the basket is $50M total	Restricted Payments up to (a) $5M per year (unused amounts carry forward) plus (b) the aggregate amount of Net Available Proceeds of Equity Issuances; see also note regarding Section 6.05(e) below, but basket only available to make restricted payments in cash to the extent Net Available Proceeds from Equity Issuances are Not Otherwise Applied

Restricted Payments to Restricted Subsidiaries or to GEO (§ 6.05(c))	Restricted Subsidiaries may make Restricted Payments to other Restricted Subsidiaries or to GEO Uncapped	Restricted Payments from non-Loan Party Restricted Subsidiary to non-Loan Party Restricted Subsidiary permitted, but no unlimited basket to make Restricted Payments from Loan Parties to non-Loan Parties

Non-Cash Dividends (§ 6.05(d))	GEO may declare and pay non-cash dividends with respect to its capital stock payable in additional shares of common stock of GEO Uncapped	Substantively unchanged

Stock Option or Benefit Plans (§ 6.05(e))

GEO may make Restricted Payments pursuant to and in accordance with customary stock option plans or other benefit plans established in the ordinary course of business for directors, management, employees, or consultants of GEO and its Subsidiaries

Uncapped

Limited to $1M per year (unused amounts carry forward); provided that GEO may, in accordance with the terms of any such customary, ordinary-course plan, pay dividends upon the vesting of any awards that were issued thereunder at a time that GEO was classified as a REIT, in an amount not to exceed $3M. For the avoidance of doubt, Restricted Payments of the type described in Section 6.05(e) may be made in excess of the $1M annual limitation thereon to the extent of any remaining availability under Section 6.05(b)

Transactions with Affiliates (§ 6.06)

Affiliate Transactions (§ 6.06)

Transactions that are: (a) on terms and conditions that could be obtained from unrelated third parties on an arm’s-length basis; (b) between GEO and Restricted Subsidiaries if no other Affiliate involved; or (c) otherwise permitted pursuant to the debt incurrence, fundamental change, investments, and restricted payments covenants

Uncapped

Any Affiliate transaction in excess of $10M and permitted solely pursuant to clause (a) (i.e., Affiliate transactions on arm’s-length terms) must (in addition to the existing requirements specified in such clause) be approved by a majority of the independent directors, notice thereof to be provided to the Administrative Agent (excluding certain existing arrangements (e.g., existing compensation arrangements, indemnification obligations, etc.) set forth on the disclosure schedules)

Annex A - 6

Addendum A

Investments in Non-Loan Parties Covenant in the Exchange Credit Agreement

Investments in Unrestricted Subsidiaries, Restricted Subsidiaries that are not Guarantors, joint ventures and/or Other Consolidated Persons in an aggregate amount not to exceed $50,000,000 at any time outstanding); provided that any Investment made pursuant to this Section 6.04(j)(i):

(i)	may not consist of Material Intellectual Property or Equity Interests in any Subsidiary that owns any Material Intellectual Property;

(ii)	must be made:

A.	in the ordinary course of business of GEO and its Restricted Subsidiaries;

B.

for the bona fide (as determined by a majority of GEO’s independent directors) purpose of developing, expanding or promoting a Permitted Business (1) conducted (or anticipated to be conducted, pursuant to reasonably specific plans) by such Person, and that (2) in GEO’s good-faith determination could not be conducted by a Loan Party without materially hindering the achievement of such purpose; and

C.

not for the purpose of (1) circumventing the application of Section 2.10(b) with respect to the property invested or the proceeds thereof; (2) making such invested property (or the proceeds thereof) available to support the liquidity requirements of GEO and its Restricted Subsidiaries following the occurrence of a Default or Event of Default; (3) making such invested property (or the proceeds thereof) available as collateral or other credit support for any financing that is effectively or structurally senior to the Obligations, other than a financing that is Non-Recourse to GEO and the Restricted Subsidiaries and is incurred to promote the same bona fide purpose as such Investment; or (4) otherwise hindering or delaying the Secured Parties’ exercise of their rights and remedies under the Loan Documents;

(iii)	in an aggregate amount greater than $5,000,000 (whether individually or taken together with any related series of such Investments), must be approved by the board of directors of GEO; and

(iv)

if such Investment is made other than in cash or cash equivalents and in an amount greater than $5,000,000 on an individual basis and $10,000,000 in the aggregate over the course of the facility, such Investment shall require independent appraisal(s) or other valuation made by a valuation firm acceptable to the Administrative Agent (such appraisal or valuation (and all supporting documentation therefor) to be delivered to the Administrative Agent (for further distribution to the Lenders) prior to or substantially concurrently with the consummation of any applicable Investment).

The amount of any Investments at any time outstanding pursuant to this Section 6.04(j) will be calculated as the aggregate amount of Investments made in such Persons, minus the aggregate amount recovered by GEO or the other Loan Parties in respect to such Investments. Prior to making any Investment pursuant to this Section 6.04(j), GEO shall deliver to the Administrative Agent a certificate executed by the President, a Vice President or a Financial Officer of GEO certifying compliance with the conditions set forth in this paragraph (including the preceding clauses (i) through (iii), as applicable).

Annex A - 7

APPENDIX 2

Description of the New Notes

DESCRIPTION OF THE NEW NOTES

General

You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions.” In this description, references to “we,” “us,” “our,” and the “Company” refer to The GEO Group, Inc. and not to any of its Subsidiaries and references to the “Notes” refer to the 10.500% Senior Secured Second Lien Notes due 2028 offered by this prospectus.

The Company will issue up to $504,289,000 of the Notes under an indenture (the “Indenture”), to be dated as of the Issue Date, by and among us, the Initial Guarantors and Ankura Trust Company, LLC, as trustee (in such capacity, the “Trustee”) and collateral trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is a summary of the material provisions of the Indenture, the Security Documents (including the Second Lien Collateral Trust Agreement) and the First Lien/Second Lien Intercreditor Agreement (as defined below). It does not restate these agreements in their entirety. We urge you to read the Indenture, the Second Lien Collateral Trust Agreement, the other Security Documents and the First Lien/Second Lien Intercreditor Agreement that will be filed at a later date because those documents, and not this description, define your rights as a Holder of the Notes. A copy of the Indenture will be available from us at The GEO Group, Inc., 4955 Technology Way, Boca Raton, Florida 33431, Attn: Chief Financial Officer. Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the Indenture or the applicable Security Documents.

The registered Holder of a Note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the Indenture.

The Notes, the New Notes Guarantees and Priority

The Notes and the New Notes Guarantees will be:

•

secured on a second-priority basis by the Collateral (subject to certain Permitted Liens) and will be secured on a junior basis to the First Lien Secured Obligations, to the extent secured by a first-priority lien on the Collateral, including obligations under the Credit Agreements and all other existing and future senior Secured Indebtedness of the Company and the Guarantors that is secured by a first-priority lien on the Collateral;

•

effectively senior to all existing and future unsecured Indebtedness of the Company and the Guarantors to the extent of the value of the Collateral, including any Old Notes not tendered in the Exchange Offers and all 2026 Notes that are not exchanged in the Private Exchange;

•

(i) effectively subordinated to any of the Company’s and the Guarantors’ existing and future Indebtedness that is secured by assets that do not constitute Collateral securing the Notes to the extent of the value of such assets and (ii) structurally subordinated to all existing and future Indebtedness and other liabilities, including trade payables, of the Company’s subsidiaries that do not guarantee the Notes;

•	unconditionally guaranteed by the Guarantors;

•

pari passu in right of payment with all of the Company’s existing and future senior, unsubordinated Indebtedness, including the Old Notes, the 2026 Notes, the Exchangeable 2026 Notes and any Indebtedness under the Credit Agreements;

•

pari passu in right of payment, and secured on an equal and ratable basis, with all existing and future Indebtedness of the Company and the Guarantors secured by the Collateral on a second-priority basis, including the 2028 Private Exchange Notes; and

•	senior in right of payment to any of the Company’s future subordinated Indebtedness.

As of March 31, 2022, on an as adjusted basis after giving effect to the Refinancing Transactions (assuming full participation in the Exchange Offers and approximately 81% participation in the Credit Agreement Exchange as more fully described in “Capitalization”), the Company and the Initial Guarantors would have had total consolidated indebtedness of approximately $2,263.1 million (excluding Non-Recourse Debt (as defined herein) of $317.5 million and $96.8 million of existing letters of credit, but including Capital Lease Obligations (as defined herein) of $3.2 million and other debt of $41.7 million) primarily consisting of $958.8 million of Secured Indebtedness under the Exchange Credit Agreement (including no borrowings outstanding under the revolver portion of the Exchange Credit Agreement (with $90.2 million of additional availability)), $303.8 million of Secured Indebtedness under the 2017 Credit Agreement (including $75.8 million in borrowings outstanding under the revolver portion of the 2017 Credit Agreement, with $11.2 million of additional availability), $110.9 million of the 2026 Notes, $230.0 million of the Exchangeable 2026 Notes, $239.1 million of the 2028 Private Exchange Notes and $375.5 million of the Notes.

Our subsidiaries that are not providing New Notes Guarantees generated approximately 9.5% of the Company’s consolidated revenues, 32.5% of the Company’s net income and 6.9% of the Company’s consolidated EBITDA for the year ended December 31, 2021, and held approximately 13.9% of the Company’s consolidated assets as of December 31, 2021. In addition, as of December 31, 2021, the Company’s subsidiaries that are not providing a New Notes Guarantee had $412.4 million of liabilities, including $305.6 million of indebtedness. Our subsidiaries that are not providing New Notes Guarantees (as defined herein) generated approximately 9.1% of the Company’s consolidated revenues, 20.8% of the Company’s net income and 8.3% of the Company’s consolidated EBITDA for the three months ended March 31, 2022, and held approximately 12.6% of the Company’s consolidated assets as of March 31, 2022. In addition, as of March 31, 2022, the Company’s subsidiaries that are not providing a New Notes Guarantee had $425.8 million of liabilities, including $312.8 million of indebtedness. See “Capitalization.”

As of the date of the Indenture, all of the Company’s Subsidiaries (other than CSC of Tacoma, LLC, GEO International Holdings, Inc., Florina Insurance Company, GEO Design Services, Inc., certain dormant Domestic Subsidiaries and all of the Company’s Foreign Subsidiaries in existence as of the date of the Indenture) will be Restricted Subsidiaries, and each of the Company’s Subsidiaries that guarantees the Company’s obligations under the Credit Agreements will guarantee the Notes. However, under the circumstances described below under the subheading “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” the Company will be permitted to designate other Subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to the restrictive covenants in the Indenture and will not guarantee the Notes.

The Notes will initially be fully and unconditionally guaranteed by each of the Company’s Restricted Subsidiaries that guarantee the Company’s obligations under the Credit Agreements (collectively, the “Initial Guarantors”) and may be guaranteed by additional Subsidiaries of ours as described below under “—Certain Covenants—Additional Note Guarantees.”

The obligations of each Guarantor under its New Notes Guarantee will be limited as necessary to prevent that New Notes Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. The Company cannot assure you that this limitation will protect the New Notes Guarantees from fraudulent conveyance or fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the New Notes Guarantees would suffice, if necessary, to pay the Notes in full when due. If a New Notes Guarantee were avoided, it could be subordinated by a court to all other Indebtedness (including Guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such Indebtedness, a Guarantor’s liability on its New Notes Guarantee could be reduced to zero. See “Risk Factors—Risks Related to the Notes—Federal and state law may render the subsidiary guarantees of the New Notes and/or payments made under the subsidiary guarantees avoidable in specific circumstances, potentially requiring the holders to return payments received.”

Appendix 2 - 2

The New Notes Guarantee of a Guarantor may be released in certain circumstances. See “—Certain Covenants—Additional Note Guarantees.”

Guarantor Group and Collateral Group Summarized Financial Information

We are providing the following information in compliance with Rule 13-01, “Financial Disclosures about Guarantors and Issuers of Guaranteed Securities” and Rule 13-02 of Regulation S-X, of with respect to the Notes.

The following tables present summarized financial information for The GEO Group, Inc. and the guarantors of the Notes (together, “the Guarantor Group”), on a combined basis with intercompany balances and transactions between entities in the Guarantor Group eliminated. The guarantor subsidiaries are 100% owned by The GEO Group, Inc. Separate financial statements of the guarantor subsidiaries are not presented because the guarantees by our guarantor subsidiaries are full and unconditional, as well as joint and several.

Summarized financial information of the Guarantor Group is as follows:

Summarized Consolidated Statement of Income (Loss) (in thousands)—Guarantor Group

For the Three Months Ended March 31, 2022
Revenues	$496,629
Income from operations	69,049
Net income	27,051
Comprehensive income attributable to The GEO Group, Inc	27,051

Summarized Consolidated Balance Sheet (in thousands)—Guarantor Group

As of March 31, 2022
Current Assets	$841,280
Noncurrent Assets	3,084,949
Current Liabilities	333,010
Noncurrent Liabilities	2,808,928

The following tables present summarized financial information for The GEO Group, Inc. and the subsidiaries of The GEO Group, Inc.’s Notes pledged that constitute a substantial portion of Collateral (together, the “Collateral Group”), on a combined basis with intercompany balances and transactions between entities in the Collateral Group eliminated. The pledged subsidiaries are 100% owned by The GEO Group, Inc. No trading market for the subsidiaries included in the Collateral Group exists.

Summarized financial information of the Collateral Group is as follows:

Summarized Consolidated Statement of Income (Loss) (in thousands)—Collateral Group

For the Three Months Ended March 31, 2022
Revenues	$501,082
Income from operations	73,363
Net income	30,243
Comprehensive income attributable to The GEO Group, Inc	30,243

Appendix 2 - 3

Summarized Consolidated Balance Sheet (in thousands)—Collateral Group

As of March 31, 2022
Current Assets	$850,305
Noncurrent Assets	3,065,003
Current Liabilities	332,898
Noncurrent Liabilities	2,844,932

Principal, Maturity and Interest

The Company will issue up to $504,289,000 in aggregate principal amount of Notes in this offering. The Notes will mature on June 30, 2028. The Notes issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, redemptions of Notes, offers to purchase Notes and the percentage of Notes required to consent to waivers of provisions of, and amendments to, the Indenture. The Company will issue Notes only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Interest on the Notes will accrue at the rate of 10.500% per annum and will be payable semi-annually in arrears on June 30 and December 31, commencing on December 31, 2022. The Company will make each interest payment to the Holders of record on the close of business on the immediately preceding June 15 and December 15. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to us, the Company will pay all principal, interest and premium, if any, on that Holder’s Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their respective addresses set forth in the register of Holders.

Paying Agent and Registrar for the Notes

The Trustee will initially act as paying agent and registrar for the Notes. The Company may change the paying agent or registrar without prior notice to the Holders of the Notes, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The Company, registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Security

Pursuant to the Security Documents and in accordance with the Second Lien Collateral Trust Agreement and the First Lien/Second Lien Intercreditor Agreement, the obligations of the Company and the Guarantors in respect of the Notes will be secured, together with any future Second Lien Secured Obligations, by Liens on the Company’s and the Guarantors’ right, title and interest (i) substantially all their respective personal properties, now existing or hereafter acquired and wherever located, in favor of the Second Lien Collateral Trustee on behalf of the Second Priority Secured Parties, subject to certain “Excluded Property” (as such term is defined in the Exchange Credit Agreement), and (ii) the “Material Real Properties” (as such term is defined in the Exchange Credit Agreement). All such assets of the Company and the Guarantors (but in any event excluding the Excluded Property) are referred to herein as the “Collateral.” “Collateral” as defined hereunder shall not include any property or assets that do not

Appendix 2 - 4

constitute collateral securing the obligations of the Company and the Guarantors under the Exchange Credit Agreement. In addition, the Security Documents will contain exceptions, limitations and materiality thresholds with respect to the requirements of the Company and Guarantors to take actions to perfect the Liens securing the obligations of the Company and the Guarantors in respect of the Notes and the New Notes Guarantees. As a result, such Liens may not attach to or be perfected in certain of the Collateral, which could adversely affect the rights of the Holders with respect to such Collateral.

Such Liens shall be (i) junior in priority to the Liens on the Collateral securing the obligations of the Company and the Guarantors under the Exchange Credit Agreement, (ii) junior in priority to the Liens on the Existing Collateral securing the obligations of the Company and the Guarantors under the 2017 Credit Agreement and (iii) subject to Permitted Liens.

Excluded Property includes, without limitation, (i) rights under any contracts, leases or other instruments that contain a valid and enforceable prohibition on assignment of such rights (except to the extent that any such prohibition would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity), but only for so long as such prohibition exists and is effective and valid; (ii) property and assets owned by the Company or any Guarantor that are the subject of Liens that secure Indebtedness incurred to finance the acquisition, construction or improvement of such property or assets or Liens on the GEO HQ granted pursuant to a real property mortgage, in each case that are permitted under the Exchange Credit Agreement, but only if and for so long as (w) such Liens are in effect, (x) the Indebtedness secured by such Liens constitutes Indebtedness permitted by the corresponding Indebtedness incurrence basket of the Exchange Credit Agreement, (y) the agreements or instruments evidencing or governing such Indebtedness prohibit the Indebtedness under the Exchange Credit Agreement from being secured by such assets and (z) no part of the Indebtedness under the Exchange Credit Agreement was used to finance the acquisition, construction or improvement of such assets; and (iii) any assets with respect to which, in the reasonable judgment of the administrative agent under the Exchange Credit Agreement and the Company (as agreed in writing), the cost or other adverse consequences (including adverse tax consequences) of pledging such assets would be excessive in relation to the benefits to be obtained by the lenders under the Exchange Credit Agreement therefrom.

Material Real Properties includes, without limitation, real property interests, including improvements, owned or leased by the Company or any Guarantor such that, after giving effect to the mortgages or deeds of trust on such real property interests, the collateral securing the obligations of the Company and the Guarantors under the Exchange Credit Agreement (as may be amended from time to time in accordance with its terms) includes (i) at least 90% of the net book value of the domestic real property interests of the Company and the Guarantors or (ii) each domestic real property interest of the Company and the Guarantors that has a net book value of $6.0 million or greater, whichever represents a greater proportion of the total net book value of the all domestic real property interest of the Company and the Guarantors.

Mortgages on the Company’s and the Guarantors’ right, title and interest in the Material Real Properties will not be in place and/or perfected as of the Issue Date. The Company will take all appropriate steps to have such mortgages in place and perfected within 150 days of the Issue Date. See “Risk Factors—Risks related to the New Secured Notes—Security over certain Collateral may not be in place by closing or may not be perfected by closing, and we will not be required to perfect security interests in some instances.”

Use of Collateral

Subject to the terms of the Second Lien Collateral Trust Agreement, the other Security Documents and the First Lien/Second Lien Intercreditor Agreement, the Company and the Guarantors will have the right to remain in possession and retain control of the Collateral (other than certain possessory collateral required to be delivered to the Second Lien Collateral Trustee (or the Designated First Priority Representative as bailee for the Second Lien Collateral Trustee pursuant to the First Lien/Second Lien Intercreditor Agreement) pursuant to the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income thereon.

Appendix 2 - 5

Release of Liens on Collateral

The Second Lien Collateral Trust Agreement will provide that, automatically and without the need for any further action by any Person, the Liens on the Collateral will be released or will no longer secure the obligations under the Indenture:

(1)	in part as to any portion of property subject to such Liens which has been taken by eminent domain, condemnation or other similar circumstances or that becomes Excluded Property;

(2)	in whole upon:

(a)	satisfaction and discharge of the Indenture as set forth below under “—Satisfaction and Discharge”; or

(b)	a legal defeasance or covenant defeasance of the Indenture as described below under “—Legal Defeasance and Covenant Defeasance”;

(3)

in part, as to any property that (a) is sold, transferred or otherwise disposed of by the Company or any Guarantor (other than to the Company or another Guarantor) in a transaction not prohibited by the Indenture and the Security Documents at the time of such sale, transfer or disposition or in connection with any exercise of remedies pursuant to the Indenture, the Second Lien Collateral Trust Agreement, the other Security Documents or the First Lien/Second Lien Intercreditor Agreement or (b) is owned or at any time acquired by a Guarantor that has been released from its Guarantee in accordance with the Indenture, concurrently with the release of such Guarantee (including in connection with the designation of a Guarantor as an Unrestricted Subsidiary);

(4)

in whole or in part, pursuant to an Act of Required Second Priority Secured Parties under the Second Lien Collateral Trust Agreement and upon delivery of instructions and other documentation, in each case to the extent required by the Security Documents;

(5)

as to any asset constituting Collateral, if all other Liens on such asset securing First Lien Secured Obligations and any other Second Lien Secured Obligations then secured by such asset (including commitments thereunder) are released or will be released simultaneously therewith, other than by reason of the payment under or termination of any such First Lien Secured Obligations and other Second Lien Secured Obligations, to the extent in accordance with the Second Lien Collateral Trust Agreement, the other Security Documents and the First Lien/Second Lien Intercreditor Agreement; and

(6)

in whole or in part, in accordance with the applicable provisions of the Security Documents and as described below with respect to the Second Lien Collateral Trust Agreement and the First Lien/Second Lien Intercreditor Agreement.

An “Act of Required Second Priority Secured Parties” means direction from the holders of (or the Secured Debt Representative representing the holders of) more than 50% of the sum of (x) the aggregate outstanding principal amount of the Notes, (y) the aggregate outstanding principal amount under any other Second Lien Secured Obligations (including the 2028 Private Exchange Notes) and (z) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness under the foregoing clause (y).

In addition, the Second Lien Collateral Trust Agreement will provide that, at the request and expense of the Company, the Second Lien Collateral Trustee will, in accordance with the terms of the Indenture and applicable Security Documents:

(1)	subordinate its Lien on any property in connection with the incurrence of any Indebtedness pursuant to clause (1), (4), or (20) of the definition of Permitted Debt; and

Appendix 2 - 6

(2)

subordinate its Lien on any property to the holder of any Lien on such property that is permitted by clause (3) or (4) of the definition of Permitted Liens or property with respect to which an Act of Required Second Priority Secured Parties has been obtained.

Certain limitations on the Collateral

There can be no assurance that the proceeds of any sale of Collateral following an acceleration of the Notes as a result of an Event of Default would be sufficient to satisfy, or would not be substantially less than, amounts due on the Notes and any other Indebtedness secured by the Collateral. The Holders of the Notes may not be able to unilaterally direct the Second Lien Collateral Trustee to take such actions (See “—Second Lien Collateral Trust Agreement” and “—First Lien/Second Lien Intercreditor Agreement”). Additionally, with respect to some of the Collateral, the Second Lien Collateral Trustee’s security interest and ability to foreclose will be limited by the need to meet certain requirements, such as obtaining third-party consents and making additional filings. For more information, see “Risk Factors—Risks related to the New Notes.”

Further assurances

The Indenture and the Security Documents will provide that the Company and each of the Guarantors will do or cause to be done all acts and things that may be required, or that the Second Lien Collateral Trustee from time to time may reasonably request, to assure and confirm that the Second Lien Collateral Trustee holds, for the benefit of the Second Priority Secured Parties, duly created and enforceable and perfected Liens (subject to Permitted Liens and the terms of the Indenture, the Second Lien Collateral Trust Agreement and the First Lien/Second Lien Intercreditor Agreement) upon the Company’s and the Guarantors’ right, title and interest in the Collateral (including any property or assets that are acquired or otherwise become Collateral after the Notes are issued), in each case, as contemplated by, and in accordance with the Lien priority required under, the Indenture, the Security Documents and the First Lien/Second Lien Intercreditor Agreement.

Upon the reasonable request of the Second Lien Collateral Trustee at any time and from time to time, the Company and each of the Guarantors will promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Second Lien Collateral Trustee may reasonably deem necessary, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case, as expressly required by the First Lien/Second Lien Intercreditor Agreement, the Indenture and the Security Documents.

Neither the Trustee nor the Second Lien Collateral Trustee shall be responsible for (A) perfecting, maintaining, monitoring, preserving or protecting the Liens granted under the Indenture, the Security Documents or any agreement or instrument contemplated hereby or thereby, (B) the filing, re-filing, recording, re-recording or continuing of any document, financing statement, financing statement amendment, registration, mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times or (C) providing, maintaining, monitoring or preserving insurance on or the payment of taxes with respect to the Collateral. The actions described in clauses (A) through (C) above shall be the sole responsibility of the Company and the Guarantors, as applicable.

Second Lien Collateral Trust Agreement

On the Issue Date, the Company and the Guarantors will enter into the Second Lien Collateral Trust Agreement with the Second Lien Collateral Trustee, the Trustee and the 2028 Private Exchange Notes Trustee. The Second Lien Collateral Trust Agreement will provide for the ability of the Company in the future to designate additional Indebtedness to be secured, on a pari passu basis, by the Liens held by the Second Lien Collateral Trustee securing the Obligations of the Company and the Guarantors in respect of the Notes and the 2028 Private Exchange Notes. The Second Lien Collateral Trust Agreement will also set forth the terms on which the Second Lien Collateral Trustee will receive, hold, administer, maintain and distribute the Collateral at any time delivered to the Second Lien Collateral Trustee as the subject of the Security Documents and on which the Second Lien Collateral Trustee will, subject to the First Lien/Second Lien Intercreditor Agreement, enforce the Security Documents and all interests, rights, powers and remedies of the Second Lien Collateral Trustee with respect thereto or thereunder and the proceeds thereof. As of the Issue Date, the Notes and the 2028 Private Exchange Notes will be the only Indebtedness subject to the Second Lien Collateral Trust Agreement.

Appendix 2 - 7

Second Lien Collateral Trustee

Ankura Trust Company, LLC has been appointed pursuant to the Second Lien Collateral Trust Agreement to serve as the Second Lien Collateral Trustee for the benefit of itself and:

•	the Holders of the Notes, the holders of the 2028 Private Exchange Notes and any other future Second Lien Secured Obligations; and

•	the Trustee, the 2028 Private Exchange Notes Trustee and each future Secured Debt Representative.

To secure payment of the Second Lien Secured Obligations, a lien will be granted by the Company and the Guarantors in favor of the Second Lien Collateral Trustee for the benefit of all Second Priority Secured Parties, in the right, title and interest of the Company and the Guarantors in the Collateral, in accordance with the Second Lien Collateral Trust Agreement, the other Security Documents and the First Lien/Second Lien Intercreditor Agreement.

The Second Lien Collateral Trustee will hold (directly or through co-trustees or agents), and will be entitled to enforce, subject to the terms of the Indenture, the 2028 Private Exchange Notes Indenture, the Second Lien Collateral Trust Agreement, the other Security Documents and the First Lien/Second Lien Intercreditor Agreement, all Liens on the Company’s and the Guarantors’ right, title and interest in the Collateral created by the Security Documents.

The Second Lien Collateral Trustee will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Second Lien Secured Obligations) unless and until it shall have been directed in writing by an Act of Required Second Priority Secured Parties to the extent required by the Second Lien Collateral Trust Agreement and subject to the terms of the First Lien/Second Lien Intercreditor Agreement.

Notwithstanding anything to the contrary herein, however, the Second Lien Collateral Trustee will require an Act of Required Second Priority Secured Parties and/or delivery of instructions and any documentation to act under the Second Lien Collateral Trust Agreement only to the extent that an Act of Required Second Priority Secured Parties and/or delivery of instructions and any documentation are required in connection with an act of such type pursuant to the terms of the Second Lien Collateral Trust Agreement.

Voting

In connection with any matter under the Second Lien Collateral Trust Agreement requiring a vote of Holders of the Notes and holders of any other Indebtedness secured on a pari passu second lien basis with the Obligations under the Notes (including the 2028 Private Exchange Notes), the holders of each series of such debt will cast their votes in accordance with the documentation with respect thereto. The amount of such debt to be voted will equal (1) the aggregate principal amount of such debt held by the holders of such series plus (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Funded Debt of such series. Following and in accordance with the outcome of the applicable vote under the documentation with respect to such debt, the Secured Debt Representative of each series of such debt will cast all of its votes as a block in respect of any vote under the Second Lien Collateral Trust Agreement.

Enforcement of Liens

If the Second Lien Collateral Trustee at any time receives written notice that any Secured Debt Default has occurred under any Secured Debt Document that entitles the Second Lien Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens under the Security Documents, the Second Lien Collateral Trustee will promptly deliver written notice thereof to each Secured Debt Representative. Thereafter, the Second Lien Collateral Trustee may await direction by an Act of Required Second Priority Secured Parties and will act, or decline to act, as directed by

Appendix 2 - 8

an Act of Required Second Priority Secured Parties in each case to the extent required by the Second Lien Collateral Trust Agreement and subject to the First Lien/Second Lien Intercreditor Agreement, in the exercise and enforcement of rights and remedies against the Collateral or under the Security Documents or applicable law. Following the initiation of such exercise of rights and remedies, the Second Lien Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of rights and remedies as directed by an Act of Required Second Priority Secured Parties in each case to the extent required by the Second Lien Collateral Trust Agreement.

Collateral Sharing Equally and Ratably Within Class

The Second Lien Collateral Trust Agreement provides that the payment and satisfaction of all of the Second Lien Secured Obligations will be secured equally and ratably by the Liens on the Company’s and Guarantors’ right, title and interest in the Collateral established in favor of the Second Lien Collateral Trustee for the benefit of the Second Priority Secured Parties pursuant to the Security Documents and the Second Lien Collateral Trust Agreement. The Secured Debt Representative of each future series of Secured Indebtedness will be required to deliver a joinder to the Second Lien Collateral Trust Agreement to the Second Lien Collateral Trustee and each other Secured Debt Representative at the time of incurrence of such series of Secured Indebtedness.

Relative Rights

Nothing in the Indenture or the Security Documents will:

(1)

impair, as between the Company and the Holders of the Notes, the obligation of the Company to pay principal of, premium and interest, if any, on the Notes in accordance with their terms or any other obligation of the Company or any Guarantor;

(2)	affect the relative rights of Holders of Notes as against any other creditors of the Company or any Guarantor (other than holders of Permitted Liens); or

(3)	restrict the right of any Holder of Notes to sue for payments that are then due and owing.

First Lien/Second Lien Intercreditor Agreement

The First Lien/Second Lien Intercreditor Agreement defines the terms of the relationship between the First Priority Secured Parties and the Second Priority Secured Parties, including the holders of the Notes. Pursuant to the terms of the First Lien/Second Lien Intercreditor Agreement, at any time at which First Lien Secured Obligations are outstanding (whether incurred prior to, on or after the Issue Date), the First Priority Secured Parties, acting through the Designated First Priority Representative shall have the exclusive right to take and continue any enforcement action with respect to the Collateral (including as to determining and directing the time, method and place for exercising such rights or taking actions), without any consultation with or consent of any Second Priority Secured Party. Until such time when all First Lien Secured Obligations have been discharged in full, the Second Priority Secured Parties will not be permitted to enforce the security interests, or otherwise take any enforcement action against, the Collateral even if an event of default with respect to the Notes, or any other Second Lien Secured Obligations, has occurred and/or any such Second Lien Secured Obligations have been accelerated, except under limited circumstances; provided that (x) the Second Lien Collateral Trustee will have the right to (a) take any action it deems necessary to perfect or continue the perfection of the Liens on Collateral or to create, preserve or protect (but not enforce) the Liens in the Collateral, (b) purchase (by credit bid or otherwise) all or any portion of the Collateral in connection with any enforcement of remedies by the Designated First Priority Representative to the extent that, and so long as, the First Priority Secured Parties receive payment in full in cash of all First Lien Secured Obligations after giving effect thereto, (c) file a proof of claim with respect to the Notes, (d) file any necessary or appropriate responsive pleadings in opposition to any motion, adversary proceeding or other pleading objecting to or otherwise seeking disallowance of the claim or Lien of the Second Lien Collateral Trustee or any Holder of the Notes, (e) file any pleadings, objections, motions, or agreements which assert rights available to unsecured creditors of the Company arising under any insolvency or liquidation proceeding or applicable non-bankruptcy law, and (f) vote on any plan of reorganization in any insolvency or liquidation proceeding of the Company, in each case (a) through (f) above to the extent such action is not otherwise prohibited by or inconsistent with, or would not result in a resolution inconsistent with, the terms of the First Lien/Second Lien Intercreditor Agreement.

Appendix 2 - 9

The liens granted or purported to be granted to secure the First Lien Secured Obligations will be senior in priority to the liens securing the Second Lien Secured Obligations regardless of the date, time, manner or order of filing or recording of any document or instrument or grant, attachment or perfection of such liens (or any actual or alleged defect in any of the foregoing). Notwithstanding any provision of the UCC, any applicable law, any documents governing Second Lien Secured Obligations or otherwise, the Second Lien Collateral Trustee, on behalf of itself and the other Second Priority Secured Parties will agree that (a) any Lien on the Collateral securing or purporting to secure any First Lien Secured Obligations now or hereafter held by or on behalf of any First Priority Secured Parties or any agent or trustee therefor, regardless of how acquired, shall have priority over and be senior in all respects to any Lien on the Collateral securing or purporting to secure any Second Lien Secured Obligations and (b) any Lien on the Collateral securing or purporting to secure Second Lien Secured Obligations now or hereafter held by or on behalf of any Second Priority Secured Parties or any agent or trustee therefor, regardless of how acquired, will be junior and subordinate in all respects to all Liens on the Collateral securing or purporting to secure the First Lien Secured Obligations. All Liens on the Collateral securing any First Lien Secured Obligations will be and remain senior in all respects and prior to all Liens on the Collateral securing or purporting to secure any Second Lien Secured Obligations for all purposes, regardless of whether such Liens securing or purporting to secure any First Lien Secured Obligations are subordinated to any Lien securing any other obligation of the Company, any Guarantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed. Only after the time when all First Lien Secured Obligations have been discharged in full will any proceeds of Collateral or distributions in respect of the Second Lien Secured Obligations in any bankruptcy case or other insolvency proceeding be distributed on account of, or applied to, the Second Lien Secured Obligations. So long as the First Lien Secured Obligations are outstanding (whether incurred prior to, on or after the Issue Date), any Collateral, including without limitation any such Collateral constituting proceeds, that may be received by any Second Priority Secured Party in violation of the First Lien/Second Lien Intercreditor Agreement shall be segregated and held in trust and promptly paid over to the Designated First Priority Representative, for the benefit of the First Priority Secured Parties, in the same form as received.

The Second Lien Collateral Trustee, on behalf of itself and the Second Priority Secured Parties, will agree pursuant to the First Lien/Second Lien Intercreditor Agreement that it will not (and will waive any right to) contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the validity, extent, perfection, allowability, priority or enforceability of any Lien securing or the allowability or value of any claims asserted with respect to, any First Lien Secured Obligations held (or purported to be held) by or on behalf of the First Priority Secured Parties or any agent or trustee therefor in any Collateral.

Upon any release, sale or disposition of Collateral permitted pursuant to the terms of the documents for the First Lien Secured Obligations that results in the release of the Lien on any Collateral securing the First Lien Secured Obligations (excluding any sale or other disposition that is not permitted by the agreements governing the Second Lien Secured Obligations unless such sale or disposition is consummated in connection with an enforcement action or other exercise of remedies after an event of default or consummated after the institution of any insolvency proceeding), the Lien on such Collateral securing the Second Lien Secured Obligations (excluding any portion of the proceeds of such Collateral remaining after the First Lien Secured Obligations are paid in full) shall be automatically and unconditionally released with no further consent or action of any Person; provided that the Liens securing the Second Lien Secured Obligations shall attach to (subject to the First Lien/Second Lien Intercreditor Agreement) any proceeds of a sale, transfer or other disposition of Collateral not paid to the First Priority Secured Parties or that remain after the discharge in full of First Lien Secured Obligations.

The First Lien/Second Lien Intercreditor Agreement will provide that prior to such time when all First Lien Secured Obligations have been discharged in full, if the security documents with respect to the First Lien Secured Obligations are amended, waived or modified for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions therein or changing in any manner the rights of any parties thereunder, then such amendment, waiver or modification shall apply automatically to any comparable provision of the security documents with respect to the Second Lien Secured Obligations so long as such amendments, waivers or modifications (i) do not have the effect of releasing any Collateral securing the Second Lien Secured Obligations unless otherwise provided in the First Lien/Second Lien Intercreditor Agreement or permitted under the documents

Appendix 2 - 10

governing the Second Lien Secured Obligations and provided there is a corresponding release of the Lien securing the First Lien Secured Obligations, (ii) do not impose any additional duties on a representative for the holders of the Second Lien Secured Obligations without its consent , (iii) notice of such amendment, waiver or consent shall be given to the representative for the Second Priority Secured Parties no later than ten business days after its effectiveness and (iv) any such amendment, waiver or modification that materially and adversely affects the rights of the holders of the Second Lien Secured Obligations and does not affect the First Priority Secured Parties in a like or similar manner shall not apply to the security documents with respect to the Second Lien Secured Obligations without the consent of the Second Lien Collateral Trustee (as directed or with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Second Lien Secured Obligations. The First Lien/Second Lien Intercreditor Agreement will also provide that prior to such time when all First Lien Secured Obligations have been discharged in full, the security documents governing the Second Lien Secured Obligations may not be amended, supplemented, restated or otherwise modified without the consent of the Designated First Priority Representative to the extent such amendment, supplement, restatement or modification would (w) adversely affect the lien priority rights of the First Priority Secured Parties or the rights of the First Priority Secured Parties to receive payments owing pursuant to the documents governing the First Lien Secured Obligations, (x) add any Liens securing the Collateral (other than to the extent permitted under the First Lien/Second Lien Intercreditor Agreement), (y) confer any additional rights on the Second Priority Secured Parties in a manner adverse to the First Priority Secured Parties or (z) contravene the provisions of the Indenture.

Further, the First Lien/Second Lien Intercreditor Agreement will provide that, if the Company or any Guarantor is subject to any bankruptcy case or other insolvency proceeding, among other things, the representatives for, and holders of, the Second Lien Secured Obligations:

(1)

is deemed to consent to, and, without the consent of the Designated First Priority Representative, will not contest, the Company’s or such Guarantor’s, as applicable, use of cash collateral or obtaining of any debtor-in-possession financing, unless the First Priority Secured Parties oppose or object to such use of cash collateral or such debtor-in-possession financing, including any such debtor-in-possession financing provided by any First Priority Secured Parties in any amount,

(2)

without the consent of the Designated First Priority Representative, will not request adequate protection or other relief in connection with any such use of cash collateral or any such debtor-in-possession financing, if any holders of First Lien Secured Obligations desire to permit such use of cash collateral or debtor-in-possession financing, except that the representatives for, and the holders of, the Second Lien Secured Obligations may freely seek and obtain relief granting adequate protection in the form of a replacement lien, which replacement lien shall subordinate to the claims of the holders of the First Lien Secured Obligations,

(3)

if the Liens on any Collateral securing the First Lien Secured Obligations are subordinated to the Liens on such Collateral securing any such debtor-in-possession financing, so long as the holders of the Second Lien Secured Obligations retain Liens on all the Collateral, including proceeds thereof arising after the commencement of any bankruptcy case or other insolvency proceeding, will subordinate the Liens on such Collateral securing the Second Lien Secured Obligations (x) on the same basis as such Liens are subordinated to the First Lien Secured Obligations under the First Lien/Second Lien Intercreditor Agreement, (y) to any adequate protection Liens provided to the First Priority Secured Parties in respect of the First Lien Secured Obligations and (z) to any “carve-out” for professional and United States Trustee fees agreed to by the Designated First Priority Representative,

(4)

without the consent of the Designated First Priority Agent, will not object or contest, or support any other Person in objecting to or contesting, (v) any lawful exercise by any of the First Priority Secured Parties of the right to credit bid First Lien Secured Obligations at any sale in foreclosure of the Collateral (including pursuant to Section 363(k) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to the Collateral), (w) any other request for judicial relief made in any court by any of the First Priority Secured Parties relating to the lawful enforcement of any Lien on Collateral, (x) any request by the First Priority Secured Parties for adequate protection or any provision to the First Priority Secured Parties of adequate protection, (y) any objection made by the First Priority Secured Parties to any motion, relief, action or proceeding claiming a lack of adequate protection or (z) the payment of interest, fees, expenses or other amounts to the First Priority Secured Parties under Section 506(b) or 506(c) of the Bankruptcy Code,

Appendix 2 - 11

(5)

without the consent of the Designated First Priority Agent, will not seek relief from the automatic stay or any other stay, or take any action in derogation thereof, in respect of the Collateral without the prior written consent of the representative for the First Priority Secured Parties,

(6)

will not oppose any sale or disposition of assets of the Company or any Guarantor that is supported by the First Priority Secured Parties, and the Second Priority Secured Parties shall be deemed to have consented under Section 363 of the Bankruptcy Code to any such sale and to have released their Lien on such assets, will not (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Collateral by the First Priority Secured Parties or any agent or trustee therefor, the exercise of any right by the Designated First Priority Representative or any First Priority Secured Party (or any agent or sub agent on their behalf) in respect of the First Lien Secured Obligations or any other exercise by any such party of any rights and remedies relating to the Collateral; provided that to the extent not inconsistent with the terms of the First Lien/Second Lien Intercreditor Agreement, the Second Lien Collateral Trustee and the Second Lien Secured Parties may exercise their rights and remedies as unsecured creditors or (z) object to the forbearance by the First Priority Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral in respect of the First Lien Secured Obligations, and

(7)

will not propose, support or vote in favor of any plan of reorganization (i) unless such plan (x) pays off, in cash in full, all First Lien Secured Obligations or (y) is accepted by the classes of holders of First Lien Secured Obligations voting in accordance with Section 1126(c) of the Bankruptcy Code, or (ii) that is inconsistent with the First Lien / Second Lien Intercreditor Agreement. Except as otherwise provided in the Intercreditor Agreement, the Second Priority Secured Parties shall remain entitled to vote their claims in any such bankruptcy case or other insolvency proceeding.

Notwithstanding the foregoing, in any bankruptcy case or other insolvency proceeding of the Company or any Guarantor, (i) if any First Priority Secured Parties are granted adequate protection in the form of additional collateral in connection with any debtor-in-possession financing or use of cash collateral, then the Second Priority Secured Parties may seek or accept adequate protection solely (x) in the form of a replacement Lien on such additional collateral, subordinated to the Liens securing the First Lien Secured Obligations and related adequate protection and the Liens securing such debtor-in-possession financing on a junior basis, (y) for superpriority administrative expense claims junior in all respects to the superpriority administrative expense claims granted to the First Priority Secured Parties and (z) subject to the right of the First Priority Secured Parties to object thereto, for the payment of post-petition interest at the pre-default rate (provided, in the case of this clause (z), that the First Priority Secured Parties have been granted adequate protection in the form of post-petition interest), provided, however, that the representative for the Second Priority Secured Parties shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the Second Priority Secured Parties, in any stipulation and/or order granting such adequate protection, that such junior superpriority administrative expense claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims and (ii) in the event the representative for the Second Priority Secured Parties, on behalf of itself and the Second Priority Secured Parties, seeks or accepts adequate protection in accordance with clause (i) above and such adequate protection is granted in the form of additional collateral, then such representative, on behalf of itself or any of the Second Priority Secured Parties, agrees that the First Priority Secured Parties shall also be granted a senior Lien on such additional collateral as security for the First Lien Secured Obligations and any applicable debtor-in-possession financing and that any Lien on such additional collateral securing the Second Lien Secured Obligations shall be subordinated to the Liens on such collateral securing the First Lien Secured Obligations and any such debtor-in-possession financing (and all obligations relating thereto).

Appendix 2 - 12

Optional Redemption

The Company may, at its option, redeem all or a part of the Notes upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to, but not including, the applicable redemption date (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date if the Notes have not been redeemed prior to such date):

Year	Percentage
Prior to the first anniversary of the Issue Date	103.00%
On or after the first anniversary of the Issue Date but prior to the second anniversary of the Issue Date	102.00%
On or after the second anniversary of the Issue Date but prior to the third anniversary of the Issue Date	101.00%
After the fourth anniversary of the Issue Date	100.00%

For a description of the procedures applicable to a redemption of all or part of the Notes pursuant to the provisions of the Indenture described in this section, see “—Selection and Notice.”

Mandatory Redemption

On the first interest payment date following the fifth anniversary of the “issue date” as defined in Treasury Regulation Section 1.1273-2 of the Notes, and on each interest payment date thereafter, the Company shall redeem a portion of the principal amount of each then outstanding Note in an amount equal to the AHYDO Catch-Up Payment for such interest payment date with respect to such Note. The “AHYDO Catch-Up Payment” for a particular interest payment date with respect to a Note means the minimum principal prepayment sufficient to ensure that as of the close of such interest payment date, the aggregate amount which would be includible in gross income with respect to such Note before the close of such interest payment date (as described in Section 163(i)(2)(A) of the Internal Revenue Code of 1986, as amended (the “Code”) does not exceed the sum (described in Section 163(i)(2)(B) of the Code) of (i) the aggregate amount of interest to be paid on the Note (including for this purpose any AHYDO Catch-Up Payments) before the close of such interest payment date plus (ii) the product of the issue price of the Note (as defined in Section 1273(b) of the Code) and its yield to maturity (within the meaning of Section 163(i)(2)(B) of the Code), with the result that the Notes are not treated as having “significant original issue discount” within the meaning of Section 163(i)(1)(C) of the Code. It is intended that no Note will be an “applicable high yield discount obligation” (an “AHYDO”) within the meaning of Section 163(i)(1) of the Code, and this provision will be interpreted consistently with such intent. The computations and determinations required in connection with any AHYDO Catch-Up Payment will be made by the Company in its good faith reasonable discretion and will be binding upon the Holders absent manifest error.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, the Company will offer to repurchase all or any part (equal to a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes pursuant to a Change of Control offer (a “Change of Control Offer”) on the terms set forth in the Indenture; provided that any unpurchased portion of a Note must be in a minimum denomination of $2,000. In the Change of Control Offer, the Company will offer an offer price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to, but not including, the date of purchase (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date if the Notes have not been redeemed or repurchased prior to such date) (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will send a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the Indenture and described in such notice. The

Appendix 2 - 13

Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached the Company’s obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

On the Change of Control payment date, the Company will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)

deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by us.

The paying agent will promptly send to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control payment date.

The provisions described above that require us to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the Indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

If a Change of Control Offer is made, the Company may not have available funds sufficient to pay the Change of Control Payment for all of the Notes that might be delivered by Holders of the Notes seeking to accept the Change of Control Offer. The Company’s failure to make or consummate the Change of Control Offer or pay the Change of Control Payment when due will give the Trustee and the Holders of the Notes the rights described under “—Events of Default and Remedies.”

The existence of a Holder’s right to require the Company to repurchase such Holder’s Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.

The provisions of the Indenture will not afford Holders of the Notes the right to require the Company to repurchase the Notes in the event of a highly leveraged transaction or certain transactions with the Company’s management or Affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company by management or its affiliates) involving the Company that may adversely affect Holders of the Notes, if such transaction is not a transaction defined as a Change of Control.

Appendix 2 - 14

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require us to repurchase the Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain. In addition, Holders of the Notes may not be entitled to require the Company to repurchase their Notes in certain circumstances involving a significant change in the composition of the Company’s Board of Directors, including, in connection with the proxy contest where the Company’s Board of Directors does not endorse a dissident slate of directors but approves them as Continuing Directors. In this regard, a decision of the Delaware Chancery Court (not involving the Company or its securities) considered a change of control provision of an indenture governing publicly traded debt securities substantially similar to the change of control event described in clause (5) of the definition of Change of Control. In its decision, the court noted that a board of directors may “approve” a dissident shareholder’s nominees solely for purposes of such an indenture; provided the board of directors determines in good faith that the election of the dissident nominees would not be materially adverse to the interests of the corporation or its stockholders (without taking into consideration the interests of the holders of debt securities in making this determination).

The Credit Agreements contain, and other Indebtedness of the Company may contain, prohibitions on the occurrence of events that would constitute a Change of Control or require that Indebtedness be repurchased upon a Change of Control. A Change of Control will constitute an event of default under the Credit Agreements and, unless the Company were able to obtain a waiver from the requisite lenders under the Credit Agreements, the terms of the Credit Agreements would prohibit the Company’s purchase of the Notes in the event the Company is required to make a Change of Control Offer. There can be no assurance that the Company would be able to obtain a waiver from the requisite lenders under the Credit Agreements to purchase the Notes in connection with a Change of Control. In addition, if a Change of Control Offer occurs, there can be no assurance that the Company will have available funds sufficient to make the Change of Control Payment for all of the Notes that might be delivered by Holders seeking to accept the Change of Control Offer, or to make any other payment that may be required of us in respect of the Company’s other Indebtedness. In the event the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company would expect to seek third-party financing to the extent the Company does not have available funds to meet the Company’s purchase obligations and any other obligations in respect of the Company’s other Indebtedness. However, there can be no assurance that the Company would be able to obtain the necessary financing. See “Risk Factors—Risks Related to the Notes—We may not be able to satisfy our repurchase obligations in the event of a change of control because the terms of our indebtedness or lack of funds may prevent us from doing so.”

Asset Sales

The Company will not, and it will not permit any of the Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

(1)

the Company (or the Restricted Subsidiary, as the case may be) receives consideration at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of (except in respect of Designated Assets sold pursuant to a Designated Asset Contract);

(2)

the Fair Market Value or Designated Asset Value, as applicable, in the case of any Asset Sales or series of related Asset Sales having a Fair Market Value of $35.0 million or more, is determined by our Board of Directors (or a duly appointed committee thereof) and evidenced by a resolution of our Board of Directors (or a duly appointed committee thereof) set forth in an Officer’s Certificate delivered to the Trustee; and

Appendix 2 - 15

(3)

at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary, is in the form of cash or Cash Equivalents. For purposes of this clause (3) only, each of the following will be deemed to be cash:

(a)

any liabilities, as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any New Notes Guarantee) that are assumed by the transferee of any such assets in right of payment or secured on a junior basis on the collateral and for which the Company or such Restricted Subsidiary, as the case may be, have been released or indemnified against further liability;

(b)

any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 90 days after the applicable Asset Sale, to the extent of the cash or Cash Equivalents received in that conversion;

(c)

notes or other obligations or Indebtedness actually received by the Company or any such Restricted Subsidiary as consideration for the sale or other disposition of a Designated Asset pursuant to a contract with a governmental or quasi-governmental agency, but only to the extent that such notes or other obligations or Indebtedness were explicitly required to be included, or permitted to be included solely at the option of the purchaser, in such consideration pursuant to such contract;

(d)	100% of Indebtedness actually received by the Company or any Restricted Subsidiary as consideration for the sale or other disposition of an Unoccupied Facility; and

(e)

any Designated Non-Cash Consideration received by the Company or any such Restricted Subsidiary in the Asset Sale, in an aggregate amount in any fiscal year of the Company (measured on the date such Designated Non-Cash Consideration was received without giving effect to subsequent changes in value), when taken together with all other Designated Non-Cash Consideration received as consideration pursuant to this clause (e) during such fiscal year (but, to the extent that any such Designated Non-Cash Consideration is sold or otherwise liquidated for cash, minus the lesser of (a) the amount of the cash received (less the cost of disposition, if any) and (b) the initial amount of such Designated Non-Cash Consideration), not to exceed $50.0 million.

Within 180 days from the later of the date of an Asset Sale or the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds, at its option:

(1)

to prepay, repay, redeem or purchase (A) for so long as the Indebtedness incurred under the Credit Agreements as of the Issue Date remains outstanding, (i) Indebtedness under such Credit Agreements or (ii) Indebtedness otherwise permitted to be prepaid, repaid, redeemed or purchased under such Credit Agreements and (B), thereafter, (i) other Indebtedness and other Obligations that are secured by a Lien or (ii) the Old Notes, the 2026 Notes and the Exchangeable 2026 Notes, and, in each case, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2)

to acquire, or enter into a definitive agreement to acquire, all or substantially all of the assets of, a Permitted Business or a majority of the Voting Stock of a Person engaged in a Permitted Business; provided that such Person becomes a Restricted Subsidiary and provided, however, in the case of a definitive agreement, that such acquisition closes within 120 days of such 180-day period;

Appendix 2 - 16

(3)

to make a capital expenditure in or that is used or useful in a Permitted Business; provided that the completion of (i) construction of new facilities, (ii) expansions to existing facilities and (iii) repair or construction of damaged or destroyed facilities, in each case, which commences within such 180-day period may extend for an additional 18 month period if (x) the Net Proceeds to be used for such construction, expansion or repair are committed specifically for such activity within such 180-day period and (y) such facilities shall, following such construction, expansion or repair, become Collateral pursuant to the terms and conditions set forth under “—Security—Further Assurances”; or

(4)	to acquire other long-term assets that are used or useful in a Permitted Business; or

(5)	any combination of the foregoing.

Notwithstanding the above, within 180 days from the later of the date of an Asset Sale relating to, or the receipt of any Net Proceeds from an Asset Sale relating to, B.I. Incorporated or a material portion of its business or sale (including Sale and Leasebacks Transactions) of GEO HQ, the Company (or the applicable Restricted Subsidiary, as the case may be) must apply such Net Proceeds to prepay, repay, redeem or purchase First Lien Secured Obligations or to make an Asset Sale Offer as described below and such Net Proceeds shall not be permitted to be applied as set forth in clauses (2) – (5) above.

Pending the final application of any Net Proceeds, the Company (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds as cash or in Cash Equivalents.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph, or that the Company determines will not be applied or invested as provided in the preceding paragraph, will constitute “Excess Proceeds.” When (1) the amount of Excess Proceeds received from any individual Asset Sale exceeds $7.5 million or (2) the aggregate amount of Excess Proceeds received (x) during any fiscal year of the Company exceeds $22.5 million or (y) at any time during the term of the Notes exceeds $75.0 million, the Company will make an Asset Sale Offer to all Holders of Notes and, at the Company’s option, all holders of other Indebtedness that is pari passu in right of payment and lien priority with the Notes containing provisions similar to those set forth in the Indenture (for example, the Company’s 2028 Private Exchange Notes) with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase on a pro rata basis the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu Indebtedness shall be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. The Company may satisfy the foregoing obligations with respect to any Net Proceeds prior to the expiration of the relevant 180-day period (or later period as described above) or with respect to Excess Proceeds in an amount equal to or less than the amount set forth in clause (1), (2)(x) or (2)(y), as applicable, of the first sentence of this paragraph.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulation conflict with the Asset Sale provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

The agreements governing the Company’s other Indebtedness prohibit certain events, including certain types of Asset Sales. The terms of the Credit Agreements may prohibit the Company’s purchase of the Notes in the event the Company was required to make an Asset Sale Offer. In addition, the exercise by the Holders of Notes of their right to require the Company to repurchase the Notes in connection with an Asset Sale Offer could cause a default under these other agreements, even if the Asset Sale itself does not, due to the financial effect of such repurchases on the Company. Finally, the Company’s ability to pay cash to the Holders of Notes upon a repurchase may be limited by the Company’s then-existing financial resources.

Appendix 2 - 17

Selection and Notice

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase as follows:

(1)

if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed as certified to the Trustee by the Company, and in compliance with the requirements of DTC; or

(2)

if the Notes are not listed on any national securities exchange, on a pro rata basis (based on amounts tendered), by lot or by such method as the Trustee deems fair and appropriate in accordance with DTC procedures subject to adjustments so that no Note in an unauthorized denomination remains outstanding after such redemption.

No Notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first-class mail or electronically or otherwise in accordance with DTC procedures at least 10 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. As long as the Notes are issued in global form, notices to be given to Holders will be given to DTC, in accordance with its applicable policies as in effect from time to time. Any notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued (or cause to be transferred by book entry) in the name of the Holder of Notes upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. Unless the Company defaults in the payment of the redemption, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Certain Covenants

Financial Calculations for Limited Condition Transactions; Certain Calculations

When calculating the compliance with or availability under any basket, test or ratio under the Indenture or compliance with any provision of the Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto, at the option of the Company (the Company’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted, shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent test period ending prior to the LCT Test Date, the Company could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with.

For the avoidance of doubt, (a) if the Company has made an LCT Election and any of the baskets, tests or ratios for which compliance was determined or tested as of the LCT Test Date are thereafter exceeded as a result of fluctuations in any such basket, test or ratio (including due to fluctuations of the Company or the target of any Limited Condition Transaction) at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations (provided, however, that if any tests or ratios improve or baskets increase as a result of such fluctuations, such improved test, ratios or baskets may be utilized) and (b) such baskets, tests or ratios shall not be tested at the time of consummation of such Limited Condition Acquisition or related transactions. If the Company has made an LCT Election for any Limited Condition

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Transaction, then in connection with any subsequent calculation of any basket, test or ratio on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such basket, test or ratio shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of debt and the use of proceeds thereof) had been consummated.

For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including any leverage ratio), other than compliance with the financial covenants set forth under “—Certain Financial Covenants,” such financial ratio or test shall be calculated at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be, and no default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

For purposes of calculating pro forma adjustments to any financial ratio or test, pro forma effect shall be given to acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period. For the avoidance of doubt, the Trustee shall have no duty to calculate, or verify the calculation, of any ratio, basket, amount or test in connection with a Limited Condition Transaction.

Restricted Payments

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1)

declare or pay any dividend or make any other payment or distribution on account of the Company’s, or any Restricted Subsidiary’s, Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) or to the direct or indirect holders of the Company’s or any Restricted Subsidiary’s Equity Interests in their capacity as such (other than dividends or distributions payable (A) in Equity Interests (other than Disqualified Stock) of the Company or (B) to the Company or a Restricted Subsidiary of the Company);

(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company;

(3)

make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any (x) unsecured Indebtedness or (y) Indebtedness that is expressly subordinated to the Notes or any New Notes Guarantee (including, for the avoidance of doubt, any Indebtedness that is secured by a Lien on the Collateral that is junior in priority to the Lien granted to the Secured Lien Collateral Trustee) (clauses (x) and (y) above collectively being referred to as “Specified Junior Debt”), except (A) a payment of interest or principal to the Company or any Restricted Subsidiary or (B) any payment made at the Stated Maturity thereof (or any payment, purchase or other acquisition, in anticipation of satisfying a sinking fund obligation, principal installment or final maturity due within one year); or

(4)	make any Restricted Investment

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(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless at the time of and after giving effect to such Restricted Payment:

(1)	no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment;

(2)

the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Total Leverage Ratio test set forth in the covenant described below under the caption “—Certain Financial Covenants—Total Leverage Ratio”;

(3)

such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2) through (11) of the second succeeding paragraph and including the net amount of any Restricted Payment permitted pursuant to the second paragraph of this covenant), is less than the sum, without duplication, of:

(a)

100% of the aggregate net cash proceeds to the extent received by the Company since the Issue Date, as a contribution to its common equity capital or in consideration of the issuance of Equity Interests of the Company (other than Disqualified Stock), except to the extent used to make an Investment pursuant to clause (12) or (13) of the definition of Permitted Investments, or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); provided that Restricted Investments made from such net cash proceeds in reliance on this clause (a) must be made in cash or Cash Equivalents; plus

(b)

to the extent that any Restricted Investment that was made after the Issue Date, is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

(c)

to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after the Issue Date, the lesser of (i) the Fair Market Value of the Company’s or any Restricted Subsidiary’s Investment in such Subsidiary as of the date of such redesignation or (ii) the Fair Market Value of the Company’s or any Restricted Subsidiary’s Investment in such Subsidiary as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary to the extent such Investment was treated as a Restricted Payment, plus the amount of any Investments made in such Subsidiary subsequent to such designation (or in the case of any Subsidiary that was an Unrestricted Subsidiary as of the Issue Date, subsequent to the Issue Date) to the extent any such Investment was treated as a Restricted Payment by the Company or any Restricted Subsidiary; plus

(d)

100% of any other dividends or other distributions received by the Company or a Restricted Subsidiary since the Issue Date, from an Unrestricted Subsidiary of the Company to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period in an amount not to exceed the amount of Restricted Investments previously made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary, except to the extent used to make an Investment pursuant to clause (17) of the definition of Permitted Investments; plus

(e)

solely with respect to Restricted Payments of the type described in clauses (1) and (2) of the first paragraph of this covenant, an additional amount of $7.5 million during each fiscal year of the Company ending after the issue Date, with any unused portion of such amount carrying forward to the next fiscal year of the Company.

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So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1)	the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the Indenture;

(2)

the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests (other than Equity Interests used to make an Investment pursuant to clause (12) of the definition of Permitted Investments) of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(a) of the first paragraph of this covenant;

(3)

the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4)

the payment of any dividend by a (i) Guarantor to the holders of its Equity Interests, other than Non-Guarantor Restricted Subsidiaries and (ii) Non-Guarantor Restricted Subsidiary to holders of its Equity Interests, in either case, on a pro rata basis;

(5)

the repurchase of Equity Interests deemed to occur upon (a) exercise of stock options to the extent that shares of such Equity Interests represent a portion of the exercise price of such options, (b) the withholding of a portion of the Equity Interests granted or awarded to an employee to pay taxes associated therewith in accordance with customary stock option plans or other benefit plans established in the ordinary course of business or (c) upon the exercise of any call option or capped call option (or substantively equivalent derivative transaction) described in the definition of “Permitted Bond Hedge Transaction” in connection with a Permitted Bond Hedge Transaction;

(6)

the repurchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or any Restricted Subsidiary held by any member of the Company’s (or any Restricted Subsidiary’s) management in accordance with customary stock option plans or other benefit plans established in the ordinary course of business; provided that the aggregate amount expended pursuant to this clause (6) shall not exceed $2.0 million in any fiscal year of the Company (with any unused amounts carrying over to the next fiscal year of the Company);

(7)

the payment of any dividend paid upon the vesting of Equity Interests issued in accordance with customary stock option plans or other benefit plans established in the ordinary course of business when the Company was a real estate investment trust provided that the aggregate amount of Restricted Payments made pursuant to this clause (7) shall not exceed $5.0 million;

(8)

the repurchase, redemption, defeasance or other retirement for value of any Permitted Convertible Indebtedness, including any payments required in connection with a conversion of any Permitted Convertible Indebtedness;

(9)	payments made in connection with (including, without limitation, purchases of) any Permitted Bond Hedge Transaction;

(10)

payments made (A) to exercise or settle any Permitted Warrant Transaction (a) by delivery of common stock of the Company, (b) by set-off against the related Permitted Bond Hedge Transaction or (c) with cash payments in an aggregate amount not to exceed the aggregate amount of any payments received by the Company or any of the Restricted Subsidiaries pursuant to the exercise or settlement of any related Permitted Bond Hedge Transaction, or (B) to terminate any Permitted Warrant Transaction; and

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(11)

prepayments, redemptions, purchases, defeasances and other payments Specified Junior Debt prior to the Stated Maturity Date thereof so long as, after giving pro forma effect to such Restricted Payment, the Company would be in compliance with the Total Leverage Ratio test set forth in the covenant described below under the caption “—Certain Financial Covenants—Total Leverage Ratio” and the Senior Secured Leverage Ratio test set forth in the covenant described below under the caption “—Certain Financial Covenants—Senior Secured Leverage Ratio”.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or a Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any Restricted Subsidiary to issue any Disqualified Stock or Preferred Stock.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of Disqualified Stock or Preferred Stock, as set forth below (collectively, “Permitted Debt”):

(1)

the incurrence by the Company and any Restricted Subsidiary of Indebtedness under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) not to exceed the sum of the principal amount outstanding and revolving commitments under the Exchange Credit Agreement and the 2017 Credit Agreement on the Issue Date, after giving effect to the Refinancing Transactions, and with such amount being permanently reduced dollar-for-dollar by the principal amount of any Indebtedness outstanding under the Exchange Credit Agreement as of the Issue Date that is permanently prepaid pursuant to any mandatory prepayment provisions thereunder;

(2)	the incurrence by the Company and any Restricted Subsidiary of Existing Indebtedness;

(3)	the incurrence by the Company of Indebtedness represented by the Notes to be issued on the date of the Indenture and any Guarantees thereof by any Guarantor;

(4)

the incurrence by the Company or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $40.0 million at any one time outstanding;

(5)

the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under clauses (2), (3), (5) or (16) of this paragraph;

(6)	the incurrence by the Company or any Restricted Subsidiary of intercompany Indebtedness between or among the Company and any Restricted Subsidiary; provided, however, that:

(a)

if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the New Notes Guarantee, in the case of a Guarantor; and

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(b)	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and

(ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary; will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)

the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations that are incurred for the purpose of fixing, hedging or swapping interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding or for hedging foreign currency exchange risk, in each case to the extent the Hedging Obligations are incurred in the ordinary course of the Company’s financial management and not for any speculative purpose;

(8)	the guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

(9)

the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant;

(10)

the incurrence by the Company or any Restricted Subsidiary of Indebtedness, including Indebtedness represented by letters of credit for the account of the Company or any Restricted Subsidiary, incurred in respect of workers’ compensation claims, self-insurance obligations, performance, proposal, completion, surety and similar bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business; provided that the underlying obligation to perform is that of the Company or its Restricted Subsidiaries and not that of the Company’s Unrestricted Subsidiaries; provided further, that such underlying obligation is not in respect of borrowed money;

(11)

the incurrence by the Company or any Guarantor of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (11), not to exceed $15.0 million at any one time outstanding;

(12)

the incurrence by the Company or any Restricted Subsidiary of Indebtedness, including but not limited to Indebtedness represented by letters of credit for the account of the Company or any Restricted Subsidiary, arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Equity Interests of the Company or a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing such acquisition;

(13)

the incurrence by the Company or any Restricted Subsidiary of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five business days of incurrence;

(14)

the issuance of Preferred Stock of a Restricted Subsidiary to the Company that is pledged as Collateral; provided that any subsequent transfer that results in such Preferred Stock being held by a Person other than the Company or a Guarantor will be deemed to constitute an issuance of Preferred Stock not permitted by this clause (14);

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(15)

the incurrence of Acquired Debt (but not any Indebtedness incurred in connection with, or in contemplation of such other Person merging with or into, or becoming a Subsidiary of, the Company) in a transaction that would constitute a Permitted Acquisition; provided, however, that (i) such Person either merges with or into the Company or becomes a Guarantor pursuant to the terms and conditions set forth in the Indenture, (ii) on the date such Person becomes a Subsidiary or is acquired by, or merges with or into, the Company and after giving pro forma effect thereto, the Total Leverage Ratio would be no greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction and (iii) the aggregate principal amount of such Indebtedness incurred under this clause (15), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness, shall not exceed $37.5 million at any one time outstanding;

(16)

Guarantees by the Company or any Restricted Subsidiary of Indebtedness of any Unrestricted Subsidiary; provided that the aggregate principal amount of such Guarantees of Indebtedness of any Unrestricted Subsidiary shall not exceed $15.0 million at any one time outstanding;

(17)

the incurrence by the Company and any Restricted Subsidiary of additional Indebtedness (i) for borrowed money or (ii) incurred in respect of letters of credit facilities of the Company or any Restricted Subsidiary; provided that (a) any Indebtedness incurred under this clause (17) will have a scheduled maturity date that is later than the scheduled maturity date of the 2028 Private Exchange Notes and (b) the Total Leverage Ratio immediately after giving pro forma effect to the incurrence of such Indebtedness will be no greater than the lesser of (x) the Total Leverage Ratio immediately before giving pro forma effect to the incurrence of such Indebtedness plus 1.25 to 1.00 and (y) 5.00 to 1.00;

(18)

the incurrence by the Company and any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (18), not to exceed (a) $215.0 million of Indebtedness at any one time outstanding, plus (b) an additional $125.0 million if the First Lien Secured Leverage Ratio, immediately after giving pro forma effect to the incurrence of such Indebtedness, would be no greater than 2.00x (plus, in the case of any Permitted Refinancing Indebtedness, the Additional Refinancing Amount); provided that availability under this clause (18)(b) will be reduced by up to $50.0 million, on a dollar-for-dollar basis, on account of any prepayment or repayment of the 2023 Senior Notes or the 2024 Senior Notes in excess of $200.0 million from (x) cash from operations and (y) cash proceeds from the 2017 Credit Agreement;

(19)

the incurrence by the Company and any Guarantor of additional Indebtedness that is secured by a Lien that is pari passu with the Notes and the 2028 Private Exchange Notes in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (19), not to exceed $50.0 million at any one time outstanding; provided that availability under this clause (19) will be reduced on a dollar-for-dollar basis on account of any Indebtedness incurred pursuant to clause (22);

(20)

the incurrence by the Company and any Restricted Subsidiary of Indebtedness to finance the acquisition, construction or improvement of the GEO HQ, Guarantees by the Company or any Restricted Subsidiary of any such Indebtedness, and extensions, renewals and replacements of any such Indebtedness and Guarantees that do not increase the outstanding principal amount thereof; provided that the aggregate principal amount of Indebtedness permitted by this clause (20), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any such Indebtedness, shall not exceed $50.0 million at any one time outstanding;

(21)	Indebtedness consisting of obligations under any Permitted Convertible Indebtedness Call Transaction; and

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(22)

the incurrence by the Company and any Guarantor of additional Indebtedness on or before October 15, 2024 that is secured by a Lien that is junior to the 2017 Credit Agreement and the Exchange Credit Agreement and senior to the Notes and the 2028 Private Exchanges Notes in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (22), not to exceed $107.0 million minus the principal amount of 2028 Private Exchange Notes issued in exchange for participation 2023 Senior Notes at any one time outstanding; provided that the holders of such Indebtedness or their Designated Representative shall have become party to the First Lien/Second Lien Intercreditor Agreement.

The Company will not, and will not permit any Guarantor to, incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes or such New Notes Guarantee on substantially identical terms; provided, however, that, for all purposes under the Indenture, no Indebtedness of the Company or any Guarantor will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or any Guarantor solely by virtue of being unsecured or by virtue of the fact that the holders of Secured Indebtedness have entered into intercreditor arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

For purposes of determining compliance with the provisions in the Indenture described in this “—Incurrence of Indebtedness and Issuance of Preferred Stock” covenant:

(A)

in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (21) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant; provided that Indebtedness under the Credit Agreements outstanding on the date on which Notes (i) are first issued and authenticated under the Indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt and may not be reclassified and (ii) any Indebtedness incurred pursuant to clause (18) of the definition of Permitted Debt that constitutes First Lien Secured Obligations shall not be reclassified;

(B)

the principal amount of Indebtedness outstanding under any clause of this covenant shall be determined after giving effect to the application of proceeds of any such Indebtedness incurred to refund, refinance or replace any such other Indebtedness to the extent proceeds will be used substantially concurrently with such incurrence;

(C)

in connection with the Company or a Restricted Subsidiary’s entry into an instrument containing a binding commitment in respect of any revolving Indebtedness, the Company may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat all or any portion of such commitment (any such amount elected until revoked as described below, an “Elected Amount”) under any Indebtedness which is to be incurred (or any commitment in respect thereof) or secured by a Lien, as the case may be, as being incurred as of such election date, and (i) any subsequent incurrence of Indebtedness under such commitment (so long as the total amount under such Indebtedness does not exceed the Elected Amount) shall not be deemed, for purposes of any calculation under the indenture, to be an incurrence of additional Indebtedness or an additional Lien at such subsequent time, (ii) the Company may revoke an election of an Elected Amount at any time pursuant to an Officer’s Certificate delivered to the Trustee and (iii) for purposes of all subsequent calculations of the First Lien Secured Leverage Ratio and the Total Leverage Ratio, the Elected Amount (if any) shall be deemed to be outstanding, whether or not such amount is actually outstanding, so long as the applicable commitment remains outstanding;

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(D)

if Indebtedness originally incurred in reliance upon the First Lien Net Leverage Ratio or the Total Leverage Ratio under either clause (17) or (18) of the definition of Permitted Debt is being refinanced under either clause (17) or (18), as applicable, of the definition of Permitted Debt and such refinancing would cause the maximum amount of Indebtedness thereunder to be exceeded at such time, then such refinancing will nevertheless be permitted thereunder and such Indebtedness will be deemed to have been incurred under either clause (17) or (18), as applicable, of the definition of Permitted Debt so long as (x) the Liens, if any, securing such refinancing Indebtedness have a lien priority equal or junior to the Liens securing the Indebtedness being refinanced and (y) the principal amount of such refinancing Indebtedness does not exceed the principal amount of Indebtedness being refinanced;

(E)

notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values; and

(F)

guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind, other than Permitted Liens (the “Initial Lien”), upon any of their property or assets, now owned or hereafter acquired securing any Indebtedness; except, in the case of any property that does not constitute Collateral, any Initial Lien securing any Indebtedness if the Notes are secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured by the Initial Lien.

Any Lien created for the benefit of the Holders of the Notes pursuant to the last clause of the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of or in the form of common stock of the Company, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing such Indebtedness.

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Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries, to create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)

pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2)	make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3)	sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)

agreements governing Existing Indebtedness and the Credit Facilities as in effect on the date of the Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the Indenture;

(2)	the Indenture, the Notes, the New Notes Guarantees the Second Lien Collateral Trust Agreement, the other Security Documents and the First Lien/Second Lien Intercreditor Agreement;

(3)	applicable law, rule, regulation or order;

(4)

any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(5)

customary non-assignment provisions of any contract or agreement entered into in the ordinary course of business and customary provisions restricting subletting or transfer of any interest in real or personal property contained in any lease or easement agreement of the Company or any Restricted Subsidiaries;

(6)	purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

(7)

any agreement for the sale or other disposition of all or substantially all of the assets or Capital Stock of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition of all or substantially all of the assets or Capital Stock of such Restricted Subsidiary;

(8)

Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness with respect to dividends and other payments are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)

Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

Appendix 2 - 27

(10)

provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(11)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(12)

any Indebtedness incurred in compliance with the covenant under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” by any Foreign Subsidiary or any Guarantor, or any agreement pursuant to which such Indebtedness is issued, if the encumbrance or restriction applies only to such Foreign Subsidiary or Guarantor and only in the event of a payment default or default with respect to a financial covenant contained in the Indebtedness or agreement and the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Board of Directors of the Company) and the Board of Directors of the Company determines that any such encumbrance or restriction will not materially affect the Company’s ability to pay interest or principal on the Notes; or

(13)

an arrangement or circumstance arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that does not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiaries in any manner material to the Company or any Restricted Subsidiaries.

Merger, Consolidation or Sale of Assets

The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in an assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries taken as a whole to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto

(1)

either (a) the Company is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, lease, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)

the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, lease, transfer, conveyance or other disposition has been made (i) assumes all the obligations of the Company under the Notes, the Indenture, the Second Lien Collateral Trust Agreement, the other Security Documents (as applicable) and the First Lien/Second Lien Intercreditor Agreement pursuant to agreements reasonably satisfactory to the Trustee and (ii) to the extent required by and subject to the limitations set forth in the Security Documents, agrees to cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens on the Collateral owned by or transferred to such surviving Person, together with such financing statements or comparable documents to the extent required by and subject to the limitations set forth in the Security Documents, as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions;

(3)	no Default or Event of Default exists;

Appendix 2 - 28

(4)

the Company or the other Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, lease, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Total Leverage Ratio test set forth under the covenant described under the caption “—Certain Financial Covenants—Total Leverage Ratio” or (b) have a Total Leverage Ratio that would be no greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction; and

(5)

the Company or the other Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, lease, transfer, conveyance or other disposition has been made will have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, lease, conveyance, transfer, or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Clauses (4) and (5) of this “—Merger, Consolidation or Sale of Assets” covenant will not apply to (a) a transaction the principal purpose of which is to change the state of organization of the Company and that does not have as one of its purposes the evasion of such clause, (b) a sale, transfer or other disposition of assets between or among the Company and any of its Restricted Subsidiaries or (c) any merger or consolidation of a Restricted Subsidiary into the Company.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or amend any contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1)

the Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2)

the Company deliver to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $12.5 million, a resolution of the Board of Directors of the Company set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)

indemnity agreements and reasonable employment arrangements (including severance and retirement agreements) entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary, in each case approved by the disinterested members of the Board of Directors of the Company;

(2)	transactions between or among the Company and/or its Restricted Subsidiaries;

(3)	payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company;

(4)	sales of Equity Interests (other than Disqualified Stock) of the Company;

Appendix 2 - 29

(5)	Permitted Investments and Restricted Payments that are permitted by the provisions of the Indenture described above under the caption “—Restricted Payments”;

(6)

any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans and other reasonable fees, compensation, benefits and indemnities paid or entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business to or with officers, directors or employees of the Company and its Restricted Subsidiaries; and

(7)	any pledge of any Government Operating Agreement to secure Non-Recourse Project Financing Indebtedness related to the facility that is the subject of such Government Operating Agreement; and

(8)

any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby as determined in good faith by the Company.

Additional Note Guarantees

The Company will not permit any of its Restricted Subsidiaries that are not Guarantors, directly or indirectly, to Guarantee the payment of any Indebtedness of the Company or any Guarantor under any Credit Facility or evidenced by bonds, notes or other debt securities in an aggregate principal amount of $50.0 million or more (“Triggering Indebtedness”), unless, in each case, such Restricted Subsidiary within 10 Business Days, executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which New Notes Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of such other Indebtedness (other than the First Lien Secured Obligations).

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(1)	immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)	either

(a)

the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the Indenture, the Security Agreements and its New Notes Guarantee pursuant to a supplemental indenture satisfactory to the Trustee; or

(b)

such sale or other disposition complies with the provisions of the Indenture described under the subheading “—Repurchase at the Option of Holders—Asset Sales,” including the application of the Net Proceeds therefrom.

The New Notes Guarantee of a Guarantor will be released:

(1)

in connection with any sale of all of the assets, or all of the Capital Stock, of a Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale complies with the provisions of the Indenture described under the subheading “—Repurchase at the Option of Holders—Asset Sales”;

(2)	if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture;

Appendix 2 - 30

(3)	upon Legal Defeasance or Covenant Defeasance of the Notes, as described in “—Legal Defeasance and Covenant Defeasance”; or

(4)	upon the substantially concurrent release or termination (other than a termination or release resulting from the payment thereon) of the Guarantee of the applicable Triggering Indebtedness.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be Investments made as of the time of the designation, subject to the limitations on Restricted Payments. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Sale and Leaseback Transactions

The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction; provided that the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

(1)

the Company or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction under the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “—Liens”;

(2)

the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the Fair Market Value and set forth in an Officer’s Certificate delivered to the Trustee, of the property that is the subject of that Sale and Leaseback Transaction; and

(3)

the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Cash Held by Foreign Entities

The Indenture will restrict the Company and its Restricted Subsidiaries from holding over an aggregate amount of Unrestricted Cash at Foreign Subsidiaries as of the last day of any fiscal quarter.

Payments for Consent

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly (including, without limitation, through participation in any transaction in which any Affiliate of the Company does), pay or cause to be paid or provided any consideration, whether by way of interest, fee or otherwise, to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes or the Security Documents, unless such consideration is offered to be paid to all Holders of the Notes, and is paid to all such Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Appendix 2 - 31

Reports

Whether or not required by the Commission, so long as any Notes are outstanding, the Company, upon request, will furnish to the Holders of Notes:

(1)

all quarterly and annual financial and other information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to prospective investors upon request.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the first paragraph of this covenant will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

Notwithstanding the foregoing, if any direct or indirect parent company of the Company provides a full and unconditional Guarantee of the Notes, the reports, information and other documents required to be filed and furnished as described above may be those of such parent company, rather than those of the Company; provided that if and so long as such parent company shall have Independent Assets or Operations, the same is accompanied by consolidating information relating to such parent company, on the one hand, and information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand. The Company will be deemed to have furnished to the Holders of Notes the information and reports referred to in clauses (1) and (2) above, the third paragraph of this covenant and in this paragraph (or such information and reports of a direct or indirect parent company of the Company, if applicable), if such information and reports have been filed with the Commission via the EDGAR filing system (or any successor filing system of the Commission) and are publicly available. “Independent Assets or Operations” means, with respect to any direct or indirect parent company of the Company, that each of the total assets, revenues, income from continuing operations before income taxes and cash flows from operating activities of such parent company, determined on a consolidated basis in accordance with GAAP, but excluding in each case amounts related to its investment in the Company and the Restricted Subsidiaries, as shown in the most recent fiscal quarter financial statements of such parent company (measured on a most recent trailing four fiscal quarter basis with respect to revenues, income from continuing operations before income taxes and cash flows from operating activities), is more than 3.0% of such parent company’s corresponding consolidated amount determined in accordance with GAAP.

Certain Financial Covenants

Total Leverage Ratio

The Company will not permit the Total Leverage Ratio on the last day of any of the Company’s fiscal quarters to exceed 6.50 to 1.00.

Appendix 2 - 32

Senior Secured Leverage Ratio.

The Company will not permit the Senior Secured Leverage Ratio on the last day of any of the Company’s fiscal quarters ending prior to December 31, 2025 to exceed 4.75 to 1.00 and will not permit the Senior Secured Leverage Ratio on the last day of any of the Company’s fiscal quarters ending on or after December 31, 2025 to exceed 3.75 to 1.00.

Interest Coverage Ratio

The Company will not permit the ratio of (a) Adjusted EBITDA for any period of four consecutive fiscal quarters to (b) Interest Expense minus Interest Expense attributable to Indebtedness of Unrestricted Subsidiaries and Other Consolidated Persons that is Non-Recourse to the Company and the Restricted Subsidiaries for such four quarter period, to be less than 1.375 to 1.00.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1)	default for 30 days in the payment when due of interest on the Notes;

(2)	default in the payment when due of the principal of, or premium, if any, on the Notes;

(3)

failure by the Company or any Restricted Subsidiary to comply with the provisions described under the subheadings “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales,” or “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(4)	failure by the Company or any Guarantor for 60 consecutive days after notice to comply with any of the other agreements in the Indenture;

(5)

default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

(a)	is caused by a failure to make any payment due at final maturity of such Indebtedness (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

(6)

failure by the Company or any Restricted Subsidiary to pay final judgments not covered by insurance aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7)

except as permitted by the Indenture, any New Notes Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its New Notes Guarantee;

Appendix 2 - 33

(8)

certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; and

(9)

with respect to any material portion of the Collateral purported to be covered by the Security Documents, (A) the failure of the security interest with respect to such Collateral under the applicable Security Documents, at any time, to be in full force and effect for any reason other than in accordance with the terms of the applicable Security Documents and the terms of the Indenture, the Second Lien Collateral Trust Agreement and the First Lien/Second Lien Intercreditor Agreement, as applicable, or due to the satisfaction in full of all obligations under the Indenture and discharge of the Indenture, if such failure continues for 60 days or (B) the assertion by the Company or any Guarantor, in any pleading in any court of competent jurisdiction, that the security interest with respect to such Collateral under the applicable Security Documents is invalid or unenforceable.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding such notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest. In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any Holders of a majority in principal amount of the then outstanding Notes unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes.

The Company is required to deliver to the Trustee annually a written statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a written statement specifying such Default or Event of Default, its status and what action the Company proposes to take with respect thereto.

No Personal Liability of Directors, Officers, Employees, Stockholders, Members and Partners

No director, officer, manager, employee, incorporator, stockholder, member or partner of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the New Notes Guarantees, the Security Documents and the First Lien/Second Lien Intercreditor Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Appendix 2 - 34

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their New Notes Guarantees and have Liens on the Collateral securing the Notes released (“Legal Defeasance”), except for:

(1)

the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, or interest on, such Notes when such payments are due from the trust referred to below;

(2)

the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Trustee under the Indenture, and the Company’ and the Guarantors’ obligations in connection therewith; and

(4)	the “Legal Defeasance and Covenant Defeasance” provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants and have Liens on the Collateral securing the Notes released (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, all Events of Default described under “—Events of Default and Remedies” (except those relating to payments on the Notes or bankruptcy, receivership, rehabilitation or insolvency events) will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)

the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities or a combination thereof, in amounts as will be sufficient (as to non-callable Government Securities or a combination thereof with U.S. Dollars, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants) to pay the principal of, premium on, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether such Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)

in the case of Legal Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)

in the case of Covenant Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

Appendix 2 - 35

(4)

no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)

such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound;

(6)

the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7)

the Company must have delivered to the Trustee an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law; and

(8)

the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, the Notes, the New Notes Guarantees, the Second Lien Collateral Trust Agreement, the other Security Documents and the First Lien/Second Lien Intercreditor Agreement may be amended or supplemented, subject to the terms of the Second Lien Collateral Trust Agreement and the First Lien/Second Lien Intercreditor Agreement where applicable, with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Notes, the New Notes Guarantees, the Second Lien Collateral Trust Agreement, the other Security Documents or the First Lien/Second Lien Intercreditor Agreement may be waived, subject to the terms of the Second Lien Collateral Trust Agreement and the First Lien/Second Lien Intercreditor Agreement where applicable, with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes); provided that any such amendment, supplement or waiver to release the security interests in the Collateral granted in favor of the Second Lien Collateral Trustee for the benefit of the Trustee and the Holders of the Notes (other than pursuant to the terms of the Indenture, the Security Documents or the First Lien/Second Lien Intercreditor Agreement, as applicable) shall (i) in respect of all or substantially all of the Collateral, require the consent of the Holders 100% in aggregate principal amount of the Notes and (ii) in respect of Collateral with a Fair Market Value greater than $75.0 million (but, for the avoidance of doubt, less than all or substantially all of the Collateral), require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes.

Without the consent of each Holder of the Notes affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)	reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

Appendix 2 - 36

(2)

reduce the principal of or change the fixed maturity of any Note or change the optional redemption dates or optional redemption prices from those stated under the caption “—Optional Redemption” (except amendments or changes to any notice provisions, which may be amended with the consent of Holders of a majority of the Notes);

(3)	reduce the rate of or change the time for payment of interest on any Note;

(4)

waive a Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the Note (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any Note payable in money other than that stated in the Notes;

(6)

make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium on, if any, or interest on, the Notes;

(7)	waive a redemption payment with respect to any Notes (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8)	release any Guarantor from any of its obligations under its New Notes Guarantees or the Indenture, except in accordance with the terms of the Indenture;

(9)	impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the New Notes Guarantees;

(10)

amend, change, modify or remove the obligation of the Company to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with the covenant described under the subheading “—Repurchase at the Option of Holders—Asset Sales” after the obligation to make an Asset Sale Offer has arisen or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the covenant described under the subheading “—Repurchase at the Option of Holders—Change of Control,” after a Change of Control has occurred including, in each case, amending, changing, modifying or removing any definition relating thereto;

(11)	amend, change, modify or remove the Payments for Consent covenant; or

(12)	make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee and the Second Lien Collateral Trustee may amend or supplement, subject to the terms of the Second Lien Collateral Trust Agreement and the First Lien/Second Lien Intercreditor Agreement where applicable, the Indenture, the Notes, the New Notes Guarantees, the Second Lien Collateral Trust Agreement, the other Security Documents or the First Lien/Second Lien Intercreditor Agreement:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated notes in addition to or in place of certificated Notes;

(3)

to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of Notes and New Notes Guarantees and under the applicable Security Documents and the First Lien/Second Lien Intercreditor Agreement, in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable;

Appendix 2 - 37

(4)

to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights of such Holder under the Indenture, the Security Documents or the First Lien/Second Lien Intercreditor Agreement;

(5)	to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6)

to conform the text of the Indenture, the Notes, the New Notes Guarantees, the Second Lien Collateral Trust Agreement, the other Security Documents or the First Lien/Second Lien Intercreditor Agreement to any provision of this “Description of the New Notes” to the extent that such provision in this “Description of the New Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes, the New Notes Guarantees, the Second Lien Collateral Trust Agreement, the other Security Documents or the First Lien/Second Lien Intercreditor Agreement, which intent shall be evidenced by an Officer’s Certificate to that effect;

(7)	[reserved];

(8)	to allow a Guarantor to execute a supplemental indenture and/or New Notes Guarantee for the purpose of providing a New Notes Guarantee in accordance with the provisions of the Indenture;

(9)	to confirm or complete the grant of, secure or expand the Collateral securing, or to add additional assets as Collateral to secure, the Notes and New Notes Guarantees;

(10)

to provide for the accession of any parties to the Second Lien Collateral Trust Agreement, the other Security Documents, the First Lien/Second Lien Intercreditor Agreement and Approved Intercreditor Agreements (and other amendments that are administrative or ministerial in nature), in connection with an incurrence of additional Secured Indebtedness permitted by the Indenture;

(11)

to confirm and evidence the release, subordination, termination or discharge of any New Notes Guarantee or Lien securing the Notes and the New Notes Guarantees pursuant to the Indenture, the Second Lien Collateral Trust Agreement, the other applicable Security Documents and the First Lien/Second Lien Intercreditor Agreement in accordance with or as permitted by the Indenture, the Second Lien Collateral Trust Agreement, the other applicable Security Documents and the First Lien/Second Lien Intercreditor Agreement;

(12)

to evidence and provide for the appointment of a successor or replacement Second Lien Collateral Trustee or separate co-collateral trustee under the Second Lien Collateral Trust Agreement, the other applicable Security Documents or the First Lien/Second Lien Intercreditor Agreement;

(13)	to evidence and provide for the acceptance and appointment under the Indenture of a successor trustee or separate co-trustee thereunder pursuant to the requirements thereof;

(14)	to comply with the rules and procedures of any applicable securities depositary;

(15)

to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Notes pursuant to the provisions of the Indenture; provided that any such actions shall not adversely affect the interests of Holders of the Notes in any material respect; or

(16)	to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the Indenture by more than one trustee.

Appendix 2 - 38

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, and the Collateral shall be released from the Liens in favor of the Second Lien Collateral Trustee and no longer secure the obligations under the Indenture, as applicable, when:

(1)	either

(a)

all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(b)

all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal of, premium on, if any, and interest on, the Notes to the date of maturity or redemption; provided that upon any redemption that requires the payment of a premium, the amount deposited shall be sufficient to the extent that an amount is deposited with the Trustee equal to the premium calculated as of the date of the notice of redemption, with any deficit on the date of redemption only required to be deposited with the Trustee on or prior to the date of redemption (it being understood that any satisfaction and discharge shall be subject to the condition subsequent that such deficit is in fact paid);

(2)

in respect of clause 1(b), no Default or Event of Default with respect to the Notes has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is or are a party or by which the Company or any Guarantor is or are bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3)	the Company or any Guarantor has or have paid or caused to be paid all sums payable by it or them under the Indenture; and

(4)

the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the Trustee becomes a creditor of the Company or any Guarantor, the Indenture will limit the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, as described in the Trust Indenture Act, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

Appendix 2 - 39

The Holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee with respect to the Notes, subject to certain exceptions. The Indenture provides that in case an Event of Default has occurred and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of their own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder has offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“2017 Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of March 23, 2017, by and among the Company, GEO Corrections Holdings, Inc., the Australian borrowers referred to therein, BNP Paribas, as Administrative Agent and the lenders who are, or may from time to time become, a party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (and/or amended and restated) as of the date of the Indenture and as may be further amended (and/or amended and restated), modified, renewed, refunded, replaced or refinanced from time to time, in whole or in part, with the same or different lenders (including, without limitation, any amendment, amendment and restatement, modification, renewal, refunding, replacement or refinancing that increases the maximum amount of the loans made or to be made thereunder).

“2028 Private Exchange Notes” means the 9.500% Senior Secured Second Lien Notes due 2028 issued in a private exchange on the Issue Date, pursuant to the 2028 Private Exchange Notes Indenture.

“2028 Private Exchange Notes Indenture” means the indenture, to be dated as of the Issue Date, by and among the Company, the Initial Guarantors, the 2028 Private Exchange Notes Trustee and the Second Lien Collateral Trustee.

“2028 Private Exchange Notes Trustee” means Ankura Trust Company, LLC, in its capacity as trustee under the 2028 Private Exchange Notes Indenture.

“Acquired Business” means any Facility, Person or business (including, in each case, any collection of assets comprising such Facility, Person or business) that is the subject of a Permitted Acquisition or any other acquisition permitted by the Indenture.

“Acquired Debt” means, with respect to any specified Person:

(1)

Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Refinancing Amount” means, in connection with the incurrence of any Permitted Refinancing Indebtedness, the aggregate principal amount of additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums and original issue discount), accrued and unpaid interest, expenses, defeasance costs and fees in respect thereof.

“Adjusted EBITDA” means, for any period, (a) EBITDA for such period minus (b) the amount, if a positive number, by which the amount of such EBITDA attributable to Unrestricted Subsidiaries, Ravenhall Project Subsidiaries or Other Consolidated Persons (including any public-private partnership of the Company or its Subsidiaries that is an Other Consolidated Person) minus Non-Recourse Debt Service of Unrestricted Subsidiaries, Ravenhall Project Subsidiaries or Other Consolidated Persons (including any public-private partnership of the Company or its Subsidiaries that is an Other Consolidated Person) exceeds 20% of such EBITDA.

Appendix 2 - 40

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Approved Intercreditor Agreement” means, with respect to Second Lien Secured Obligations, the Second Lien Collateral Trust Agreement or any other collateral trust agreement or intercreditor agreement the terms of which are consistent with market terms governing security arrangements for the sharing of Liens or arrangements relating to the distribution of payments, as applicable, at the time the collateral trust agreement or the intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto.

“Asset Sale” means:

(1)

the sale, lease, transfer, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance, transfer or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the subheading “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the subheading “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the covenant described under the subheading “—Repurchase at the Option of Holders—Asset Sales”; and

(2)	the issuance or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company’s Subsidiaries.

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1)

any single transaction or series of related transactions that involves the sale of assets having a Fair Market Value of less than $7.5 million; provided that the aggregate Fair Market Value of all such sales of assets is less than (i) $22.5 million in any fiscal year and (ii) $75.0 million in total, during the term of the Notes;

(2)	a transfer of assets by the Company to any of its Restricted Subsidiaries or by any Restricted Subsidiary to the Company or any other Restricted Subsidiary;

(3)	an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4)	the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5)	the sale or other disposition of cash or Cash Equivalents;

(6)	a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the subheading “—Certain Covenants—Restricted Payments”;

(7)	the unwinding of any Hedging Obligations;

(8)	the settlement or early termination of any Permitted Convertible Indebtedness Call Transaction; and

Appendix 2 - 41

(9)

dispositions of Equity Interests (I) deemed to occur upon the exercise of stock options, warrants or other equity derivatives or settlement of convertible securities if such Equity Interests represent (i) a portion of the exercise price thereof or (ii) withholding incurred in connection with such exercise or (II) upon the exercise of any call options, warrants or rights to purchase (or substantively equivalent derivative transactions) described in the definition of “Permitted Warrant Transaction” in connection with a Permitted Warrant Transaction.

“Asset Sale Offer” has the meaning assigned to that term under the caption “—Repurchase at the Option of Holders—Asset Sales.”

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)	with respect to a limited liability company, the managing member or members, any controlling committee of managing members thereof or board of managers or similar body; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease” means any lease of any property by the Company, any of its Subsidiaries or any Other Consolidated Person, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a consolidated balance sheet of the Company, its Subsidiaries and the Other Consolidated Persons.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a Capital Lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the Issue Date, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into, or exchangeable for or valued by reference to, Capital Stock until and unless any such debt security is converted into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

“Cash Equivalents” means:

(1)	United States dollars;

Appendix 2 - 42

(2)

securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) (“Government Securities”) having maturities of not more than one year from the date of acquisition;

(3)

readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest ratings obtainable from Fitch, Moody’s or S&P with maturities of 12 months or less from the date of acquisition;

(4)

certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreements or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(5)

repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)	commercial paper having the highest rating obtainable from Fitch, Moody’s or S&P and in each case maturing within one year after the date of acquisition;

(7)	money market funds at least 90% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and

(8)

with respect to any Foreign Subsidiary, deposit accounts held by such Foreign Subsidiary in local currency at local commercial banks or savings banks or saving and loan associations in the ordinary course of business.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above; provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within ten business days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1)

the consummation of a transaction related to the direct or indirect sale, transfer, assignment, lease, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company, any Restricted Subsidiary or any Parent Company;

(2)

the approval by the holders of the Voting Stock of the Company or any Parent Company of a plan relating to the liquidation or dissolution of the Company or any Parent Company or, if no such approval is required, the adoption of a plan by the Company or any Parent Company relating to the liquidation or dissolution of the Company or any Parent Company;

(3)

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Parent Company, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of the Company;

(4)

the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the

Appendix 2 - 43

Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Parent Company, becomes, directly or indirectly, the Beneficial Owner of 50% or more of the voting power of all classes of Voting Stock of the Company, other than in each case, in connection with any transaction or series of transactions in which the Company shall become a Wholly Owned Subsidiary of a Parent Company; or

(5)	the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Change of Control Offer” has the meaning assigned to that term under the caption “—Repurchase at the Option of Holders—Change of Control.”

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act, Exchange Act and Trust Indenture Act, then the body performing such duties at such time.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)

the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)

the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3)	the Net Income of any Person acquired during such period for any period prior to the date of such acquisition shall be excluded;

(4)	the cumulative effect of a change in accounting principles shall be excluded;

(5)

the Net Income or loss of any Unrestricted Subsidiary will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(6)

any non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including, but not limited to, any expenses relating to severance, relocation and one-time compensation charges and any expenses directly attributable to the implementation of cost saving initiatives) shall be excluded;

(7)	any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded;

Appendix 2 - 44

(8)	the amount of any restructuring charge, integration costs or other business optimization expenses or reserve shall be excluded;

(9)

any foreign currency translation gains or losses (including gains or losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, shall be excluded;

(10)	any after-tax effect of income (loss) from the early extinguishment or cancellation of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded; and

(11)

any fees, expenses or charges related to any equity offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness not prohibited from being incurred by the Indenture (including a refinancing thereof), whether or not completed or successful, shall be excluded, including (i) such fees, expenses or charges related to the offering of the Notes, the 2028 Private Exchange Notes and the Credit Agreements and (ii) any amendment or other modification of the Notes, the Old Notes, the 2026 Notes, the Exchangeable 2026 Notes and the Credit Agreements.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)	was a member of such Board of Directors on the date of the Indenture; or

(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Credit Agreements” means the 2017 Credit Agreement and the Exchange Credit Agreement.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreements) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, project financings, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended (and/or amended and restated), restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, but excluding, in each case any debt securities.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Asset” means any facility used in a Permitted Business owned or leased by the Company or any Restricted Subsidiary that is subject to a Governmental Authority’s option to purchase or right of reversion under the related Designated Asset Contract.

“Designated Asset Contract” means (a) contracts or arrangements in existence on the date of the Indenture with respect to the following facilities under which a Governmental Authority has the right to purchase such facility for the Designated Asset Value of such facility, or with respect to which there is a right of reversion of all or a portion of the Company’s or a Restricted Subsidiary’s ownership or leasehold interest in such facility: Western Region Detention Facility at San Diego; Central Arizona Correctional Facility; Arizona State Prison Phoenix; Robert A. Deyton Detention Facility; Lawton Correctional Facility; Arizona State Prison Florence; Arizona State Prison Kingman; Abraxas Youth Center (So. Mountain, PA); and Leadership Development Program (So. Mountain, PA); and (b) a contract that is acquired or entered into after the date of the Indenture under which a Governmental Authority has an option to purchase a Designated Asset from the Company or a Restricted Subsidiary for a Designated Asset Value or a right of reversion of all or a portion of the Company’s or such Restricted Subsidiary’s

Appendix 2 - 45

ownership or leasehold interest in such Designated Asset; provided that such contract is acquired or entered into in the ordinary course of business and is preceded by (i) a resolution of the Board of Directors of the Company set forth in an Officer’s Certificate certifying that the acquisition or entering into of such contract has been approved by a majority of the members of the Board of Directors or (ii) an Officer’s Certificate certifying that the acquisition or entering into of such contract has been approved by the Chief Executive Officer of the Company and, in either case, the option to purchase or right of reversion in such contract is on terms the Board of Directors, or the Chief Executive Officer, as applicable, has determined to be reasonable and in the best interest of the Company taking into account the transaction contemplated thereby or by the acquisition thereof.

“Designated Asset Value” means the aggregate consideration to be received by the Company or a Restricted Subsidiary as set forth in a Designated Asset Contract.

“Designated First Priority Representative” has the meaning set forth in the First Lien/Second Lien Intercreditor Agreement.

“Designated Non-Cash Consideration” means the Fair Market Value of total consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the Company’s principal executive officer or principal financial officer, less the amount of cash or Cash Equivalents received in connection with the Asset Sale.

“Designated Representative” means, with respect to any series of Secured Indebtedness, the Trustee, administrative agent, collateral agent, security agent or similar agent under an indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the subheading “—Certain Covenants—Restricted Payments.”

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States, any state of the United States (but not the laws of Puerto Rico) or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any Permitted Convertible Indebtedness or any other debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Credit Agreement” means that certain Credit Agreement, dated as of the Issue Date, by and among the Company, GEO Corrections Holdings, Inc., Alter Domus (US) LLC, as Administrative Agent, and the lenders who are, or may from time to time become, a party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (and/or amended and restated) as of the date of the Indenture and as may be further amended (and/or amended and restated), modified, renewed, refunded, replaced or refinanced from time to time, in whole or in part, with the same or different lenders (including, without limitation, any amendment, amendment and restatement, modification, renewal, refunding, replacement or refinancing that increases the maximum amount of the loans made or to be made thereunder).

Appendix 2 - 46

“Existing Collateral” means that portion of the Collateral that secures the obligations of the Company and the Guarantors under the 2017 Credit Agreement.

“Existing Indebtedness” means the Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreements) in existence on the date of the Indenture (including, without limitation, the Old Notes, the 2026 Notes, the Exchangeable 2026 Notes and the 2028 Private Exchange Notes), until such amounts are repaid.

“Facility” means a correctional, detention, mental health or other facility the principal function of which is to carry out a Permitted Business.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined in good faith by the Company using its reasonable discretion.

“First Lien Secured Obligations” means the Obligations under (i) the Credit Agreements and (ii) any other Indebtedness secured on a pari passu first lien basis with such Obligations; provided that such Indebtedness is expressly permitted to be so incurred, secured and guaranteed on such basis by the then existing documents governing the First Lien Secured Obligations and the Second Lien Secured Obligations and the holders of such Indebtedness or their Designated Representative shall have become party to the First Lien/Second Lien Intercreditor Agreement.

“First Lien Secured Leverage Ratio” means, on any date, the ratio of (a) the result of (i) the aggregate outstanding principal amount of all First Lien Secured Obligations of the Company and its Restricted Subsidiaries on such date (calculated on a consolidated basis without duplication in accordance with GAAP) minus (ii) the sum of (x) the aggregate amount (not less than zero) of Unrestricted Cash on such date plus (y) to the extent included in the calculation under the clause (a)(i) of this definition, the undrawn amount of all outstanding letters of credit on such date to (b) Adjusted EBITDA for the period of four fiscal quarters of the Company ending on or most recently ended fiscal quarter prior to such date.

“First Lien/Second Lien Intercreditor Agreement” means the First Lien/Second Lien Intercreditor Agreement, dated the Issue Date, among the agents for the lenders under the 2017 Credit Agreement and the Exchange Credit Agreement, the Second Lien Collateral Trustee, the Company and the Guarantors.

“First Priority Secured Parties” means the “First Priority Secured Parties” as defined in the First Lien/Second Lien Intercreditor Agreement.

“Fitch” means Fitch Ratings, Inc. and its successors.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not a Domestic Subsidiary.

“Funded Debt” means any Indebtedness in respect of borrowed money or advances or evidenced by loan agreements, bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); provided that Funded Debt shall not include Hedging Obligations or bank product obligations.

“Funds From Operations” for any period means the Consolidated Net Income of the Company and the Restricted Subsidiaries for such period determined in conformity with GAAP after adjustments for unconsolidated partnerships and joint ventures, plus depreciation and amortization of real property (including furniture and equipment) and other Real Estate Assets of the Company and the Restricted Subsidiaries and excluding (to the extent such amount was deducted in calculating such Consolidated Net Income):

(1)	gains or losses from (a) the restructuring or refinancing of Indebtedness or (b) sales of properties;

(2)	non-cash asset impairment charges;

Appendix 2 - 47

(3)	non-cash charges related to redemptions of Preferred Stock of the Company;

(4)	any non-cash compensation expense attributable to grants of stock options, restricted stock or similar rights to officers, directors and employees of the Company and any of its Subsidiaries;

(5)	the amortization of financing fees and the write-off of financing costs;

(6)	any other non-cash charges associated with the sale or settlement of any Hedging Obligations; and

(7)	amortization of intangible assets relating to acquisitions.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession as amended and/or modified from time to time. All ratios and computations contained or referred to in the Indenture shall be computed in conformity with GAAP applied on a consistent basis.

“GEO HQ” means that certain real property located in Boca Raton, Florida described on Schedule I to Amendment No. 1 to the 2017 Credit Agreement (under the heading “GEO Group, Inc. Headquarters Property”), together with all improvements thereto and furniture, fixtures and equipment located therein, in each case owned by any of the Company and its Restricted Subsidiaries.

“Government Operating Agreement” means any management services contract, operating agreement, use agreement, lease or similar agreement with a Governmental Authority relating to a facility in a Permitted Business.

“Governmental Authority” means any nation, province, state, municipality or political subdivision thereof, and any government or any agency or instrumentality thereof exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Government Contract” means a contract between the Company or any Restricted Subsidiary and a Governmental Authority located in the United States or all obligations of any such Governmental Authority as account debtor arising under any Account (as defined in the UCC) now existing or hereafter arising owing to the Company or any Restricted Subsidiary.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness; provided that the pledge of any Government Operating Agreement with respect to any facility to secure Non-Recourse Project Financing Indebtedness related to such facility shall not be deemed a Guarantee.

The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means (i) the Initial Guarantors and any other Restricted Subsidiary that executes a New Notes Guarantee in accordance with the provisions of the Indenture and its respective successors and assigns until released in accordance with the terms of the Indenture and (ii) any Parent Company and any parent entity of the Company that executes a New Notes Guarantee in accordance with the provisions of the Indenture and its respective successors and assigns.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or its Subsidiaries shall be a Hedging Agreement.

Appendix 2 - 48

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction.

“Hedging Agreement” means any:

(1)

interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates;

(2)	foreign exchange contracts, currency swap agreements, currency option agreements and other agreements or arrangements with respect to foreign currency exchange rates; and

(3)

any other agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of banker’s acceptances;

(4)	representing Capital Lease Obligations;

(5)	representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6)	representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term Indebtedness includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person; provided that the pledge of any Government Operating Agreement to secure Non-Recourse Project Financing Indebtedness related to the facility that is the subject of such Government Operating Agreement shall not be deemed Indebtedness) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

Appendix 2 - 49

(2)	the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Installment Sale” means any sale of a property by the Company, any of its Subsidiaries or any Other Consolidated Person, as seller, that should, in accordance with GAAP, be classified and accounted for as an installment sale on a consolidated balance sheet of the Company, its Subsidiaries and the Other Consolidated Persons.

“Interest Expense” means, for any period, the sum, for the Company and its Subsidiaries and Other Consolidated Persons (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest and fees in respect of Indebtedness (including the interest component of any payments in respect of Capital Leases and Synthetic Leases accounted for as interest under GAAP) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Hedging Agreements relating to interest during such period (whether or not actually paid or received during such period) minus (c) interest income (excluding interest income in respect of Capital Leases and Installment Sales) during such period (whether or not actually received during such period).

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP and including the designation of a Restricted Subsidiary as an Unrestricted Subsidiary. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of all Investments in such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the subheading “—Certain Covenants—Restricted Payments.” The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the subheading “—Certain Covenants—Restricted Payments.”

“Issue Date” means the date on which the Notes are initially issued.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction.

“Limited Condition Transaction” means (1) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise and which may include, for the avoidance of doubt, a transaction that may constitute a Change of Control) or other transaction, whose consummation is not conditioned on the availability of, or on obtaining, third party financing, (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock, (3) any Restricted Payment requiring irrevocable notice in advance thereof and (4) any Asset Sale or a disposition excluded from the definition of Asset Sale.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

Appendix 2 - 50

“Net Income” means, with respect to any specified Person for any period, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

(1)

any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any sale of assets outside the ordinary course of business; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

(2)	any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss;

(3)	any loss resulting from impairment of goodwill recorded on the consolidated financial statements of such Person pursuant to ASC 350 “Intangibles—Goodwill and Other Intangible Assets”;

(4)	any loss resulting from the change in fair value of a derivative financial instrument pursuant to ASC 815 “Derivative and Hedging”; and

(5)	amortization of debt issuance costs.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1)

the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale,

(2)	taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements,

(3)	amounts required to be applied to the repayment of Indebtedness, secured by a Lien on the asset or assets that were the subject of such Asset Sale, and

(4)	any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“New Notes Guarantee” means the Guarantee by each Guarantor of the obligations of the Company under the Indenture and the Notes.

“Non-Guarantor Restricted Subsidiary” means a Restricted Subsidiary that is not a Guarantor.

“Non-Recourse” means, with respect to any Indebtedness or other obligation and to any Person, that such Person has not Guaranteed or provided credit support of any kind (including a “Keepwell” arrangement) with respect to such Indebtedness or other obligation, and is not otherwise liable, directly or indirectly, for such Indebtedness or other obligation, and that any action or inaction by such Person, including, without limitation, any default by such Person on its own Indebtedness or other obligations, will not result in any default, event of default, acceleration, or increased financial or other obligations, under or with respect to such Indebtedness or other obligation; provided that any Indebtedness or other obligation of any Unrestricted Subsidiary or Other Consolidated Person that would otherwise be Non-Recourse to the Company and the Restricted Subsidiaries shall not be Non-Recourse to the Company and the Restricted Subsidiaries solely due to (A) any investment funded at the time or prior to the incurrence of such Indebtedness or other obligation or (B) the assignment by the Company or any Restricted Subsidiary of its rights under any Government Operating Agreement to secure Indebtedness of an Unrestricted Subsidiary, or Indebtedness or other obligations of any Other Consolidated Person, related to such Government Operating Agreement.

“Non-Recourse Debt Service” means, with respect to any Person, for any period, the sum of, without duplication (a) the net interest expense of such Person with respect to Indebtedness that is Non-Recourse to the Company and the Restricted Subsidiaries, determined for such period, without duplication, on a consolidated or combined basis, as the case may be, in accordance with GAAP, (b) the scheduled principal payments required to be made during such period by such Person with respect to Indebtedness that is Non-Recourse to the Company and the Restricted Subsidiaries and (c) rent expense for such period associated with Indebtedness that is Non-Recourse to the Company and the Restricted Subsidiaries.

Appendix 2 - 51

“Non-Recourse Project Financing Indebtedness” means any Indebtedness of a Subsidiary (the “Project Financing Subsidiary”) incurred in connection with the acquisition, construction or development of any Facility (and any Attributable Debt in respect of a Sale and Leaseback Transaction entered into in connection with (i) the acquisition, construction or development of any Facility by the Company and its Restricted Subsidiaries after the date of the Indenture or (ii) any vacant land upon which a Facility related to any Permitted Business is to be built):

(1)	where either the Company, a Restricted Subsidiary or such Project Financing Subsidiary operates or is responsible for the operation of the facility pursuant to a Government Operating Agreement;

(2)

as to which neither the Company nor any of its Restricted Subsidiaries, other than such Project Financing Subsidiary, (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness or Attributable Debt), it being understood that neither (i) equity Investments funded at the time of or prior to the incurrence of such Indebtedness or Attributable Debt, nor (ii) the pledge by the Company or any Restricted Subsidiary of the Government Operating Agreement relating to such facility shall be deemed credit support or an Investment or (b) is directly or indirectly liable as a guarantor or otherwise;

(3)

where, upon the termination of the management services contract with respect to such facility, neither the Company nor any of its Restricted Subsidiaries, other than the Project Financing Subsidiary, will be liable, directly or indirectly, to make any payments with respect to such Indebtedness or Attributable Debt (or, in each case, any portion thereof);

(4)

the Interest Expense related to such Indebtedness or Attributable Debt is fully serviced by a payment pursuant to a Government Operating Agreement with respect to such facility (the “Non- Recourse Interest Payment”); and

(5)

such Project Financing Subsidiary has no assets other than the assets, including any ownership or leasehold interests in such facility and any working capital, reasonably related to the design, construction, management and financing of the facility

“Note Documents” means the Indenture, the Notes, the New Notes Guarantees, the Security Documents and the First Lien/Second Lien Intercreditor Agreement.

“Obligations” means any principal, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, an Assistant Secretary or any Vice-President of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Company by one Officer of the Company that meets the requirements of the Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of the Indenture. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Other Consolidated Persons” means Persons, none of the Equity Interests of which are owned by the Company or any of its Subsidiaries, whose financial statements are required to be consolidated with the financial statements of the Company in accordance with GAAP.

Appendix 2 - 52

“Parent Company” means any Person so long as such Person (i) holds, directly or indirectly, 100% of the total voting power of the Capital Stock of the Company and (ii) provides a New Notes Guarantee; and at and after the time such Person acquired such voting power, (x) no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) shall be or become a Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the Capital Stock of such Person and (y) each of the total assets, revenues, income from continuing operations before income taxes and cash flows from operating activities of such Person, determined on a consolidated basis in accordance with GAAP, but excluding in each case amounts related to its investment in the Company, as shown in the most recent fiscal quarter financial statements of such Person (measured on a most recent trailing four fiscal quarter basis with respect to revenues, income from continuing operations before income taxes and cash flows from operating activities), is not more than 3.0% of such Person’s corresponding consolidated amount determined in accordance with GAAP.

“Permitted Acquisition” means an acquisition by the Company or a Restricted Subsidiary of a Facility, all of the Equity Interests of a Person or all or substantially all of the assets and related rights constituting an ongoing business, in each case primarily constituting a Permitted Business, and, in each case, where each of the following conditions is satisfied:

(1)	at the time of such acquisition, both before and immediately after the consummation thereof, no default or Event of Default shall have occurred and be continuing;

(2)

unless the consideration paid for such acquisition (including, without duplication, the assumption of Indebtedness and aggregate amount of Indebtedness of the subject of such acquisition remaining outstanding after the consummation thereof) is less than $15,000,000, Subject EBITDA for the period of four fiscal quarters of the proposed Acquired Business ended most recently before the consummation of such acquisition, was greater than zero;

(3)

the Total Leverage Ratio and Senior Secured Leverage Ratio on the last day of the period of four fiscal quarters of the Company ended most recently before the consummation of such acquisition for which financial statements are available, calculated on a pro forma basis as if the acquisition had occurred on the first day of such period, and giving pro forma effect to all payments, prepayments, redemptions, retirements, sinking fund payments, and borrowings, issuances and other incurrences, of Indebtedness from and after such date through and including the date of the consummation of such acquisition, is at least 0.25x below the Total Leverage Ratio and Senior Secured Leverage Ratio, respectively, required to be maintained pursuant to the covenant described under “—Certain Financial Covenants” on such day;

(4)

such acquisition shall be consummated such that, after giving effect thereto, the subject of such acquisition shall be one or more Restricted Subsidiaries or (to the extent constituting assets that are not Persons) shall be acquired directly by the Company and/or one or more of its Restricted Subsidiaries; and

(5)

such acquisition of Equity Interests was not preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by or on behalf of, the Company or a Restricted Subsidiary.

“Permitted Bond Hedge Transaction” means (a) any call option or capped call option (or substantively equivalent derivative transaction) on the common stock of the Company purchased by the Company or any of its Subsidiaries in connection with an incurrence of Permitted Convertible Indebtedness and (b) any call option or capped call option (or substantively equivalent derivative transaction) replacing or refinancing the foregoing; provided that (x) the sum of (i) the purchase price for any Permitted Bond Hedge Transaction occurring after the Issue Date plus (ii) the purchase price for any Permitted Bond Hedge Transaction it is refinancing or replacing, if any, minus (iii) the cash proceeds received upon the termination or the retirement of the Permitted Bond Hedge Transaction it is replacing or refinancing, if any, less (y) the sum of (i) the cash proceeds from the sale of the related Permitted Warrant Transaction plus (ii) the cash proceeds from the sale of any Permitted Warrant Transaction refinancing or replacing such related Permitted Warrant Transaction, if any, minus (iii) the amount paid upon termination or retirement of such related Permitted Warrant Transaction, if any, does not exceed the net cash proceeds from the incurrence of the related Permitted Convertible Indebtedness.

Appendix 2 - 53

“Permitted Business” means the business and any services, activities or businesses incidental, or reasonably related or complementary or similar to, any line of business engaged in by the Company and its Subsidiaries as of the Issue Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto, including the provision of services or goods to Governmental Authorities.

“Permitted Convertible Indebtedness” means Indebtedness of the Company or any of the Restricted Subsidiaries (which may be Guaranteed by the Guarantors) permitted to be incurred pursuant to the Indenture that is (1) convertible into or exchangeable for common stock of the Company (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (2) sold as units with call options, warrants, rights or obligations to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of the Company and/or cash (in an amount determined by reference to the price of such common stock).

“Permitted Convertible Indebtedness Call Transaction” means any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.

“Permitted Investments” means:

(1)	any Investment in the Company or in a Guarantor;

(2)	any Investment in cash or Cash Equivalents;

(3)	any Investment by the Company or any Restricted Subsidiary of the Company that constitutes a Permitted Acquisition;

(4)

any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the subheading “—Repurchase at the Option of Holders—Asset Sales”;

(5)

any Investments received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(6)	(i) Hedging Obligations entered into the ordinary course of business and not for any speculative purpose and (ii) Permitted Convertible Indebtedness Call Transactions;

(7)

other Investments in any other Person (other than an Unrestricted Subsidiary) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (7) not to exceed: (a) $40.0 million; plus (b) the net reductions in Investments made pursuant to this clause (7) resulting from distributions on or repayments of such Investments or from the net cash proceeds from the sale or other disposition of any such Investment; provided that the net reduction in any Investment shall not exceed the amount of such Investment;

(8)

payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(9)

loans or advances to employees made in the ordinary course of business of the Company or any Restricted Subsidiary not to exceed $5.0 million outstanding at any one time for all loans or advances under this clause (9);

(10)

stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

Appendix 2 - 54

(11)

Investments in existence on the date of the Indenture (after giving effect to the contemplated use of proceeds, including reduction in existing Investments in Unrestricted Subsidiaries in connection with the Refinancing Transactions);

(12)

Investments that are made or received in exchange for Equity Interests (other than Disqualified Stock) of the Company, except to the extent used to make a Restricted Payment under the subheading “—Certain Covenants—Restricted Payments” that is not made in reliance upon this clause (12);

(13)

any Investments made or acquired with the net cash proceeds of a substantially concurrent issuance or sale of Equity Interests (other than Disqualified Stock) of the Company, except to the extent used to make a Restricted Payment under the subheading “—Certain Covenants—Restricted Payments” that is not made in reliance upon this clause (13);

(14)

any Investments in Persons that are not Affiliates or Permitted Joint Ventures of the Company or its Subsidiaries, nor Other Consolidated Persons, made for the purpose of acquiring, constructing or improving Facilities owned or leased by such Persons, in an aggregate amount not exceeding 2.75% of consolidated total assets of the Company, its Subsidiaries and the Other Consolidated Persons (calculated on a consolidated basis without duplication in accordance with GAAP) at any time outstanding; provided that the Company, a Restricted Subsidiary of the Company that is a Wholly Owned Subsidiary or a Permitted Joint Venture has entered, or concurrently with any such Investment, enters into or assumes a Government Operating Agreement with respect to assets of such Person that are used or useful in a Permitted Business and such Government Operating Agreement will become Collateral pursuant to the Security Documents;

(15)

Investments consisting of the financing of the sale of equipment (including Capital Leases) to customers in connection with any contract for services entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(16)	additional Investments in the Ravenhall Project Subsidiaries for the purpose of expansion and maintenance of the Facilities owned by the Ravenhall Project Subsidiaries not to exceed A$75.0 million;

(17)

subject to the satisfaction of the Unrestricted Subsidiary Investment Conditions, Investments in Unrestricted Subsidiaries, Permitted Joint Ventures or Other Consolidated Persons made pursuant to this clause (17) not to exceed the sum of (i) $70.0 million plus (ii) the aggregate amount of dividends, distributions, returns of capital or other payments received in cash by the Company and the Restricted Subsidiaries from Unrestricted Subsidiaries in respect of Equity Interests of Unrestricted Subsidiaries, except to the extent used to make a Restricted Payment under the subheading “—Certain Covenants—Restricted Payments” that is not made in reliance upon subclause (ii) of this clause (17);

(18)

Investments in Unrestricted Subsidiaries for the purpose of construction or improvement of Facilities made pursuant to this clause (18) not to exceed $75.0 million at any time outstanding (calculated as the aggregate amount invested minus the aggregate amount recovered in respect of such Investment); provided that any such Investment made pursuant to this clause (18) must also be in connection with the Incurrence of a Non-Recourse financing that requires the Facility to be located in such Unrestricted Subsidiary; and

Appendix 2 - 55

(19)

Investments in any amount not to exceed 5.0% of the aggregate amount of the Funds From Operations accrued on a cumulative basis for the period (taken as one accounting period) from the Issue Date, to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Investment; provided that (i) the Company would, at the time of making such Investment and after giving pro forma effect thereto as if such Investment had been made at the beginning of the applicable four-quarter period, have been in pro form compliance with a Total Net Leverage Ratio not in excess of 4.75 to 1.00 and (ii) any Investment made in an Unrestricted Subsidiary shall be subject the satisfaction of the Unrestricted Subsidiary Investment Conditions at the time of making such Investment.

“Permitted Joint Venture” means any Person that is engaged in a Permitted Business and in which the Company or any of its Restricted Subsidiaries directly owns (A) at least 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of such Person and (B) at least 50% of the Equity Interests in such Person.

“Permitted Liens” means:

(1)

Liens on any assets (including real or personal property) of the Company and any Restricted Subsidiary securing Indebtedness and other Obligations under (i) Credit Facilities incurred pursuant to clause (1) of the definition of “Permitted Debt”, (ii) the Notes and any Permitted Refinancing Indebtedness thereof and (iii) the 2028 Private Exchange Notes and any Permitted Refinancing Indebtedness thereof, in each case that were permitted to be incurred by the terms of the Indenture;

(2)	Liens in favor of the Company or the Guarantors;

(3)

Liens on property and assets of a Person existing at the time such Person is merged with or into, or becomes a Restricted Subsidiary of, the Company to secure any Indebtedness incurred under clause (15) of the definition of “Permitted Debt” in connection with a Permitted Acquisition; provided that such Liens were in existence prior to the contemplation of such merger or acquisition and do not extend to any other property or assets of the Company or any Restricted Subsidiary other than those of the Person merged into with the Company or the Restricted Subsidiary or that becomes such Restricted Subsidiary and the obligations secured by such Liens;

(4)

Liens on property and assets existing at the time of acquisition of such property and assets by the Company or any Restricted Subsidiary pursuant to a Permitted Acquisition; provided that (i) such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired by the Company or the Restricted Subsidiary and (ii) the obligations secured by such Liens do not exceed $37.5 million at any one time outstanding;

(5)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)	Liens to secure Indebtedness (including Capital Lease Obligations) incurred under clause (4) of the definition of “Permitted Debt” covering only the assets acquired with such Indebtedness;

(7)	Liens existing on the date of the Indenture;

(8)

Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9)

Liens securing Permitted Refinancing Indebtedness; provided that any such Lien does not extend to or cover any property, Capital Stock or Indebtedness other than the property, shares or debt securing the Indebtedness so refunded, refinanced or extended;

(10)	Attachment or judgment Liens not giving rise to a Default or an Event of Default;

Appendix 2 - 56

(11)	Liens on the Capital Stock of Unrestricted Subsidiaries securing Indebtedness of such Unrestricted Subsidiaries;

(12)	Liens incurred with respect to obligations that do not exceed $15.0 million at any one time outstanding;

(13)	Liens on deposits or other amounts held in escrow to secure payments (contingent or otherwise) payable by the Company or any Restricted Subsidiary with respect to any Permitted Acquisition;

(14)

pledges or deposits under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Company or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary or deposits or cash or Government Securities to secure surety or appeal bonds to which the Company or any Restricted Subsidiary is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(15)

Liens imposed by law, including carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(16)

encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of the Company or a Restricted Subsidiary or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company or such Restricted Subsidiary;

(17)	Liens securing Hedging Obligations so long as the related Indebtedness is secured by a Lien on the same property securing such Hedging Obligations;

(18)	leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(19)	normal customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(20)

Liens on assets of a Project Financing Subsidiary securing Non-Recourse Project Financing Indebtedness of such Project Financing Subsidiary and Liens on any Government Operating Agreement securing Non-Recourse Project Financing Indebtedness related to the facility that is the subject of such Government Operating Agreement;

(21)	any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense (other than property that is the subject of a Sale and Leaseback Transaction);

(22)

an interest of the kind referred to in section 12(3) of the Personal Property Securities Act 2009 (Cth) in force in Australia where the transaction concerned does not, in substance, secure payment or performance of an obligation;

(23)	Liens securing Indebtedness and other Obligations under clause (11) of the definition of “Permitted Debt”;

Appendix 2 - 57

(24)

Liens securing Indebtedness and other Obligations under clauses (18) of the definition of “Permitted Debt”; provided that the holders of such Indebtedness or their Designated Representative shall have become party to the First Lien/Second Lien Intercreditor Agreement.

(25)

Liens securing Indebtedness and other Obligations under clauses (19) of the definition of “Permitted Debt ; provided that (i) such Indebtedness is secured by a Lien that is pari passu with the Notes and the 2028 Exchange Notes and (ii) the holders of such Indebtedness or their Designated Representative shall have become party to the First Lien/Second Lien Intercreditor Agreement;

(26)

Liens securing Indebtedness and other Obligations under clauses (22) of the definition of “Permitted Debt ; provided that (i) such Indebtedness is secured by a Lien that is (x) junior to the Liens securing the 2017 Credit Agreement and the Exchange Credit Agreement and (y) senior to the Liens securing the Notes and the 2028 Exchange Notes and (ii) the holders of such Indebtedness or their Designated Representative shall have become party to the First Lien/Second Lien Intercreditor Agreement; and

(27)

the assignment of rights under any Government Contract (other than any material Government Contract) by the Company or any of its Restricted Subsidiaries to secure Indebtedness and other Obligations of any Unrestricted Subsidiary related to such Government Contract related to contracts specifically connected to the facility owned by such Unrestricted Subsidiary.

For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above, the Company may, in its sole discretion, classify or reclassify such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and the Company may divide and classify a Lien in more than one of the types of Permitted Liens in one of the above clauses.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in repayment of, exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, repay, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness and Disqualified Stock of the Company or a Restricted Subsidiary); provided that:

(28)

the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, repaid, defeased or refunded (plus the Additional Refinancing Amount);

(29)

such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, repaid, defeased or refunded;

(30)

if the Indebtedness being extended, refinanced, renewed, replaced, repaid, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, repaid, defeased or refunded;

(31)

such Indebtedness is incurred either by the Company or by any Restricted Subsidiary who is an obligor on the Indebtedness being extended, refinanced, renewed, replaced, repaid, defeased or refunded; and

Appendix 2 - 58

(32)	to the extent the Indebtedness being refinanced is secured, any Liens securing such Indebtedness shall have a Lien priority equal to or junior to the Liens securing the Indebtedness being refinanced.

“Permitted Warrant Transaction” means any call options, warrants or rights to purchase (or substantively equivalent derivative transactions) on common stock of the Company purchased or sold by the Company or any of its Subsidiaries substantially concurrently with a Permitted Bond Hedge Transaction.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Rating Agencies” means:

(33)	Fitch;

(34)	Moody’s;

(35)	S&P; or

(36)

if any of Fitch, Moody’s or S&P or all three shall not make a rating of the Notes publicly available, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act (or any successor provision), selected by the Company, which shall be substituted for Fitch, Moody’s or S&P or all three, as the case may be.

“Ravenhall Project Subsidiaries” means, collectively, GEO Australasia Holdings Pty Ltd, GEO Australasia Finance Holdings Pty Ltd, GEO Australasia Finance Holding Trust, GEO Ravenhall Holdings Pty Ltd, GEO Ravenhall Finance Holdings Pty Ltd, GEO Ravenhall Finance Holding Trust, GEO Ravenhall Pty Ltd, GEO Ravenhall Finance Pty Ltd, GEO Ravenhall Trust, GEO Ravenhall Finance Trust, Ravenhall Finance Co. Pty Ltd, and any direct or indirect subsidiary of the foregoing entities, in each case to the extent a Subsidiary of the Company.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to property with a book value in excess of $5.0 million now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to another Person and the Company or a Restricted Subsidiary leases it from such Person other than a lease properly characterized pursuant to GAAP as a Capital Lease Obligation, other than transfers and leases among the Company and any Restricted Subsidiaries or among Restricted Subsidiaries.

“Second Lien Collateral Trust Agreement” means the collateral trust agreement, dated as of the Issue Date (as amended, restated, supplemented or otherwise modified), among the Company, the Guarantors, the Trustee, the 2028 Private Exchange Notes Trustee and the Second Lien Collateral Trustee.

“Second Lien Collateral Trustee” means Ankura Trust Company, LLC, in its capacity as collateral trustee for the Second Priority Secured Parties under the Second Lien Collateral Trust Agreement, together with its successors in such capacity.

Appendix 2 - 59

“Second Lien Secured Obligations” means the Obligations under the Indenture and any other Indebtedness secured on a pari passu second lien basis with the Obligations under the Notes (including the Obligations under the 2028 Private Exchange Notes); provided that such Indebtedness is expressly permitted to be so incurred, secured and guaranteed on such basis by the then-existing documents governing the First Lien Secured Obligations and the Second Lien Secured Obligations and the holders of such Indebtedness or their Designated Representative shall have become party to the First Lien/Second Lien Intercreditor Agreement.

“Second Priority Secured Parties” means the “Secured Parties” as defined in the Second Lien Collateral Trust Agreement.

“Secured Debt Default” has the meaning set forth in the Second Lien Collateral Trust Agreement.

“Secured Debt Document” has the meaning set forth in the Second Lien Collateral Trust Agreement.

“Secured Debt Representative” has the meaning set forth in the Second Lien Collateral Trust Agreement.

“Secured Indebtedness” means any Indebtedness of the Company or any of the Restricted Subsidiaries secured by a Lien.

“Senior Secured Leverage Ratio” means, on any date, the ratio of (a) the result of (i) the aggregate outstanding principal amount of all secured Indebtedness of the Company and its Restricted Subsidiaries on such date (calculated on a consolidated basis without duplication in accordance with GAAP) minus (ii) the sum of (x) the aggregate amount (not less than zero) of Unrestricted Cash on such date plus (y) to the extent included in the calculation under the clause (a)(i) of this definition, the undrawn amount of all outstanding letters of credit on such date to (b) Adjusted EBITDA for the period of four fiscal quarters of the Company ending on or most recently ended prior to such date.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” has the meaning set forth in the Second Lien Collateral Trust Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of its date of issue, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subject EBITDA” means, for any period, for any Acquired Business, the sum of the following for such period (calculated without duplication on a consolidated basis for such Acquired Business and its Subsidiaries to the fullest extent practicable in accordance with GAAP (and, if such Acquired Business consists of assets rather than a Person, as if such Acquired Business were a Person)) (a) net operating income (or loss) plus (b) the sum of the following to the extent deducted in determining such net operating income: (i) income and franchise taxes, (ii) interest expense, (iii) amortization, depreciation and other non-cash charges (excluding insurance reserves), and (iv) extraordinary losses.

“Subsidiary” means, with respect to any specified Person:

(1)

any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

Appendix 2 - 60

(2)

any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Synthetic Leases” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money Indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

“Total Leverage Ratio” means, on any date, the ratio of (a) the result of the following calculation: (i) the aggregate outstanding principal amount of all Indebtedness of the Company, its Subsidiaries and the Other Consolidated Persons on such date (calculated on a consolidated basis without duplication in accordance with GAAP) minus (ii) the sum of (x) the aggregate amount (not less than zero) of Unrestricted Cash on such date plus (y) the aggregate outstanding principal amount of all Indebtedness of the Unrestricted Subsidiaries and the Other Consolidated Persons on such date that is Non-Recourse to the Company and its Restricted Subsidiaries plus (z) to the extent included in the calculation under the clause (a)(i) of this definition, the undrawn amount of all outstanding letters of credit on such date to (b) Adjusted EBITDA for the period of four fiscal quarters of the Company and its Restricted Subsidiaries ending on or most recently ended prior to such date.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unoccupied Facility” means any prison facility owned by the Company or a Restricted Subsidiary which for the fifty-two week period ending on the date of measurement has had an average occupancy level of less than 15%.

“Unrestricted Cash” means cash and Cash Equivalents held by the Company and its Restricted Subsidiaries that are not subject to any Lien or preferential arrangement in favor of any Person to protect such Person against loss and are not part of any funded reserve established by the Company or any of its Restricted Subsidiaries required by GAAP.

“Unrestricted Subsidiary” means (a) CSC of Tacoma, LLC, GEO International Holdings, LLC, Florina Insurance Company, GEO Design Services, Inc., certain dormant Domestic Subsidiaries and all Foreign Subsidiaries of the Company in existence as of the date of the Indenture; and (b) any other Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution; and (c) any direct or indirect Subsidiary of any Subsidiary described in clauses (a) or (b).

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, consolidation or other business combination transaction, or Investment therein) to be an Unrestricted Subsidiary only if:

(1)

such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; and

(2)	such designation and the Investment of the Company in such Subsidiary complies with the covenant described above under the subheading “—Certain Covenants—Restricted Payments.”

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the subheading “—Certain Covenants—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the subheading “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” the Company will be in default

Appendix 2 - 61

of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the subheading “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

“Unrestricted Subsidiary Investments Conditions” means satisfaction of each of the following conditions:

(1)	such Investment may not consist of material intellectual property or Equity Interests in any Subsidiary that owns any material intellectual property;

(2)

such Investment must be made: (i) in the ordinary course of business of the Company and its Restricted Subsidiaries; (ii) for the bona fide (as determined by a majority of the Company’s independent members of its Board of Directors) purpose of developing, expanding or promoting a Permitted Business (1) conducted (or anticipated to be conducted, pursuant to reasonably specific plans) by such Person, and that (2) in the Company’s good-faith determination could not be conducted by a Restricted Subsidiary without materially hindering the achievement of such purpose; and (iii) not for the purpose of (1) making such invested property (or the proceeds thereof) available to support the liquidity requirements of the Company and its Restricted Subsidiaries following the occurrence of a Default or Event of Default; (2) making such invested property (or the proceeds thereof) available as collateral or other credit support for any financing that is effectively or structurally senior to the Second Lien Secured Obligations, other than a financing that is Non-Recourse to the Company and the Restricted Subsidiaries and is incurred to promote the same bona fide purpose as such Investment; or (3) otherwise hindering or delaying the Second Priority Secured Parties’ exercise of their rights and remedies under the Note Documents;

(3)

any such Investment in an aggregate amount greater than $5.0 million (whether individually or taken together with any related series of such Investments), must be approved by the Board of Directors of the Company;

(4)

if such Investment is made other than in cash or Cash Equivalents and in an amount greater than $5.0 million on an individual basis and $10.0 million in the aggregate over the course of the Notes, such Investment shall require independent appraisal(s) or other valuation made by a valuation firm (such appraisal or valuation (and all supporting documentation therefor) to be delivered to the Trustee (for further distribution to the Holders of the Notes) prior to or substantially concurrently with the consummation of any applicable Investment); and

(5)	prior to making any such Investment, the Company shall deliver to the Trustee an Officers’ Certificate certifying compliance with the conditions set forth in this definition.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing

(1)

the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, or liquidation preference, as the case may be, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

Appendix 2 - 62

(2)	the then outstanding aggregate principal amount or liquidation preference, as the case may be, of such Indebtedness.

“Wholly Owned Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interest of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

Appendix 2 - 63

APPENDIX 3

Revolving Credit Lender Participation Schedule

[Revolving Credit Lender Participation Schedule Omitted]

EXHIBIT B

Form of Revolving Credit Lender Transferee Joinder

The undersigned (the “Transferee”) hereby (a) acknowledges that it has read and understands the Transaction Support Agreement (the “Agreement”), dated as of July 18, 2022, entered into by and among (i) The GEO Group, Inc. (“GEO”), (ii) certain direct and indirect subsidiaries of GEO (collectively with GEO, the “Company”), (iii) [Transferor’s Name] (the “Transferor”) and the other Consenting Revolving Credit Lenders (as defined in the Agreement), (iv) the Consenting Term Lenders (as defined in the Agreement), (v) the Consenting Senior Noteholders (as defined in the Agreement), and (vi) the Administrative Agent (as defined in the Agreement); and (b) with respect to the Revolving Credit Loans (as defined in the Agreement) and the Revolving Credit Commitments (as defined in the Agreement) acquired from Transferor, agrees to be bound to the terms and conditions of the Agreement to the extent that Transferor was thereby bound and to make (and be deemed to have made) all of the representations, warranties, covenants, and elections of the Transferor thereunder, in each case without modification, and shall be deemed a Consenting Revolving Credit Lender under the terms of the Agreement. All Revolving Credit Loans and Revolving Credit Commitments held by the Transferee (now or hereafter) shall be subject in all respects to the Agreement.

Date Executed: _________, 2022

[Name of Transferee]

By:
Name:
Title:

Loans Acquired:

Commitments Acquired:

Holdings: $

of Revolving Credit Loans

Holdings: $

of Revolving Credit Commitments

EXHIBIT C

Form of Term Lender Transferee Joinder

The undersigned (the “Transferee”) hereby (a) acknowledges that it has read and understands the Transaction Support Agreement (the “Agreement”), dated as of July 18, 2022, entered into by and among (i) The GEO Group, Inc. (“GEO”), (ii) certain direct and indirect subsidiaries of GEO (collectively with GEO, the “Company”), (iii) [Transferor’s Name] (the “Transferor”) and the other Consenting Term Lenders (as defined in the Agreement), (iv) the Consenting Revolving Credit Lenders (as defined in the Agreement), (v) the Consenting Senior Noteholders (as defined in the Agreement), and (vi) the Administrative Agent (as defined in the Agreement); and (b) with respect to the Term Loans (as defined in the Agreement) acquired from Transferor, agrees to be bound to the terms and conditions of the Agreement to the extent that Transferor was thereby bound and to make (and be deemed to have made) all of the representations, warranties, covenants, and elections of the Transferor thereunder, in each case without modification, and shall be deemed a Consenting Term Lender under the terms of the Agreement. All Term Loans held by the Transferee (now or hereafter) shall be subject in all respects to the Agreement.

Date Executed: _________, 2022

[Name of Transferee]

By:
Name:
Title:

Term Loans Acquired:

Holdings: $
of Term Loans

EXHIBIT D

Form of Senior Noteholder Transferee Joinder

The undersigned (the “Transferee”) hereby (a) acknowledges that it has read and understands the Transaction Support Agreement (the “Agreement”), dated as of July 18, 2022, entered into by and among (i) The GEO Group, Inc. (“GEO”), (ii) certain direct and indirect subsidiaries of GEO (collectively with GEO, the “Company”), (iii) [Transferor’s Name] (the “Transferor”) and the other Consenting Senior Noteholders (as defined in the Agreement), (iv) the Consenting Revolving Credit Lenders (as defined in the Agreement), (v) the Consenting Term Lenders (as defined in the Agreement), and (vi) the Administrative Agent (as defined in the Agreement); and (b) with respect to the Senior Notes (as defined in the Agreement) acquired from Transferor, agrees to be bound to the terms and conditions of the Agreement to the extent that Transferor was thereby bound and to make (and be deemed to have made) all of the representations, warranties, covenants, and elections of the Transferor thereunder, in each case without modification, and shall be deemed a Consenting Senior Noteholder under the terms of the Agreement. All Senior Notes held by the Transferee (now or hereafter) shall be subject in all respects to the Agreement.

Date Executed: _________, 2022

[Name of Transferee]

By:
Name:
Title:

Senior Notes Acquired (by Series):

2023:	$
2024:	$
2026:	$

Holding (by Series):

2023:	$
2024:	$
2026:	$